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Marathon Petroleum Corporation

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Marathon Petroleum Corporation

2020

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Wednesday, April 29, 2020
10 a.m. Eastern Daylight Time (EDT)

Notice of 2020 Annual Meeting of Shareholders

Dear Shareholder,		Date: Time: Place:	Wednesday, April 29, 2020 10 a.m. EDT The Auditorium of Marathon Petroleum Corporation 539 South Main Street Findlay, Ohio 45840
You are invited to participate in Marathon Petroleum Corporation’s 2020 Annual Meeting of Shareholders.

Voting Matters	Board Recommendation

Proposal 1:	FOR
To approve an amendment to the Certificate of Incorporation to phase out the classified Board of Directors

		☑	Your vote is important.
➢ See page 4
Proposal 2:	FOR each director nominee for Class III
To elect the four director nominees for Class III named in the Proxy Statement		Whether or not you plan to attend the Annual Meeting, please vote as soon as possible using one of the following methods:

➢ See page 5
Proposal 3:	FOR
To ratify the appointment of our independent auditor for 2020			Internet
Follow the instructions in the Notice.
➢ See page 26
Proposal 4:	FOR		Telephone
To approve, on an advisory basis, our named executive officer compensation			Call the toll-free number on your proxy card or voting instruction form.

➢ See page 67
Proposals 5-6:	FOR Proposal 5, and AGAINST Proposal 6		Mail
If properly presented at the meeting, on two shareholder proposals			Return your completed and signed proxy card or voting instruction form in the provided envelope.

➢ See page 68

We will also transact any other business that may properly come before the meeting or any adjournment or postponement thereof.		Please see “FAQs About Voting and the Annual Meeting” for more information.

Shareholders of record at the close of business on Monday, March 2, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting. See “FAQs About Voting and the Annual Meeting” for more information.

Important Notice Regarding the Internet Availability of Proxy Materials: The Proxy Statement and the Marathon Petroleum Corporation Annual Report are available at www.proxyvote.com.

We thank you for your continued support and look forward to seeing you at the Annual Meeting.

By order of the Board of Directors,

Molly R. Benson Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary

The proxy materials, including the Proxy Statement, the Marathon Petroleum Corporation Annual Report
and the proxy card, or the Notice Regarding the Availability of Proxy Materials, are being distributed on or about
March 16, 2020 to all shareholders entitled to vote.

Table of Contents

Proxy Statement	1	Executive Compensation Discussion and Analysis

Corporate Governance

		Executive Summary	27
Key Corporate Governance Practices	2
		How We Set Executive Compensation	31
Recent Governance Enhancements	2
		Executive Compensation Program	33
Governance Framework	3
		Compensation Governance	43
Proposal 1. Amend the Company’s Certificate of Incorporation to Phase out the Classified Board of Directors
		Compensation and Organization Development Committee Report	45
	✓
		Executive Compensation Tables	46
Proposal 2. Election of Directors	✓
		2019 Summary Compensation Table	46
Director Biographies	6
		2019 Grants of Plan-Based Awards	48
Board Composition and Director Selection	12
		Outstanding Equity Awards at 2019 Fiscal Year-End	50
Director Candidates	12

Director Independence	12	Option Exercises and Stock Vested in 2019	53

Director Skills and Experience	13	Post-Employment Benefits for 2019	54

Board Diversity	14	2019 Nonqualified Deferred Compensation	60

Proxy Access	14	Potential Payments Upon Termination or Change in Control	63

Board Refreshment	14
		CEO Pay Ratio	66
Majority Voting for Directors	14

How the Board Conducts Its Business	15	Proposal 4. Approve, on an Advisory Basis, Our Named Executive Officer Compensation	✓

Board Leadership Structure	15

Board Meetings and Attendance	15
		Shareholder Proposals	68
Board Committees	16

		Proposal 5. Simple Majority Vote	✓
Board Evaluations	18
		Proposal 6. Community Impacts Report	✗
Communicating with the Board	18

Board Oversight	19	Other Information

Oversight of Risk Management	19
		Stock Ownership Information	71
Executive Succession Planning	20
		Related Party Transactions	73
Corporate Responsibility and Sustainability	20
		FAQs About Voting and the Annual Meeting	76
Political Engagement and Disclosure	22

Director Compensation	23
		Appendix I	I-1

Audit Matters

Auditor Fees and Services	25
Audit Committee Report	26
Proposal 3. Ratify the Independent Auditor for 2020	✓

Proxy Statement
We are providing this Proxy Statement and related materials because our Board of Directors is soliciting your proxy to vote shares at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 29, 2020, beginning at 10 a.m. EDT at the Auditorium of Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840, and at any adjournment or postponement of the meeting. This Proxy Statement and the enclosed proxy card are being first made available to shareholders on or about March 16, 2020. All shareholders are invited to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
This Proxy Statement and our 2019 Annual Report are also available at www.proxyvote.com.

References throughout this Proxy Statement to “the Company,” “MPC,” “we” or “our” refer to Marathon Petroleum Corporation. References to “MPLX” refer to MPLX LP, a publicly traded master limited partnership we control through our ownership of approximately 63% of its outstanding common units and our ownership of its general partner. References to “Andeavor” refer to Andeavor LLC (formerly Andeavor), which we acquired effective October 1, 2018 (the “Andeavor Merger”). References to “ANDX” refer to Andeavor Logistics LP, which MPLX acquired effective July 30, 2019 (the “ANDX Merger”).
Gary R. Heminger, who has served as our Chief Executive Officer (“CEO”) since we became a public company in 2011, and as the Chairman of the Board since 2016, has announced his plans to retire as an officer and director of MPC concurrent with the conclusion of the Annual Meeting on April 29, 2020. The Board has formed a special committee to oversee the search for our new CEO.
Our principal executive offices are located at 539 South Main Street, Findlay, OH 45840, and our telephone number is (419) 422-2121. We maintain a website at www.marathonpetroleum.com. The information on our website is not a part of this Proxy Statement.

2020 Proxy Statement	1

Corporate Governance
Key Corporate Governance Practices
The Board of Directors believes that our commitment to high ethical standards and strong corporate governance benefits all our stakeholders, including our shareholders, employees, business partners, customers, communities, the government and others who have a stake in how we operate. Our key corporate governance practices include:

Shareholder right to call a special meeting of shareholders	2	Annual Board and committee self-evaluations	18
		Risk oversight by the full Board and its committees
			19
Substantial majority of independent directors	12
		Extensive voluntary disclosures in the areas of corporate responsibility and sustainability
Proxy access shareholder right to submit director nominations for inclusion in our proxy statement	14		20

		Extensive voluntary disclosures on our political spending
			22
Majority voting standard for uncontested director elections	14
		Robust shareholder engagement program	29
Strong Lead Director role reinforces effective independent leadership on the Board	15	Meaningful stock ownership guidelines for executive officers
			43

Independent directors meet regularly in executive session	15	Prohibition on hedging and pledging our stock	43

		Recoupment/Clawback policy	43
Three fully independent standing Board committees	16

Recent Governance Enhancements
We believe good governance is critical to achieving long-term shareholder value. We approach governance in a strategic and thoughtful manner, taking into consideration multiple perspectives, including those of our Board, our Corporate Governance and Nominating Committee, our shareholders, experts and other stakeholders, to align on what makes the most sense for our Company. We continuously look for ways to enhance our corporate governance and increase value to our shareholders. Recent governance enhancements include:

◆	2020

	▶	Submitting to our shareholders, for consideration at the 2020 Annual Meeting, an amendment to our Certificate of Incorporation providing for annual elections for all directors

◆	2019

	▶	Amended our Corporate Governance Principles to require, commencing in 2020, individual director evaluations for directors whose terms expire at the next annual meeting

◆	2018

	▶	Amended our Bylaws to give shareholders owning at least 25% of our common stock the right to call a special meeting of shareholders

	▶	Amended our Corporate Governance Principles to expressly affirm the Board’s commitment to actively seek diverse candidates for Board service

	▶	Amended our Bylaws to eliminate the 80% supermajority requirement for Bylaw amendments, so that the approval threshold for Bylaw amendments is now a majority of outstanding shares

◆	2016

	▶	Amended our Bylaws to provide proxy access for shareholders

2	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Governance Framework
Our Corporate Governance Principles, our Bylaws and the charters of our Board committees together implement the governance principles we believe are best for our shareholders and provide the framework for our governance processes. They address, among other things, the primary roles, responsibilities and oversight functions of the Board and its committees, director independence, committee composition, the lead director role, the process for director selection and director qualifications, Board, committee and individual director evaluations, director indemnification and shareholder rights, including the right to call a special meeting, shareholders’ right to proxy access, director compensation and director retirement and resignation.
Our Code of Business Conduct, which applies to all of our directors, officers and employees, defines our expectations for ethical decision-making, accountability and responsibility. Our Code of Ethics for Senior Financial Officers, which is specifically applicable to our CEO, Chief Financial Officer, Controller, Treasurer and other leaders performing similar roles, affirms the principle that the honesty, integrity and sound judgment of our senior executives with responsibility for preparation and certification of our financial statements are essential to the proper functioning and success of our Company. Printed copies of these documents are available upon request to our Corporate Secretary. We would post on our website any amendments to, or waivers from, either of these codes requiring disclosure under applicable rules within four business days following any such amendment or waiver.
Our Whistleblowing as to Accounting Matters Policy establishes procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and provides for the confidential, anonymous submission of concerns by our employees or others regarding questionable accounting or auditing matters.
Our Conflicts of Interest Policy provides guidance on recognizing and resolving real or apparent conflicts of interest. This policy acknowledges that business decisions on behalf of the Company must be made through the exercise of independent judgment in the Company’s best interest and not influenced by the personal interests of decision-makers.

Find more online

The following are available on our website at www.marathonpetroleum.com/Investors/Corporate-Governance/

▶	Corporate Governance Principles	▶	Code of Ethics for Senior Financial Officers
▶	Bylaws	▶	Whistleblowing as to Accounting Matters Policy
▶	Board Committee Charters	▶	Conflicts of Interest Policy
▶	Code of Business Conduct

2020 Proxy Statement	3

PROPOSAL 1. AMEND CERTIFICATE OF INCORPORATION

Proposal 1. Amend the Company’s Restated Certificate of Incorporation to Phase Out the Classified Board of Directors

▶
Our Restated Certificate of Incorporation provides for a staggered Board divided into three classes of directors, with each class elected for a three-year term. We are asking our shareholders to approve an amendment to the Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2022 annual meeting.
	✓	The Board recommends a vote FOR this proposal.

Following discussion with certain of our investors, the Board has agreed, and believes it is advisable and in the best interests of the Company and its shareholders, to amend our Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2022 annual meeting of shareholders (the “Declassification Amendment”). The Board recommends that shareholders approve the Declassification Amendment, which is attached to this Proxy Statement as Appendix I.
The proposed Declassification Amendment will amend Article Six of our Restated Certificate of Incorporation to provide that our classified Board structure will be phased out beginning at the Annual Meeting such that from and after the 2022 annual meeting of shareholders, all directors will be up for election and will serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal. Pursuant to the Declassification Amendment, the phase-out of the classified Board commences with the Annual Meeting at which the Class III directors will be up for election and each such director will be elected for a one-year term. At the 2021 annual meeting of shareholders, the Class I and Class III directors will be up for election, and each such director will be elected for a one-year term. Finally, at the 2022 annual meeting of shareholders, all classes of directors will be up for election, and each director elected at the 2022 annual meeting of shareholders (and at all annual meetings thereafter) will be elected for a one-year term and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal.
The Declassification Amendment also provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, before the 2022 annual meeting of shareholders would serve the remainder of the term for the class to which they are elected.
Under Delaware law, directors of companies that have a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, and directors of companies that do not have a classified board may be removed with or without cause. Article Six of our Restated Certificate of Incorporation provides that a director may be removed from office only with cause and upon the approval of holders of 80% of the voting power of the then outstanding shares of stock entitled to vote in the election of directors. The Declassification Amendment will amend such provision to provide that, beginning with the 2022 annual meeting of shareholders (that is, when our Board is no longer classified) a director may be removed from office with or without cause and upon the approval of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors.
This description of the proposed Declassification Amendment is only a summary of the proposed amendments to our Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article Six of our Restated Certificate of Incorporation, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix I.
The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote is required to approve this proposal.
If our shareholders approve the proposed Declassification Amendment, we intend to file a Certificate of Amendment setting forth the Declassification Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware during the Annual Meeting, after the certification of the vote on this Proposal 1 and prior to the closing of the polls on Proposal 2 regarding the election of directors. The Declassification Amendment will become effective upon the filing and effectiveness of the Certificate of Amendment. In that case, each of the Class III directors who are nominated for election at the Annual Meeting would stand for election under Proposal 2 for a one-year term expiring at the 2021 annual meeting. At the 2021 annual meeting, each of the Class III and Class I directors who are nominated for election would be elected for a one-year term. At the 2022 annual meeting and at

4	Marathon Petroleum Corporation

PROPOSAL 2. ELECTION OF DIRECTORS

annual meetings after 2022, all nominees for director would be elected for a one-year term. This would result in the entire Board being elected annually for one-year terms beginning at the 2022 annual meeting of shareholders.
If our shareholders do not approve this proposed amendment to the Restated Certificate of Incorporation, our Board will remain classified, and the Class III directors will stand for election under Proposal 2 for a three-year term.
The Declassification Amendment does not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.
The Board also intends to approve conforming amendments to our Bylaws, contingent upon shareholder approval of the Declassification Amendment.
Proposal 2. Election of Directors
The Board of Directors, which oversees the management of our business and affairs, currently is divided into three classes of directors, with one class being elected each year for a three-year term. The Board has set the current number of directors at twelve, with four directors in each class. Our shareholders elect one class each year for a three-year term. The members of Class III are due to stand for election at the 2020 Annual Meeting.
As previously announced, Mr. Heminger plans to retire as a director and officer of MPC concurrent with the conclusion of the 2020 Annual Meeting, and is thus not standing for reelection to the Board as a Class III director. The Board has nominated Ms. Tomasky, currently a member of Class I, as a nominee for Class III.
Proposal 1 requests that our shareholders approve an amendment to our Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2022 annual meeting of shareholders. If Proposal 1 is approved, we intend to file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware during the Annual Meeting, after the certification of the vote on Proposal 1 and prior to the closing of the polls on this Proposal 2. The Declassification Amendment will become effective upon such filing and effectiveness. In that case, each Class III director nominee will stand for election under this Proposal 2 for a one-year term expiring at the 2021 annual meeting of shareholders. If Proposal 1 is not approved, our Board will remain classified, and each Class III director nominee will stand for election under this Proposal 2 for a three-year term expiring at the 2023 annual meeting of shareholders.

▶	The Board, acting upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following individuals as Class III directors for election to the Board:		✓	The Board recommends a vote FOR each director nominee.

	Steven A. Davis	John P. Surma
	J. Michael Stice	Susan Tomasky

Our Board recommends that shareholders vote FOR the election to the Board of each Class III director nominee. We expect each nominee will be able to serve if elected.

A director vacancy may be filled by a majority vote of the remaining directors. Any director elected in this manner would hold office until expiration of the term of office of the class to which he or she has been elected.

2020 Proxy Statement	5

PROPOSAL 2. ELECTION OF DIRECTORS

Director Nominees for Class III

Steven A. Davis
Former Chairman and CEO, Bob Evans Farms, Inc.

Key Qualifications and Experience

	▶	Senior leadership experience as former CEO	▶	Operations experience
	▶	Industry expertise	▶	Director of other public companies
	▶	Risk management experience

Career Highlights:
	▶	Chairman and CEO and member of the board of directors of Bob Evans Farms, Inc., a foodservice and consumer products company (2006-2014)

Independent Director Age: 61 Director since: 2013 MPC Board Committees: Compensation and Organization Development Corporate Governance and Nominating	▶	President of Long John Silver’s and A&W All-American Food Restaurants (2002-2006)
	▶	Held senior executive and operational positions at Yum! Brands’ Pizza Hut division and Kraft General Foods

Current Public Company Directorships: Legacy Acquisition Corp. (since 2017); PPG Industries, Inc. (since 2019)

Past Public Company Directorships: Sonic Corp. (2016-2018); Walgreens Boots Alliance, Inc. (2009-2015)

Education: Bachelor of Science in Business Administration, University of Wisconsin at Milwaukee; Master of Business Administration, University of Chicago

Other Professional Experience and Community Involvement:
	▶	Member, Board of Directors, Albertsons Companies, Inc. (since 2015)
	▶	Member, International Board of Directors for the Juvenile Diabetes Research Foundation

J. Michael Stice
Dean of the Mewbourne College of Earth & Energy, The University of Oklahoma

Key Qualifications and Experience

	▶	Senior leadership experience as former CEO	▶	Operations experience
	▶	Industry expertise	▶	Director of other public companies
	▶	Risk management experience

Career Highlights:
	▶	Dean, Mewbourne College of Earth & Energy at The University of Oklahoma (since 2015)
	▶	CEO (2009-2014) and member of the board of directors (2012-2015) of Access Midstream Partners L.P., a gathering and processing master limited partnership
Independent Director Age: 60 Director since: 2017 MPC Board Committees: Audit Corporate Governance and Nominating
	▶	Nearly 30 years’ service in positions of increasing responsibility at ConocoPhillips and its predecessor companies, including as President of ConocoPhillips Qatar (2003-2008)

Current Public Company Directorships: U.S. Silica Holdings, Inc. (since 2013); Spartan Energy Acquisition Corp. (since 2018); MPLX GP LLC (since 2018)

Past Public Company Directorships: Access Midstream Partners GP, L.L.C. (2012-2015); MarkWest Energy GP L.L.C. (2015); SandRidge Energy, Inc. (2015-2016); Williams Partners GP LLC (2015)

Education: Bachelor of Science in Chemical Engineering, The University of Oklahoma; Master of Science in Business, Stanford University; Doctor of Education in Organizational Leadership, The George Washington University

6	Marathon Petroleum Corporation

PROPOSAL 2. ELECTION OF DIRECTORS

John P. Surma
Retired Chairman and CEO, United States Steel Corporation

Key Qualifications and Experience

	▶	Senior leadership experience as former CEO	▶	Operations experience
	▶	Financial expertise	▶	Government/regulatory experience
	▶	Industry expertise	▶	Director of other public companies
	▶	Risk management experience

Career Highlights:
	▶	CEO (2004-2013) and Executive Chairman (2006-2013) of United States Steel Corporation; President and Chief Operating Officer (2003-2004); Vice Chairman and CFO (2002-2003)
Independent Director Age: 65 Director since: 2011 MPC Board Committees: Audit Corporate Governance and Nominating (Chair)
	▶	Executive roles at Marathon Oil Corporation (1997-2001), including President, Speedway SuperAmerica LLC and President, Marathon Ashland Petroleum

	▶	Price Waterhouse LLP (1976-1997), admitted to the partnership in 1987

Current Public Company Directorships: Concho Resources Inc.* (since 2014); Trane Technologies plc (formerly Ingersoll-Rand plc) (since 2013); MPLX GP LLC (since 2012); Public Service Enterprise Group Inc. (since 2019)

Past Public Company Directorships: United States Steel Corporation (2001-2013)
Education: Bachelor of Science in Accounting, Pennsylvania State University
Other Professional Experience and Community Involvement:
	▶	Appointed by President Barack Obama to the President’s Advisory Committee for Trade Policy and Negotiations (2010-2014), served as Vice Chairman

	▶	Former Chair, board of the Federal Reserve Bank of Cleveland
* Mr. Surma is presently serving his last term on the Concho Resources Inc. board and will not stand for reelection in 2020.	▶	Executive Staff Assistant to the Federal Reserve Board’s Vice Chairman, as part of the President’s Executive Exchange Program in Washington, D.C. (1983)

	▶	Member, board of the University of Pittsburgh Medical Center; former Chairman, board of the National Safety Council

Susan Tomasky
Retired President of AEP Transmission, a business division of American Electric Power Co.

Key Qualifications and Experience

	▶	Senior leadership experience	▶	Government/regulatory experience
	▶	Financial expertise	▶	Director of other public companies
	▶	Risk management experience

Career Highlights:
	▶	President of AEP Transmission, a division of American Electric Power Co., Inc. (2008-2011)
▶
Various executive officer positions at American Electric Power Co., including Executive Vice President and General Counsel (1998-2001), Executive Vice President of Finance and CFO (2001-2006), and Executive Vice President of Shared Services (2006-2008)

Independent Director Age: 66 Director since: 2018 MPC Board Committees: Audit (Chair) Sustainability

	▶	Former Partner in the Energy Group at Hogan & Hartson (now Hogan Lovells), a law firm
	▶	General Counsel, Federal Energy Regulatory Commission (1993-1997)
Current Public Company Directorships: Public Service Enterprise Group Inc. (since 2012)
Past Public Company Directorships: Summit Midstream Partners GP, LLC (2012-2018); Andeavor (2011-2018), including service as Lead Director (2014-2018)

Education: Bachelor of Liberal Arts, University of Kentucky; Juris Doctor, The George Washington University Law School

Other Professional Experience and Community Involvement:
	▶	Member, Board of Trustees, Kenyon College
	▶	Former Director, board of the Federal Reserve Bank of Cleveland
	▶	Advisory Board member, Fidelity Equity and High Income Mutual Fund Board of Trustees

2020 Proxy Statement	7

PROPOSAL 2. ELECTION OF DIRECTORS

Continuing Class I Directors—Current Terms Expire in 2021

Abdulaziz F. Alkhayyal
Retired Senior Vice President, Industrial Relations, Saudi Aramco

Key Qualifications and Experience

	▶	Senior leadership experience	▶	Operations experience
	▶	Industry expertise	▶	Director of other public companies
	▶	Risk management experience

Career Highlights:
▶
Senior Vice President of Industrial Relations (2007-2014), Senior Vice President of Refining, Marketing and International (2001-2007), Senior Vice President, International Operations (2000-2001) of Saudi Arabian Oil Company (Saudi Aramco)

Independent Director Age: 66 Director since: 2016 MPC Board Committees: Audit Compensation and Organization Development Sustainability (Chair)
	▶	Thirty-three year career at Saudi Aramco beginning in various field positions and progressing through management roles of increasing responsibility

Current Public Company Directorships: Halliburton Company (since 2014)
Past Public Company Directorships: None

Education: Bachelor of Science in Mechanical Engineering, University of California, Irvine; Master of Business Administration, University of California, Irvine; Advanced Management Program, University of Pennsylvania

Other Professional Experience and Community Involvement:
	▶	Member, Board of Directors, Saudi Electricity Company (since 2018)
	▶	Member, Board of Directors, National Gas & Industrialization Company (since 2019)
	▶	Member, Board of Directors for the International Youth Foundation

Jonathan Z. Cohen
Chairman and CEO, Hepco Capital Management, LLC

Key Qualifications and Experience

	▶	Senior leadership experience as former CEO	▶	Risk management experience
	▶	Industry expertise	▶	Director of other public companies

Career Highlights:
	▶	Chairman and CEO of Hepco Capital Management, a private family investment firm (since 2016)

▶
Chairman of the Board (since 2018) and CEO (2017-2018), Falcon Minerals Corporation, a mineral rights acquisition and management company; Founder and CEO of its predecessor, Osprey Energy Acquisition Corp. (2016-2018); Co-Executive Chairman of Osprey Technology Acquisition Corp. (since 2019)

Independent Director Age: 49 Director since: 2019

	▶	President (2003-2016) and CEO (2004-2016), Resource America, Inc., an asset management company

	▶	Co-founder and various executive roles at Atlas Pipeline Partners, LP and Atlas Energy, Inc.
Current Public Company Directorships: Falcon Minerals Corporation (since 2017); Atlas Energy Group, LLC (since 2012); Titan Energy, LLC (since 2016)

Past Public Company Directorships: Energen Corporation (2018)
Education: Bachelor of Arts, University of Pennsylvania; Juris Doctor, American University School of Law

Other Professional Experience and Community Involvement:
	▶	Co-founder, Castine Capital Management, LLC
	▶	Chairman, Executive Committee, Lincoln Center Theater
	▶	Trustee, East Harlem School; Trustee, Arete Foundation; Trustee, American School of Classical Studies in Athens, Greece

8	Marathon Petroleum Corporation

PROPOSAL 2. ELECTION OF DIRECTORS

James E. Rohr
Retired Chairman and CEO, The PNC Financial Services Group, Inc.

Key Qualifications and Experience

	▶	Senior leadership experience as former CEO	▶	Risk management experience
	▶	Financial expertise	▶	Director of other public companies

Career Highlights:
	▶	Chairman and CEO (2000-2013) and Executive Chairman (2013-2014) of The PNC Financial Services Group, Inc.

	▶	Over 40 years at The PNC Financial Services Group, Inc. in various roles of increasing responsibility; oversaw PNC’s expansion into new markets and led PNC to record growth
Lead Independent Director Age: 71 Director since: 2013 MPC Board Committees: Audit Compensation and Organization Development (Chair)
Current Public Company Directorships: Allegheny Technologies Incorporated (since 1996)

Past Public Company Directorships: General Electric Company (2013-2018); BlackRock, Inc. (1999-2014); The PNC Financial Services Group, Inc. (1990-2014); EQT Corporation (1996-2019), including service as Chairman (2018-2019)

Education: Bachelor of Arts, University of Notre Dame; Master of Business Administration, The Ohio State University

Other Professional Experience and Community Involvement:
	▶	Member, Board of Directors, ECHO Realty, L.P.
	▶	Member, Board of Directors, The Heinz Endowments
	▶	Chairman, Board of Trustees, Carnegie Mellon University
	▶	Member, Board of Trustees, University of Notre Dame

2020 Proxy Statement	9

PROPOSAL 2. ELECTION OF DIRECTORS

Continuing Class II Directors—Current Terms Expire in 2022

Evan Bayh
Senior Advisor, Apollo Global Management

Key Qualifications and Experience

	▶	Senior leadership experience in government	▶	Government/regulatory experience
	▶	Financial expertise	▶	Director of other public companies
	▶	Risk management experience

Career Highlights:
	▶	Senior Advisor, Apollo Global Management, a private equity firm (since 2011)
▶
U.S. Senator (1999-2011); served on a number of committees, including Banking, Housing and Urban Affairs; Armed Services; Energy and Natural Resources; Select Committee on Intelligence; Small Business and Entrepreneurship; Special Committee on Aging; chaired the International Trade and Finance Subcommittee

Independent Director Age: 64 Director since: 2011 MPC Board Committees: Audit Corporate Governance and Nominating

	▶	Governor of the State of Indiana (1989-1997); Secretary of State (1986-1989)
	▶	Senior Advisor and Of Counsel, Cozen O’Connor Public Strategies, a law firm (2018-2019)
	▶	Partner, McGuireWoods LLP, a global diversified law firm (2011-2018)
Current Public Company Directorships: Berry Global Group, Inc. (since 2011); Fifth Third Bancorp (since 2011); RLJ Lodging Trust (since 2011)

Past Public Company Directorships: None
Education: Bachelor of Science in Business Economics, Indiana University; Juris Doctor, University of Virginia

Charles E. Bunch
Retired Chairman and CEO, PPG Industries

Key Qualifications and Experience

	▶	Senior leadership experience as former CEO	▶	Operations experience
	▶	Financial expertise	▶	Director of other public companies
	▶	Risk management experience

Career Highlights:
	▶	Chairman and CEO (2005-2015) and Executive Chairman (2015-2016) of PPG Industries, Inc. a global supplier of paints and coatings

Independent Director Age: 70 Director since: 2015 MPC Board Committees: Compensation and Organization Development Corporate Governance and Nominating	▶	President, Chief Operating Officer and board member of PPG Industries (2002-2005)
▶
Thirty-six year career at PPG Industries, serving in various roles in finance and planning, marketing and general management in the United States and Europe, including as Senior Vice President of Strategic Planning and Corporate Services and Executive Vice President, Coatings

Current Public Company Directorships: ConocoPhillips (since 2014); Mondelez International, Inc. (since 2016); The PNC Financial Services Group, Inc. (since 2007)

Past Public Company Directorships: H.J. Heinz Company (2003-2013); PPG Industries, Inc. (2002-2016)

Education: Bachelor of Science in International Affairs, Georgetown University; Master of Business Administration, Harvard University Graduate School of Business Administration

Other Professional Experience and Community Involvement:
	▶	Former Chairman, board of the Federal Reserve Bank of Cleveland

10	Marathon Petroleum Corporation

PROPOSAL 2. ELECTION OF DIRECTORS

Edward G. Galante
Retired Senior Vice President and Member of the Management Committee, Exxon Mobil Corporation

Key Qualifications and Experience

	▶	Senior leadership experience	▶	Operations experience
	▶	Industry expertise	▶	Director of other public companies
	▶	Risk management experience

Career Highlights:
	▶	Senior Vice President and Management Committee member of Exxon Mobil Corporation (2001-2006)

Independent Director Age: 69 Director since: 2018 MPC Board Committees: Compensation and Organization Development Sustainability	▶	More than 30 years at Exxon Mobil Corporation in roles of increasing responsibility, including Executive Vice President of ExxonMobil Chemical Company (1999-2001)

Current Public Company Directorships: Celanese Corporation (since 2013), Lead Director (since 2016); Clean Harbors, Inc. (since 2010); Linde PLC (since 2018)

Past Public Company Directorships: Andeavor (2016-2018); Praxair, Inc. (2007-2018); Foster Wheeler AG (2008-2014)

Education: Bachelor of Science in Civil Engineering, Northeastern University
Other Professional Experience and Community Involvement:
	▶	Member, Board of Directors, United Way Foundation of Metropolitan Dallas
	▶	Vice Chairman, Board of Trustees, Northeastern University

Kim K.W. Rucker
Former Executive Vice President, General Counsel and Secretary, Andeavor

Key Qualifications and Experience

	▶	Senior leadership experience	▶	Government/regulatory experience
	▶	Industry expertise	▶	Director of other public companies
	▶	Risk management experience

Career Highlights:
	▶	Executive Vice President, General Counsel and Secretary of Andeavor (2016-2018); Executive Vice President and General Counsel of Tesoro Logistics GP, LLC (2016-2018)

Independent Director Age: 53 Director since: 2018 MPC Board Committees: Sustainability	▶	Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary of Kraft Foods Group, Inc., a grocery manufacturing and processing company (2012-2015)

	▶	Senior Vice President, General Counsel and Chief Compliance Officer (2008-2012) and Corporate Secretary (2009-2012) of Avon Products, Inc.

	▶	Senior Vice President, Corporate Secretary and Chief Governance Officer of Energy Future Holdings Corp. (formerly TXU Corp.) (2004-2008)

	▶	Former Partner in the Corporate & Securities group at Sidley Austin LLP, a law firm
Current Public Company Directorships: Celanese Corporation (since 2018); Lennox International Inc. (since 2015)

Past Public Company Directorships: None
Education: Bachelor of Arts in Economics, University of Iowa; Juris Doctor, Harvard Law School; Master in Public Policy, John F. Kennedy School of Government at Harvard University

Other Professional Experience and Community Involvement:
	▶	Member, Board of Trustees, Johns Hopkins Medicine
	▶	Member, Board of Directors, Haven for Hope

2020 Proxy Statement	11

CORPORATE GOVERNANCE

Board Composition and Director Selection
Our Corporate Governance Principles set forth the processes for director selection and the establishment of director qualifications. The Board has delegated the director recruitment process to the Corporate Governance and Nominating Committee with input from our Chairman/CEO and Lead Director.
The Board believes that it, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds and viewpoints necessary to oversee our business and ensure an effective mix of perspectives. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. The Corporate Governance and Nominating Committee also develops and maintains a long-term plan for Board composition that takes into consideration the current strengths, skills and experience of members of the Board, our director retirement policy and our strategic direction.
Director Candidates
The Corporate Governance and Nominating Committee assesses candidates for membership on the Board. The Committee may work with a third-party professional search firm to assist with identifying and evaluating director candidates and their credentials. The Committee has the authority to retain and terminate any such firm, including the authority to approve the firm’s fees and other retention terms.
The Committee may also consider candidates recommended by shareholders. Shareholder candidates will be evaluated in accordance with the criteria for director selection described herein. See “Proxy Access” below for more information on the proxy access provision of our Bylaws and “FAQs About Voting and the Annual Meeting” for instructions on how shareholders may submit director nominations for our 2021 annual meeting in accordance with our Bylaws.
Mr. Galante and Mses. Rucker and Tomasky were appointed to the Board effective October 1, 2018, pursuant to the terms of the merger agreement whereby we acquired Andeavor. Mr. Cohen was appointed to the Board effective December 16, 2019, pursuant to an agreement with Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. dated December 15, 2019.
Director Independence
No director is deemed to be independent unless the Board affirmatively determines that the director meets the independence standards in our Corporate Governance Principles, has no material relationship with us other than as a director and satisfies the independence requirements of the New York Stock Exchange (“NYSE”) and applicable Securities and Exchange Commission (“SEC”) rules. The Board determines director independence at least annually, considering all relevant facts and circumstances including, without limitation:

▶
Transactions between the director and us directly, immediate family members of the director or organizations with which the director is affiliated, including those further discussed under “Related Party Transactions” below;

▶	Any service by the director on the board of a company with which we conduct business;

▶	The frequency and dollar amounts associated with any such transactions; and

▶	Whether any such transactions are at arm’s length in the ordinary course of business and on terms and conditions similar to those with unrelated parties.

The Board has affirmatively determined that the following directors are independent:
	Abdulaziz F. Alkhayyal	Steven A. Davis	J. Michael Stice
	Evan Bayh	Edward G. Galante	John P. Surma
	Charles E. Bunch	James E. Rohr	Susan Tomasky
	Jonathan Z. Cohen	Kim K.W. Rucker

Mr. Heminger, who currently serves as our Chairman and CEO, and Mr. Goff, who served as our Executive Vice Chairman during 2019, were not considered to be independent.

11 independent directors

12	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Director Skills and Experience
In evaluating director candidates and recommending incumbent directors for renomination, the Corporate Governance and Nominating Committee considers a variety of factors, including each nominee’s independence, personal and professional accomplishments, integrity and judgment, record of public service and ability to devote sufficient time to our affairs. In addition to these fundamental requirements, our directors represent a diverse range of critical skills, experience and perspectives that contribute to sound governance and effective oversight of our operations, risks and long-term strategy. The most important of these are:

Senior Leadership Experience
We believe directors with experience in significant leadership positions bring the qualifications and skills to oversee and develop our strategy to drive long-term value. They also possess strong abilities to motivate and retain individual leaders and to identify and develop leadership qualities in others.

Financial Expertise
Financial and audit expertise, particularly knowledge of finance and financial reporting processes, is critical to understanding and evaluating our capital structure and overseeing the preparation of our financial statements and internal control over financial reporting.

Industry Expertise
Directors with leadership and operational experience in the energy industry, particularly in the areas of petroleum refining, logistics operations and retail sales, bring practical understanding of our business and effective oversight in implementing our strategy.

Risk Management Experience Directors with experience managing risk bring skills critical to the Board’s oversight of our risk assessment and risk management programs.

Operations Experience Directors with operations experience bring a practical understanding of developing, implementing and addressing our business strategy and development plan.

Government/Regulatory Experience
As we operate in a heavily regulated industry that is directly affected by governmental requirements, directors with experience in governmental affairs, regulation and policy bring knowledge helpful to navigating these complex issues.

Corporate Governance and Public Company Board Service
Directors who have served on other public company boards have experience overseeing and providing insight and guidance to management and bring knowledge critical to the governance of our organization.

Specific information about the key qualifications and experience of each director can be found beginning on page 6 under “Proposal 2. Election of Directors.”

2020 Proxy Statement	13

CORPORATE GOVERNANCE

Board Diversity
The Board is committed to diversity, as it believes that having a variety of perspectives contributes to more effective oversight and decision-making. Our Corporate Governance Principles emphasize the importance of diversity of director backgrounds and experiences. The Board amended our Corporate Governance Principles in January 2018 to expressly affirm its commitment to actively seek in its director selection efforts women candidates and candidates of diverse ethnic and racial backgrounds who possess the skills and characteristics identified within our Corporate Governance Principles.

Proxy Access
Proxy access refers to the right of shareholders meeting certain ownership criteria to nominate director candidates for inclusion in the Company’s proxy materials for its annual meeting. Our Board amended our Bylaws in February 2016 to provide proxy access to our shareholders. This decision followed a careful evaluation of shareholder views, evolving practices, relevant academic research, the potential impact on the Company and proxy access frameworks adopted by other companies. Following are the key terms of our proxy access Bylaw provision:

◆	◆	◆

Any shareholder, or group of up to	May nominate and include in our proxy	Provided that the shareholder(s) and
20 shareholders, maintaining	materials director nominees constituting	nominee(s) satisfy the requirements
continuous ownership of at least 3%	up to the greater of 2 nominees or	specified in our Bylaws
of our outstanding common stock for	20% (rounded down) of the number of
at least 3 years	directors serving on the Board

Board Refreshment
The Board is committed to board refreshment to strike a balance between retaining directors with deep knowledge of the Company and adding directors with a fresh perspective. Underpinning this commitment to board refreshment, our Corporate Governance Principles implement a mandatory retirement age for directors. Directors may not stand for reelection once they reach age 72.
The Board has undergone significant refreshment, with 5 of our 12 current directors joining the Board since 2017. These new directors were deliberately selected for their deeply relevant skill sets and their ability to guide our strategy, provide effective oversight and effectively represent our shareholders’ interests.
Majority Voting for Directors
Our Bylaws include a majority vote standard for director elections, which requires that a nominee for director in an uncontested election receive a majority of votes cast at a stockholder meeting in order to be elected to the Board. Any director nominee who does not receive a majority of the votes cast is required to submit an irrevocable resignation to the Corporate Governance and Nominating Committee, which will make a recommendation to the Board as to whether to accept or reject the resignation or take other action. The Board will, within 90 days following certification of the election results, publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision.

14	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

How the Board Conducts Its Business
Board Leadership Structure
Our Corporate Governance Principles provide the Board with the flexibility to exercise its business judgment on behalf of shareholders and choose the optimal leadership for the Board depending upon the Company’s particular needs and circumstances at a given time. The independent members of the Board elect the Chairman and, as part of this election, review whether to combine or separate the positions of Chairman and CEO. When the Board has elected the CEO as Chairman, the independent directors have also elected a Lead Director from among themselves.
Throughout our history as a public company, the Board has selected the leadership structure it determined was best at the time. From 2011, when we became a public company, to 2016, the Board was led by an independent Chairman, because the Board determined that was the best leadership structure given the Company’s circumstances at that time. More recently, from 2016 and until the conclusion of the Annual Meeting, our current CEO, Mr. Heminger, has served as Chairman. The Board believes Mr. Heminger has been in the best position during this time to lead the Board due to his unique and in-depth knowledge of the history and growth of our Company, coupled with his industry expertise in key areas of strategic importance to our business. These adjustments to leadership structure over time demonstrate the Board’s thoughtful approach in evaluating and implementing the best leadership structure for the Board depending upon the Company’s circumstances at a given time.

Role of the Lead Director

The Lead Director is an independent director, elected by the independent members of the Board. Mr. Rohr has served as the Board’s Lead Director since 2018.

The Lead Director has the following key authorities and responsibilities:

▶	Serving as the principal liaison between the Chairman/CEO and the independent directors.

▶	Consulting with the Chairman/CEO on and approving meeting agendas, schedules and information sent to the Board.

▶	The authority to call meetings of the independent directors.

▶	Presiding over all meetings of the Board in the Chairman/CEO’s absence, including executive sessions.

▶	Providing leadership to the Board in any situation where the Chairman and CEO roles may be perceived to be in conflict.

▶	Directly communicating with significant shareholders, as appropriate.

Board Meetings and Attendance
The Board met 14 times in 2019. Average director attendance at all Board and committee meetings in 2019 was 97%. Each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served in 2019.
2019 Board and Committee Meeting Attendance

Our Corporate Governance Principles provide that the non-employee directors of the Board will hold regular executive sessions presided over by the Lead Director. The non-employee directors held 11 executive sessions in 2019.

All directors are expected to attend the Annual Meeting. All members of the Board attended the Annual Meeting of Shareholders held on April 24, 2019.

2020 Proxy Statement	15

CORPORATE GOVERNANCE

Board Committees
The Board has four standing committees, to which it has delegated certain of its functions and oversight responsibilities.

Audit Committee

Members: Susan Tomasky, Chair* Abdulaziz F. Alkhayyal Evan Bayh James E. Rohr J. Michael Stice John P. Surma* Meetings in 2019: 7	Primary Responsibilities:
	▶	Appoints, compensates and oversees the performance of the independent auditor, including approval of all services to be performed by the auditor.
▶
Reviews with management, the independent auditor and our internal auditors the integrity of our disclosure controls and procedures, annual and quarterly financial statements and internal controls over financial reporting.

	▶	Oversees the internal audit function, including its structure and budget, and the performance and compensation of the chief audit executive.
	▶	Reviews with management significant corporate risk exposures and risk mitigation efforts.
	▶	Reviews and assesses the effectiveness of our information technology controls relating to business continuity, data privacy and cybersecurity.
	▶	Monitors our compliance with legal and regulatory requirements, our Code of Business Conduct, Code of Ethics for Senior Financial Officers and Whistleblowing as to Accounting Matters Policy.
* Audit Committee Financial Expert	▶
Has authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain independent legal, accounting, or other advisors or consultants.

Compensation and Organization Development Committee

Members: James E. Rohr, Chair Abdulaziz F. Alkhayyal Charles E. Bunch Steven A. Davis Edward G. Galante Meetings in 2019: 5	Primary Responsibilities:
	▶	Sets compensation for the CEO, incorporating relevant goals and objectives, and evaluates the CEO’s performance.
	▶	Sets compensation for our other senior officers and reviews the succession plan for senior management.
	▶	Oversees our executive compensation policies, plans, programs and practices.
	▶	Certifies achievement of performance levels under our incentive compensation plans.
Please see “Executive Compensation Discussion and Analysis” for additional information about the Compensation and Organization Development Committee.

Corporate Governance and Nominating Committee

Members: John P. Surma, Chair Evan Bayh Charles E. Bunch Steven A. Davis J. Michael Stice Meetings in 2019: 4	Primary Responsibilities:
	▶	Selects and recommends director candidates to the Board to be submitted for election at annual meetings and to fill any vacancies on the Board.
	▶	Recommends committee assignments to the Board.
	▶	Monitors our corporate governance practices and recommends to the Board appropriate corporate governance policies and procedures for our Company.
	▶	Reviews and recommends to the Board compensation for our non-employee directors.
	▶	Reviews political contributions, lobbying expenditures and payments to certain trade associations.
	▶	Oversees the evaluation of the Board.

16	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Sustainability Committee

Members: Abdulaziz F. Alkhayyal, Chair Edward G. Galante Gregory J. Goff* Gary R. Heminger Kim K.W. Rucker Susan Tomasky Meetings in 2019: 3	Primary Responsibilities:
	▶	Oversees our health, environmental, safety and security policies, plans, programs and practices, and reviews our performance and public reporting on these matters.
	▶	Reviews our Perspectives on Climate-Related Scenarios report and our Sustainability Report.
	▶	Oversees management’s efforts on contingency planning and emergency response activities.
	▶	Monitors our engagement with stakeholders on health, environmental, safety and security matters.
* Retired from the Board effective December 16, 2019.

The Board has determined that each member of the Audit, Compensation and Organization Development and Corporate Governance and Nominating Committees meets the applicable SEC and NYSE independence requirements. The Board has determined that each member of the Audit Committee is financially literate. No member of the Audit Committee serves on the audit committees of more than three public companies, including ours. As Chairman, Mr. Heminger attends, but does not vote in, Audit, Compensation and Organization Development, and Corporate Governance and Nominating Committee meetings. He does not attend Board or committee executive sessions of non-management directors.
In addition to these four standing committees, the Board maintains an Executive Committee, which meets as necessary to address matters that arise between meetings of the Board and may exercise the powers and authority of the Board subject to specific limitations consistent with our Bylaws and applicable law. For 2019, this committee was comprised of the Chairman/CEO and the independent Lead Director. Effective with the conclusion of the Annual Meeting, this committee will be comprised of the CEO, the Chairman (or the independent Lead Director if the role of Chairman is held by the CEO) and the Chair of each of the Board’s four standing committees.
In 2019, the Board formed three special committees:

▶	The Speedway Transaction Committee, formed to oversee the announced separation of our Speedway business, is chaired by Mr. Surma and met four times in 2019.

▶	The Midstream Review Committee, formed to evaluate strategies to enhance shareholder value through a review of our Midstream business, is chaired by Mr. Stice and met four times in 2019.

▶	The CEO Search Committee, formed to lead the search for our new CEO, is chaired by Mr. Galante and met two times in 2019.
Effective with the conclusion of the Annual Meeting, Mr. Bayh will transition from service as a member of the Audit Committee to service as a member of the Sustainability Committee.

Find more online

Each of the Board’s four standing committees operates under a written charter adopted by the Board. These charters can be found on the “Corporate Governance” page of our website at www.marathonpetroleum.com/About/Board-of-Directors/. Each charter requires the applicable committee to annually assess and report to the Board on the adequacy of its charter.

2020 Proxy Statement	17

CORPORATE GOVERNANCE

Board Evaluations
Our Corporate Governance Principles provide for a robust annual Board, committee and individual director evaluation process.

1.	Written Evaluations and Analysis

▶
Each director completes a detailed survey designed to assess the effectiveness of both the Board as a whole and the committees on which he or she serves. The survey seeks feedback on, among other things, Board and committee composition and organization, the frequency and content of Board and committee meetings, the quality of management presentations to the Board and its committees, the Board’s relationship to senior management and the performance of the Board and its committees in light of the responsibilities of each body as established in our Corporate Governance Principles and the respective committee charters.

	▶	Each director reviews the Corporate Governance Principles and the charter of each committee on which he or she serves, and offers comments and revision suggestions as deemed appropriate.

2.	Review and Discussion

	▶	Summary reports of survey results are compiled and provided to all directors.

	▶	Our Chairman/CEO and Lead Director lead a discussion of survey results with all of the directors as a group.

	▶	Each committee Chair leads a discussion of committee results at a committee meeting.

3.	Individual Evaluations

▶
We recently amended our Corporate Governance Principles to provide for, commencing in 2020, an enhanced process that will involve the Chairman (or Lead Director, if appointed) and the Chair of the Corporate Governance and Nominating Committee meeting with each director whose term expires at the next annual meeting to discuss his or her individual performance.

Our Corporate Governance and Nominating Committee believes this process, which combines the opportunity for each director to individually reflect on Board and committee effectiveness with a collaborative discussion on performance, as well as a review of each individual director prior to his or her nomination for reelection, provides a meaningful assessment tool and a forum for discussing areas for improvement.
Communicating with the Board
All interested parties, including shareholders, may communicate directly with the Board, the Chairs of the Board’s standing committees and the independent directors, including our independent Lead Director.

Mail
Communications may be sent by regular mail to our principal executive offices, to the attention of the Corporate Secretary, Marathon Petroleum Corporation, 539 South Main Street, Findlay, OH 45840.

Email
▶	Independent Directors (individually or as a group): non-managedirectors@marathonpetroleum.com

▶	Audit Committee Chair: auditchair@marathonpetroleum.com

▶	Compensation and Organization Development Committee Chair: compchair@marathonpetroleum.com

▶	Corporate Governance and Nominating Committee Chair: corpgovchair@marathonpetroleum.com

▶	Sustainability Committee Chair: sustainabilitychair@marathonpetroleum.com

Our Corporate Secretary will forward to the directors all communications that, in her judgment, are appropriate for consideration by directors. Examples of communications that would not be considered appropriate include commercial solicitations and matters not relevant to the Company’s affairs.

18	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Board Oversight
Oversight of Risk Management
Among the Board’s most important functions is overseeing risk management. Our risk management framework fosters close interaction among the Board, its committees and our senior management.

Board of Directors
The Board, which has the ultimate responsibility for, and is actively engaged in, overseeing the Company’s risk:
	▶	Reviews strategic risks annually at a designated strategy meeting and on an ongoing basis throughout the year.
	▶	Delegates responsibility for managing certain types of risk to its committees, which report regularly to the Board on activities in their individual areas of oversight.

⇵		⇵	⇵	⇵

Audit Committee		Compensation and Organization Development Committee	Corporate Governance and Nominating Committee	Sustainability Committee

Oversees risks associated with financial and accounting matters, as well as those related to financial reporting.
Monitors compliance with regulatory requirements and internal control systems.
Oversees our enterprise risk management process.
Oversees business continuity, data privacy and cybersecurity risks.

Oversees risks associated with our compensation programs, plans and policies to ensure they do not encourage excessive risk-taking.
Oversees our management succession planning process, as well as risks associated with talent management and human capital management.

Oversees the management of risks associated with corporate governance matters, including director independence, Board composition and succession and Board effectiveness.
Reviews political contributions and lobbying expenditures.
Oversees engagement with our shareholders.

Oversees risks associated with sustainability and climate change policy.
Reviews and assesses the effectiveness of health, environment, safety and security (“HES&S”) programs, performance metrics and audits.
Reviews management’s report on contingency planning and emergency response activities.
Monitors stakeholder concerns related to HES&S matters.

↑		↑	↑	↑
Management
Our senior management has day-to-day responsibility for:
	▶	Identifying and assessing the major risks to our Company through our enterprise risk management process.
	▶	Implementing effective risk mitigation plans, processes and controls.
Management meets routinely on these matters and regularly reports to the Board and its committees throughout the year.

Our senior management team has developed a strong enterprise risk management (“ERM”) process for identifying, assessing and managing risk. This process is sponsored by our Chairman/CEO and our Executive Vice President and Chief Financial Officer, led by our enterprise risk manager, and supported by officers and senior managers responsible for working across the business to manage enterprise level risks and identify emerging risks. These leaders meet routinely and provide regular updates to our Board and its committees throughout the year. Our mature company practices—developed through our ERM process, managed by our senior leaders and overseen by our Board—promote effective decision-making on business, environmental, social, political and reputational matters.

2020 Proxy Statement	19

CORPORATE GOVERNANCE

Executive Succession Planning
The Board believes that thoughtful succession planning is critical to creating long-term shareholder value. The Compensation and Organization Development Committee oversees the executive succession planning process to ensure the identification and development of future leaders, to avoid the adverse effects caused by vacancies in key leadership positions and to facilitate the execution of our long-term strategy. The Compensation and Organization Development Committee believes its succession process provides the lead time necessary to train, develop or recruit executives capable of filling key roles, including our named executive officers, within the Company when the need arises. The Compensation and Organization Development Committee typically meets with the full Board at least annually to discuss succession of our leadership. During these meetings the Compensation and Organization Development Committee:

1.	Identifies key roles (based on business impact and retention risk).

2.
Assesses likely and possible successors for these roles, including their ability to reinforce our high-performing culture and promote our values including: Safety & Environmental Stewardship, Integrity, Respect, Inclusion and Collaboration.

3.	Evaluates the readiness of succession candidates, including training and development needs.

In October 2019, the Board formed a special committee, chaired by Mr. Galante, to lead our search for the best qualified individual to assume the role of our CEO upon Mr. Heminger’s planned retirement at the conclusion of the Annual Meeting.
Corporate Responsibility and Sustainability
We believe that doing the right thing is the right way to conduct our business. Our commitment to corporate responsibility means being accountable for our actions to a broad range of stakeholders: our shareholders, employees, business partners, customers, communities, the government and others who have a stake in how we operate. We believe that promoting sustainable social, environmental and economic benefits wherever we operate creates long-term value for our Company, its shareholders and the communities where we work and live.
Our Core Values
Our core values are vital to our financial performance and to our corporate image and reputation. Under the Board’s guidance and supervision, we pursue the highest standards of corporate responsibility by embedding these core values into our corporate responsibility policies, practices and programs.

Safety & Environmental Stewardship

Protecting our people and the world we all share has been and remains a priority to MPC. We aim for an accident-free, incident-free workplace to ensure everyone goes home safely, every day. We are committed to safe and environmentally responsible operations to protect the health and safety of our employees, contractors and communities.

Integrity

Integrity at MPC is more than the business conduct policies and procedures we follow. We set high expectations for ourselves and build trust in each other, with business partners, shareholders and the communities where we work and live. We say what we’re going to do – and then do it.

Respect

Respect is built upon the principle that every one of us is valuable and contributes toward achieving our vision. We treat everyone professionally, with courtesy, honesty and trust. We consider how other people’s ideas can improve what we do, and we encourage everyone to openly share their perspectives, ideas and concerns.

Inclusion

We value diversity in culture, background, perspective and experiences. We strive to provide our employees with a collaborative, supportive and inclusive work environment where they can maximize their full potential for personal and business success. This happens when our employees, contractors and other stakeholders feel valued themselves, and value others for who they are.

Collaboration

We are a company of driven, accomplished professionals who are more than the sum of their training and experience. We actively partner with our communities, governments and business partners to find and create shared values, making a positive difference together. We foster constructive, solution-oriented dialogues; we genuinely listen to one another and seek out perspectives different from our own.

20	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Sustainability and Climate Scenarios Reporting

The Sustainability Committee is committed to being transparent about how we pursue our business objectives and manage the risks inherent to energy-sector companies such as ours. The Committee oversees our health, environmental, safety and security policies, practices and programs, and reviews our performance and public reporting on these matters. Since 2011, we have published an annual Sustainability Report (previously the Citizenship Report), highlighting our commitment to our values, our communities and environmental stewardship. This report has been developed in accordance with the International Petroleum Industry Environmental Conservation Association (IPIECA) Sustainability Reporting Guidance.

We also publish an annual Perspectives on Climate-Related Scenarios report, which provides a detailed look at the Board’s risk management oversight, climate-related scenario analyses, asset optimization and portfolio management, and concludes we are well positioned to remain successful into the future. We have modeled this report on the disclosures recommended by the Financial Stability Board’s Task Force on Climate-related Financial Disclosures and continue to enhance it each year based upon those recommendations.

MPC’s 2030 Greenhouse Gas Emissions Intensity Goal
Our commitment to environmental performance is long-standing, and we have been a leader in reducing greenhouse gas (GHG) emissions intensity. Our GHG emissions charts, which are available on our website, show the significant progress we have made on GHG emissions intensity over the past five years.
Demonstrating our continuing leadership in this area, we announced in early March that we have established a companywide goal of reducing our GHG emissions per barrel of oil equivalent (BOE) processed to 30% below 2014 levels by 2030. Our GHG emissions intensity reductions encompass Scope 1, defined as direct emissions from our operations—such as refineries, trucks, compressors and other equipment—as well as Scope 2, which are indirect emissions resulting from the electricity and steam we purchase to support our business activities. We will measure these GHG emissions reductions per BOE because we use a variety of feedstocks, including crude oil, natural gas and renewable feedstocks, such as soybean oil. BOE, a unit of measure defined by the U.S. federal government, allows these different throughputs to be measured on a common basis.
Our 2030 goal builds upon the business strategy we highlight in our Perspectives on Climate-Related Scenarios report, which has lowered our GHG emissions intensity by approximately 20% over the past five years. Additional focus areas to achieve the 2030 goal include expanding our energy efficiency program, reducing methane emissions and increasing our use of renewable energy. We are committed to reassessing this goal as achievements toward GHG emissions intensity reductions are realized.
To further promote the responsible, long-term growth of our business, the Compensation and Organization Development Committee has determined to link achievement of our GHG reduction goal to our executive compensation program. Our 2020 Annual Cash Bonus program includes a new Sustainability metric that combines a new GHG Intensity metric that measures our progress toward our GHG emissions intensity reduction goal together with a number of existing safety- and environmental-related metrics. See the Executive Summary in our “Executive Compensation Discussion and Analysis” below for further information about this new metric.

Find more online

The “Corporate Citizenship” page of our website, at www.marathonpetroleum.com/Responsibility/Corporate-Citizenship/ offers a more comprehensive look at our corporate responsibility and sustainability policies, practices and procedures, as well as key disclosures including our:

▶	Sustainability Report	▶	Our GHG emissions charts
▶	Perspectives on Climate-Related Scenarios report

2020 Proxy Statement	21

CORPORATE GOVERNANCE

Political Engagement and Disclosure
We view our participation in the public policy process as essential to promoting our shareholders’ best interests. Because our industry is heavily regulated by federal, state and local governments, public policy developments can significantly affect our ability to meet the need for reliable, affordable transportation fuels and other petroleum products. Our political engagement efforts focus on maintaining a strong refining and marketing industry in the United States to meet the energy needs of consumers and protecting the value of our shareholders’ investments.
The Corporate Governance and Nominating Committee is committed to ensuring our exercise of political speech and involvement in the public policy process remains aligned with our shareholders’ interests. The Committee oversees and reviews our political contributions, lobbying expenditures and payments to trade associations that engage in lobbying activities.

Find more online

The “Political Engagement and Disclosure” page of our website, at www.marathonpetroleum.com/Responsibility/Political-Engagement-and-Disclosure/ includes a more comprehensive description of the roles of the Corporate Governance and Nominating Committee and various organizations within the Company in overseeing and promoting compliance with our political activity policy.

This page includes a number of voluntary disclosures of interest to our shareholders and other stakeholders, including:
▶	A statement of philosophy and purpose that includes several embedded links, including to public sources of information
▶	A link to the Office of the Clerk of the U.S. House of Representatives database where our quarterly federal lobbying reports can be obtained via a search of “Marathon Petroleum”
▶	The states for which we have registered as a lobbyist employer or principal
▶	Itemized lists of corporate political contributions in an interactive map format
▶	Itemized lists of employee political action committee (PAC) contributions in an interactive map format
▶	A list of trade associations to which MPC or its subsidiaries paid annual dues in excess of $50,000 for 2019

22	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Director Compensation
The Board of Directors determines annual cash and equity retainers and other compensation for non-employee directors. Directors who are also our employees receive no compensation for their service on the Board.
Annual Retainers
Our non-employee directors received the following retainers for their service on the Board in 2019.

Role	Cash Retainer ($)	Equity Retainer ($)	Lead Director Retainer ($)	Committee Chair Retainer ($)	Total ($)
Lead Director	150,000	175,000	30,000	—	355,000
Audit Committee Chair	150,000	175,000	—	25,000	350,000
Compensation and Organization Development Committee Chair	150,000	175,000	—	20,000	345,000
Corporate Governance and Nominating Committee Chair	150,000	175,000	—	15,000	340,000
Sustainability Committee Chair	150,000	175,000	—	10,000	335,000
All Other Directors	150,000	175,000	—	—	325,000
The Cash Retainer is paid in equal installments on a quarterly basis. Non-employee directors may elect to defer up to 100% of their annual cash compensation into an unfunded account. This deferred cash account may be invested in certain notional investment options offered under the Marathon Petroleum Corporation Deferred Compensation Plan for Non-Employee Directors, which options generally mirror the investment options offered to employees under the Marathon Petroleum Thrift Plan. Directors who defer cash compensation receive that cash in a lump sum following departure from the Board.
The Equity Retainer is granted in equal installments on a quarterly basis. The aggregate equity retainer for 2019 was comprised of 90% MPC restricted stock units (“RSUs”) (valued at $157,500) and 10% MPLX phantom units (valued at $17,500). Directors receive MPC dividend equivalents in the form of additional MPC RSUs and MPLX distribution equivalents in the form of additional MPLX phantom units. The MPC RSUs and MPLX phantom units, including those received as dividend and distribution equivalents, are deferred, payable in MPC common stock and MPLX common units only upon a director’s departure from the Board.
Special Committee Service
In 2019, the Board formed three special committees to: (i) oversee the announced separation of the Speedway business, (ii) evaluate strategies to enhance shareholder value through a review of our Midstream business, and (iii) lead the search for our new CEO. Each independent director served as a member of at least one special committee and received a special cash retainer of $25,000 in early 2020.
MPLX GP LLC Board Service
Messrs. Stice and Surma also serve on the board of MPLX GP LLC (“MPLX GP”), a wholly owned subsidiary of MPC and the general partner of MPLX. Each received an annual cash retainer (in the amount of $90,000) and a deferred equity award of MPLX phantom units (valued at $110,000) in additional compensation for this service in 2019. The annual cash retainer and deferred equity award are reflected in the “Fees Earned or Paid in Cash” and the “Stock Awards” columns, respectively, of the “2019 Director Compensation Table” below.
Matching Gifts Program
Under our matching gifts program, non-employee directors may elect to have us match up to $10,000 of their contributions to certain tax-exempt educational institutions each year. The annual limit is applied based on the date of the director’s gift to the institution. Due to processing delays, the actual amount paid out on behalf of a director may exceed $10,000 in a given year.

2020 Proxy Statement	23

CORPORATE GOVERNANCE

2019 Director Compensation Table
The following table shows compensation earned by or paid to our non-employee directors during 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Abdulaziz F. Alkhayyal	185,000	175,000	—	360,000
Evan Bayh	175,000	175,000	—	350,000
Charles E. Bunch	175,000	175,000	10,000	360,000
Jonathan Z. Cohen	31,522	7,609	—	39,131
Steven A. Davis	175,000	175,000	6,250	356,250
Edward G. Galante	175,000	175,000	10,000	360,000
James E. Rohr	225,000	175,000	10,000	410,000
Kim K.W. Rucker	175,000	175,000	—	350,000
J. Michael Stice	265,000	285,000	10,000	560,000	*
John P. Surma	280,000	285,000	20,000	585,000	*
Susan Tomasky	200,000	175,000	10,000	385,000

*	The totals for Messrs. Stice and Surma include compensation for service on the MPLX GP board, as detailed below under “Fees Earned or Paid in Cash” and “Stock Awards.”
Fees Earned or Paid in Cash reflect (i) cash retainers earned for Board service in 2019, (ii) a special committee retainer of $25,000 for each director’s service on one or more Board special committees, and (iii) for each of Messrs. Stice and Surma, a $90,000 cash retainer for service to the MPLX GP board in 2019.
Stock Awards reflect the aggregate grant date fair value of MPC RSUs and MPLX phantom units, calculated in accordance with financial accounting standards. Non-employee directors generally received grants each quarter of MPC RSUs and MPLX phantom units valued at $39,375 and $4,375, respectively, based on the closing prices of MPC common stock and MPLX common units on each respective grant date. Mr. Cohen joined the Board effective December 16, 2019; his prorated award was comprised of MPC RSUs and MPLX phantom units valued at $6,848 and $761, respectively, based on the closing prices of MPC common stock and MPLX common units on the December 20, 2019 grant date. The amounts shown for each of Messrs. Stice and Surma also include $110,000 in MPLX phantom units (made in four quarterly grants, with grant date fair values of $27,500 per quarter based upon the closing prices of MPLX common units on the respective grant dates) for MPLX GP board service during 2019.
The following table shows the aggregate MPC RSUs and MPLX phantom units outstanding for each non-employee director as of December 31, 2019.

	Earned for MPC Board Service		Earned for MPLX GP Board Service
Name	MPC RSUs	MPLX Phantom Units	MPLX Phantom Units
Abdulaziz F. Alkhayyal	8,087	1,731	—
Evan Bayh	36,776	3,579	—
Charles E. Bunch	12,010	2,366	—
Jonathan Z. Cohen	111	29	—
Steven A. Davis	19,976	3,221	—
Edward G. Galante	3,165	720	—
James E. Rohr	19,976	3,221	—
Kim K.W. Rucker	3,165	720	—
J. Michael Stice	7,077	1,540	5,726
John P. Surma	36,776	3,579	19,192
Susan Tomasky	3,165	720	—
All Other Compensation reflects contributions made to educational institutions under our matching gifts program, as described above. This program is subject to an annual limit of $10,000; however, the actual amount paid out on behalf of a director may exceed $10,000 in a given year due to end-of-year processing delays.

24	Marathon Petroleum Corporation

Audit Matters
Auditor Fees and Services
Auditor Independence
Our Audit Committee has considered whether PricewaterhouseCoopers LLP is independent for purposes of providing external audit services to the Company and has determined that it is.
Auditor Fees
Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2019 and 2018 were ($ in thousands):

	2019	2018
Audit	10,933	11,623
Audit-Related	—	705
Tax	933	1,430
All Other	225	5
Total	12,091	13,763
Audit Fees for the years ended December 31, 2019 and 2018 were for professional services rendered for the audit of consolidated financial statements and internal controls over financial reporting; the performance of subsidiary, statutory and regulatory audits; the issuance of comfort letters; the provision of consents; and the review of documents filed with the SEC.
Audit-Related Fees for the year ended December 31, 2018 were for professional services rendered for an assessment of our information system implementation in 2018 and events not associated with the current-year audit.
Tax Fees for the years ended December 31, 2019 and December 31, 2018 were for professional services rendered for income tax compliance and consultation services, and to assist management in estimating MPLX income and deduction allocations to MPC. Tax Fees for the year ended December 31, 2018 also included professional services rendered for the preparation of IRS Schedule K-1 tax forms for ANDX unitholders.
All Other Fees for the year ended December 31, 2019 were for non-auditory advisory services and an accounting research and disclosure checklist software license. All Other Fees for the year ended December 31, 2018 were for an accounting research and disclosure checklist software license.
MPLX, a consolidated subsidiary of MPC, separately pays its own fees, which totaled $8.5 million for the year ended December 31, 2019, and $4.8 million for the year ended December 31, 2018.
Pre-Approval of Audit Services
Our Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy sets forth the procedure for the Audit Committee to pre-approve all audit, audit-related, tax and permissible non-audit services, other than as provided under a de minimis exception. Our Chief Financial Officer annually presents the Audit Committee with a forecasted budget of audit, audit-related, tax and permissible non-audit services, and updates the Committee throughout the year as needed. The Audit Committee may pre-approve any services to be performed by our independent auditor up to 12 months in advance and may pre-approve services by specific categories pursuant to the forecasted budget.
For unbudgeted items, the Audit Committee has delegated pre-approval authority of up to $500,000 to the Committee’s Chair; such items are reported to the full Audit Committee at its next scheduled meeting.
In 2019 and 2018, our Audit Committee pre-approved all audit, audit-related, tax and permissible non-audit services pursuant to this policy and did not use the de minimis exception.

2020 Proxy Statement	25

PROPOSAL 3. RATIFY INDEPENDENT AUDITOR

Certain Hiring Guidelines
We have established Guidelines for Hiring of Employees or Former Employees of the Independent Auditor that ensure our compliance with applicable law and NYSE listing standards.

Find more online

The following are available on the “Corporate Governance” page of our website, at www.marathonpetroleum.com/Investors/Corporate-Governance/:
▶	Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy
▶	Guidelines for Hiring of Employees or Former Employees of the Independent Auditor

Audit Committee Report

The Audit Committee has reviewed and discussed with management MPC’s audited financial statements and its report on internal control over financial reporting for 2019. The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements and the report on internal control over financial reporting for Marathon Petroleum Corporation be included in MPC’s Annual Report on
Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Audit Committee

Susan Tomasky, Chair	Evan Bayh	J. Michael Stice

Abdulaziz F. Alkhayyal	James E. Rohr	John P. Surma

Proposal 3. Ratify the Independent Auditor for 2020

▶
The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020. We are submitting this appointment to our shareholders for ratification.
	✓	The Board recommends a vote FOR this proposal.

Our Audit Committee is responsible for appointing, replacing, compensating and overseeing the work of the independent auditor. The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor to audit the Company’s books and accounts for the year ending December 31, 2020. As a matter of good corporate governance, the Board has directed that this appointment be submitted to our shareholders for ratification. If our shareholders do not ratify this appointment, our Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, our Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines such change would be in our best interests or in the best interests of our shareholders.
We expect representatives of PricewaterhouseCoopers LLP to be present at our Annual Meeting, with an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from our shareholders.

26	Marathon Petroleum Corporation

Executive Compensation Discussion and Analysis
In this Executive Compensation Discussion and Analysis (“CD&A”), we provide an overview of our compensation philosophy and objectives, and explain how and why the Compensation and Organization Development Committee made its 2019 compensation decisions for our named executive officers (our “NEOs”). We recommend that this section be read together with the tables and related disclosures in the “Executive Compensation Tables” section of this Proxy Statement.

Executive Summary	27	Executive Compensation Tables	46
How We Set Executive Compensation	31	2019 Summary Compensation Table	46
Executive Compensation Program	33	2019 Grants of Plan-Based Awards	48
Base Salary	34	Outstanding Equity Awards at 2019 Fiscal Year-End	50
Annual Cash Bonus Program	35	Option Exercises and Stock Vested in 2019	53
Long-Term Incentive Compensation Program	38	Post-Employment Benefits for 2019	54
Other Benefits	42	2019 Nonqualified Deferred Compensation	60
Compensation Governance	43	Potential Payments Upon Termination or Change in Control	63
Compensation and Organization Development Committee Report
	45	CEO Pay Ratio	66

Executive Summary
Named Executive Officers for 2019
This CD&A focuses on the compensation for our NEOs, which for 2019 included our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), former CFO, and our three other most highly compensated executive officers serving at the end of 2019. Our NEOs for 2019 were:

Name	Title as of December 31, 2019
Gary R. Heminger	Chairman and Chief Executive Officer
Donald C. Templin	Executive Vice President and Chief Financial Officer (effective July 1, 2019); previously served as President, Refining, Marketing and Supply
Gregory J. Goff	Former Executive Vice Chairman (retired effective December 31, 2019)
Michael J. Hennigan	President and Chief Executive Officer, MPLX (effective November 1, 2019); previously served as President, MPLX
Timothy T. Griffith	President, Speedway LLC (effective July 1, 2019); previously served as Senior Vice President and Chief Financial Officer
Anthony R. Kenney	Former Executive Vice President, Speedway LLC (effective July 1, 2019; retired effective January 3, 2020); previously served as President, Speedway LLC

2020 Proxy Statement	27

EXECUTIVE COMPENSATION

Shareholder-Friendly Executive Compensation Practices
Our executive compensation program includes many shareholder-friendly features that align with contemporary governance practices, promote our pay-for-performance philosophy and mitigate risk to our shareholders. See “Compensation Governance” below for additional information about our compensation governance practices.

We Do:
✓	Cap annual cash bonus and performance unit payouts	✓	Limit business perquisites
✓	Grant a substantial portion of our long-term incentive awards based on relative total shareholder return	✓	Maintain significant stock ownership guidelines for NEOs
✓	Maintain “double trigger” change-in-control payout provisions for all long-term incentive awards	✓	Impose clawback provisions on both long-term incentive and short-term incentive awards
✓	Conduct an annual shareholder Say-on-Pay vote on NEO compensation	✓	Have an independent compensation consultant, retained directly by the Compensation and Organization Development Committee
✓	Require NEOs to hold all shares received under our incentive compensation plan for a minimum of one year after vesting

We Don’t:
✗		✗
	Guarantee minimum bonus payments to any of our executive officers		Allow the repricing of stock options without shareholder approval
✗		✗
	Pay dividends or dividend equivalents on unvested equity		Provide excise tax gross-up provisions with regard to any change in control of MPC
✗		✗
	Grant stock options below fair market value as of the grant date		Allow the hedging or pledging of MPC common stock by our directors, officers or certain employees

2019 Company Performance Highlights
We achieved operational and commercial excellence in 2019, unlocking value for our shareholders through superior execution, innovation, strong financial discipline and a strong commitment to sustainability, all underpinned by our high-performing culture. Following are just a few of our performance highlights for 2019:

EARNINGS	OPERATIONS	DIVIDEND INCREASE	SHAREHOLDER VALUE
$2.6 billion	$5.6 billion	9.4%	$3.3 billion
Full-year earnings for 2019	Total income from operations for 2019	Announced an increase in our quarterly dividend, to $0.58 per share, in January 2020	Amount of capital returned in 2019, including $2.0 billion in share repurchases

SYNERGIES	INTEGRATION	SUSTAINABILITY	SUPERIOR EXECUTION
$1.1 billion	More than 700	Recognized	96%
Recurring and non-recurring synergies realized from the combination with Andeavor, well over first-year target of $600 million	Retail store conversions since Andeavor strategic combination in October 2018	Earned the U.S. Environmental Protection Agency’s ENERGY STAR Partner of the Year award, for the second year in a row	System utilization at our 16 refineries during 2019

28	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Pay for Performance
The Compensation and Organization Development Committee believes our executive compensation programs create a strong link between our NEOs’ compensation and our performance relative to our peers. The following tables show our one-year, three-year and five-year total shareholder return (“TSR”), which in each case was at or above the median TSR of the performance unit peer group. We calculated TSR for purposes of these graphs using the same methodology and peer group that we use for our 2019 MPC performance unit awards. See “Executive Compensation Program—Long-Term Incentive Compensation Program” for more information on this methodology, and the narrative under the “Outstanding Equity Awards at 2019 Fiscal Year-End” table for a description of the peer group.

1 Year TSR Performance	3 Year TSR Performance	5 Year TSR Performance

CEO Compensation Increase* vs. TSR Performance

We have realized a cumulative TSR of 242% since we were established as an independent company on June 30, 2011. During this time, Mr. Heminger’s compensation has increased overall by 76.5%, as shown in the table to the left.

* Does not include the annual change in actuarial present value of accumulated benefits under our retirement plans. See “Post-Employment Benefits for 2019” for more information about those amounts.
Shareholder Engagement and “Say-on-Pay” Voting Results
We regularly engage with our shareholders on a wide range of topics, including our executive compensation. Our shareholders have the opportunity each year to cast an advisory Say-on-Pay vote on our NEOs’ compensation.

At our 2019 Annual Meeting, our shareholders approved our named executive officer compensation with approximately 93% of the vote.
The Compensation and Organization Development Committee believes this strong level of support affirms the design and objectives of our executive compensation program, and this support influenced its decision to maintain a consistent overall approach for 2019. We continue to maintain regular dialogue with a wide variety of investors on numerous topics, including our NEO compensation program. In an effort to be responsive to shareholder feedback, the Compensation and Organization Development Committee has added a new Sustainability metric to our Annual Cash Bonus program for 2020, as discussed further below. The addition of this metric reaffirms the Board’s strong commitment to sustainability and ensures that our executives are held accountable for operating our business in a responsible and sustainable manner.
Shareholder engagement and the outcome of our annual Say-on-Pay vote will continue to inform our future compensation decisions. Our shareholders have the opportunity to vote on our NEO compensation at the upcoming Annual Meeting. See Proposal 4 on page 67 of this Proxy Statement for more information on this advisory vote.

2020 Proxy Statement	29

EXECUTIVE COMPENSATION

Recent Changes to Our Executive Compensation Program
Changes to the Annual Cash Bonus Program Metrics, Including the Addition of a New Sustainability Metric
On February 25, 2020, the Compensation and Organization Development Committee approved adjustments to the metrics of our Annual Cash Bonus program for 2020, including the addition of a new Sustainability metric, removal of the Synergy Capture metric, and a general reweighting of the pre-established metrics, which will now comprise 80% of the program. The Sustainability metric will combine a new GHG Intensity metric that measures our incremental progress toward our greenhouse gas emissions intensity reduction goals together with a number of existing safety- and environmental-related metrics (including Designated Environmental Incidents, the Marathon Safety Performance Index and the Process Safety Events Rate) into a consolidated Sustainability metric. This new metric will be weighted at 20%, with each of its four components weighted at 5%. The Compensation and Organization Development Committee retains the discretion in all cases to adjust any payout under the Annual Cash Bonus program based upon its assessment of our performance in safety and environmental stewardship, which is one of our core values discussed further under “Corporate Responsibility and Sustainability.”

Changes to Types of Awards Made Under the Long-Term Incentive (“LTI”) Program
As shown in the discussion of our LTI program below, 20% of the MPC-based LTI awards granted to our NEOs in 2019 were in the form of restricted stock. For 2020, the Compensation and Organization Development Committee has determined to award this piece of the LTI program to our NEOs in the form of restricted stock units (“RSUs”).
Synergy Performance Units
In January 2019, the Compensation and Organization Development Committee awarded our NEOs synergy performance units under a new performance unit incentive program intended to promote our realization of annual run-rate synergies in connection with the integration of Andeavor, which we acquired October 1, 2018. The synergy performance units are payable in cash upon the achievement of certain pre-determined performance targets. See the discussion of our LTI program below for more details about the synergy performance units.
LTI Award Amendments
On October 29, 2019, in connection with the announced update of our strategic review and in the interest of promoting the retention of key executive personnel, including certain of our NEOs, the Compensation and Organization Development Committee approved the amendment of award agreements for MPC stock options, restricted stock and performance units granted in 2017, 2018 and 2019 to Messrs. Templin, Hennigan and Griffith such that any such unvested awards now become non-forfeitable on the earlier of December 31, 2020 or the date of such executive’s involuntary termination by MPC. On October 30, 2019, an MPLX Board committee approved similar amendments to the award agreements for MPLX phantom units and performance units granted in 2017, 2018 and 2019 to Messrs. Templin, Hennigan and Griffith.

30	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

How We Set Executive Compensation
Our Compensation and Organization Development Committee is responsible for establishing and overseeing executive compensation programs and policies that are consistent with our overall compensation philosophy. In designing pay programs and making compensation decisions, the Compensation and Organization Development Committee considers a variety of factors, including our executive compensation philosophy and objectives, information provided by its independent compensation consultant, market data from our peer group, input from the CEO and any other information the Compensation and Organization Development Committee may deem relevant in its discretion.

Executive Compensation Philosophy and Objectives
We believe our executive compensation program plays a critical role in maximizing long-term shareholder value. Our program supports our ability to attract, motivate, retain and reward the highest quality executives who we believe will create value for our shareholders by executing our business priorities, including strong operational performance and responsible corporate leadership.

Our Compensation and Organization Development Committee periodically reviews our compensation philosophy to ensure it achieves these objectives, making adjustments as necessary to reflect peer group and industry practices, as well as shareholder feedback. Our current philosophy generally targets Total Direct Compensation for our NEOs at the market median (50th percentile) of the compensation for executives serving at comparator companies. Our Compensation and Organization Development Committee believes that focusing on Total Direct Compensation, rather than each individual element of compensation, plays a critical role in attracting, retaining, motivating and rewarding the highest quality executives.
Base Salary
+
Target Annual Cash Bonus
+
LTI Intended Value
Total Direct Compensation
The Compensation and Organization Development Committee has designed our executive compensation program to:

✓
Provide fair and competitive levels of compensation, after taking into account individual roles and responsibilities, while allowing for the discretion to place each NEO within the competitive range of each pay element

✓	Align executive compensation with company and individual performance
✓	Foster an ownership culture that aligns our NEOs’ interests with creating long-term value for our shareholders
✓	Consider the cyclical commodity influences of the business
✓	Discourage excessive risk-taking and appropriately align risk with reward
Compensation and Organization Development Committee Consultant
To promote objectivity in reviewing and analyzing market data and trends, the Compensation and Organization Development Committee has engaged Pay Governance LLC (the “Consultant”) as its independent compensation consultant. The Consultant reports directly to our Compensation and Organization Development Committee, regularly attends Compensation and Organization Development Committee meetings and advises the Compensation and Organization Development Committee on:

▶	Designing and implementing our compensation policies and programs to accomplish our objectives;

▶	Comparative data on the executive compensation policies and practices of our peers; and

▶	How our compensation programs and policies align with relevant regulatory requirements and governance standards.

2020 Proxy Statement	31

EXECUTIVE COMPENSATION

See “Compensation Governance—Independent Compensation Consultant” for additional information about the Consultant’s independence and related matters.
Peer Group and Market Data
The Compensation and Organization Development Committee considers market data, developed in consultation with the Consultant, as one of several factors in setting pay. Our primary peer group for 2019 compensation decisions, developed by the Compensation and Organization Development Committee in May 2018 in consultation with the Consultant, consists of large and diverse oil and gas, chemical and industrial companies, many of which are sensitive to fluctuations in commodity prices.

2019 Peer Group		Peer Group Selection Criteria
3M Company	General Motors Company	▶	Revenues (generally greater than $15 billion)
Archer-Daniels-Midland Company	Halliburton Company	▶	Heavy manufacturing operations
The Boeing Company	Honeywell International Inc.	▶	Commodity exposure
Caterpillar Inc.	Johnson Controls International plc	▶	Safety and environmental focus
Chevron Corporation	Phillips 66	▶	Availability of publicly reported information
ConocoPhillips	PPG Industries, Inc.
MPC Positioning Relative to Peers (at time of peer selection)
Deere & Company	Schlumberger Limited

DowDuPont Inc.	United Technologies Corporation
Exxon Mobil Corporation	Valero Energy Corporation
Ford Motor Company
In developing this peer group, which is more reflective of our size and scope following our acquisition of Andeavor than the peer group used for 2018 compensation decisions, the Compensation and Organization Development Committee replaced several smaller companies with larger companies and made other adjustments to reflect recent merger activity. Companies removed from the 2018 peer group were: Andeavor, The Dow Chemical Company, E. I. du Pont de Nemours and Company, Eaton Corporation plc, The Goodyear Tire & Rubber Company, HollyFrontier Corporation, International Paper Company and United States Steel Corporation. Companies added to the peer group for 2019 were: Archer-Daniels-Midland Company, DowDuPont Inc., Exxon Mobil Corporation, Ford Motor Company, General Motors Company, Halliburton Company and Schlumberger Limited. The Compensation and Organization Development Committee believes that including certain companies outside the energy industry helps ensure the peer group is large enough to minimize year-over-year volatility in compensation data. In situations where there is insufficient peer group data for comparative purposes, the Consultant reviews secondary data from available survey sources encompassing a broader group of commodity-based manufacturing and general industry companies and provides recommendations to the Compensation and Organization Development Committee.
Total Direct Compensation for Messrs. Heminger, Templin, Griffith and Kenney was generally targeted at the median (50th percentile) of the compensation for executives serving at comparator companies within our established peer group. A number of factors, including the size and complexity of the role, individual experience, contribution and demonstrated performance, our current and future succession needs and external competitiveness, may result in the actual level of compensation being above or below each NEO’s respective market median. Mr. Heminger’s target Total Direct Compensation was 16% higher than the median due to his nearly 45 years of service to MPC, including service in multiple officer positions, his service as our CEO since MPC’s formation in 2011 and as Chairman since 2016 and his long record of contributions to MPC’s performance. Mr. Templin’s target Total Direct Compensation generally fell at the median. Target Total Direct Compensation for each of Messrs. Griffith and Kenney was 23% and 27%, respectively, lower than the median due to a large change in year-over-year market data.
As Mr. Hennigan was not an executive officer of MPC when compensation decisions for 2019 were made, our peer group was not used to evaluate his compensation; rather, the Compensation and Organization Development Committee used general industry data provided by the Consultant from the 2018 Willis Towers Watson Executive Compensation Database.
As noted below, Mr. Goff’s compensation was governed by a Letter Agreement with us; thus, market data was not a factor in determining his compensation for 2019.

32	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Compensation Decisions
In addition to information provided by the Consultant, peer group and other market data and any other factors the Compensation and Organization Development Committee may deem relevant, the Committee seeks significant input from the CEO on compensation decisions and performance appraisals for all executive officers other than himself. The Compensation and Organization Development Committee also meets regularly in executive session outside the presence of the CEO and other executive officers. The Committee then makes all final compensation decisions for our executive officers in furtherance of our compensation philosophy and objectives.
Mr. Goff joined us as Executive Vice Chairman effective October 1, 2018, in connection with the Andeavor Merger, prior to which he served as Andeavor’s President, CEO and Chairman. His compensation was governed by a Letter Agreement we entered into with him on April 29, 2018, the date of the Andeavor Merger definitive agreements. Our description of Mr. Goff’s compensation in this CD&A refers to the compensation he received under the terms of that agreement.
Executive Compensation Program
Our executive compensation program is primarily comprised of the following key elements, with each element designed to be market-competitive and meet our executive compensation philosophy objectives.

Fixed Compensation	Variable, Performance-Based Compensation

Base Salary	Annual Cash Bonus (“ACB”)	Long-Term Incentive (“LTI”) Awards	Ê
▶   Provides a competitive, stable and reliable base level of compensation to attract and retain executive talent
▶   Based on the scope and responsibility of the role, individual performance and experience, and peer group and other market data
▶   Reviewed at least annually and adjusted as appropriate

▶   Motivates achievement of our short-term financial and operational business objectives, driving overall performance and shareholder value
▶   Determined based on company and organizational performance as measured against pre-determined metrics, as well as assessment of individual performance
▶   Reviewed at least annually and adjusted as appropriate

▶   Promote achievement of our long-term business objectives by linking compensation directly to long-term company and equity performance
▶   Aid in retention
▶   Strengthen alignment between our NEOs’ interests and our shareholders’ interests
▶   Reviewed at least annually and adjusted as appropriate

MPC Stock Options
Value realized solely on stock price appreciation

MPC Restricted Stock/RSUs
Value depends on stock performance

MPC Performance Units
Value realized only upon achieving relative performance metrics

MPLX Phantom Units
Value depends on MPLX common unit performance

MPLX Performance Units
Value realized only upon achieving relative performance metrics
In addition to our standard executive compensation program described above, as discussed under “Recent Changes to our Executive Compensation Program,” the Compensation and Organization Development Committee in January 2019 made a special grant to certain employees, including our NEOs, of synergy performance units under a new performance unit incentive program intended to promote our realization of annual run-rate synergies in connection with the integration of Andeavor, which we acquired on October 1, 2018. The synergy performance units are described in more detail in the discussion of our LTI program below.
Compensation Mix
The Compensation and Organization Development Committee believes using a mix of cash and equity compensation encourages and motivates our NEOs to achieve both our short-term and long-term business objectives. Consistent with our philosophy that executive compensation should be linked to company and individual performance and directly aligned with creating long-term value for our shareholders, the majority of our NEOs’ compensation is at-risk and based on performance metrics tied to our corporate strategy.

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EXECUTIVE COMPENSATION

2019 Target Compensation Mix*
CEO	Average for Other NEOs

*Does not include a special award in 2019 of synergy performance units intended to promote synergy capture following the Andeavor Merger in 2018. Including this award would result in showing a greater percentage of pay at risk.
The average for other NEOs excludes Mr. Goff’s target compensation, as it was governed by the terms of his Letter Agreement rather than set by our Compensation and Organization Development Committee.

ð	“At-risk” means there is no guarantee that the target value of the awards will be realized.	ï
For NEOs to earn and sustain competitive compensation, we must meet our strategic objectives, perform well relative to our peers and deliver market-competitive returns to our shareholders, as reflected in the following table.

ACB	MPC Performance Units	Synergy Performance Units	MPLX Performance Units
Based on its evaluation of performance, the Compensation and Organization Development Committee has the discretion to reduce, and even award nothing for, the performance elements under each of these awards.

MPC Stock Options
Have no initial value and can expire with zero value if the price of our common stock does not appreciate above the grant date price over the options’ 10-year terms.

	MPC Restricted Stock/RSUs	MPLX Phantom Units
May decline in value depending on MPC stock and MPLX unit price performance.
Base Salary
In setting base salary, the Compensation and Organization Development Committee evaluates peer group and other market data, as well as each individual’s experience, contribution and demonstrated performance, our current and future succession needs, business results and external competitiveness. For 2019, the Compensation and Organization Development Committee considered in particular the significantly larger size of the company following the Andeavor Merger the previous year. Taking these matters into consideration, the Compensation and Organization Development Committee made the following adjustments to our NEOs’ base salaries for 2019:

Name	Previous Base Salary ($)	Base Salary Effective April 1, 2019 ($)	Increase (%)
Heminger	1,700,000	1,750,000	2.9
Templin	950,000	975,000	2.6
Goff	1,600,000	1,600,000	—
Hennigan	900,000	950,000	5.6
Griffith	800,000	850,000	6.3
Kenney	750,000	800,000	6.7
The decisions to increase the base salaries of Messrs. Heminger and Templin reflect annual merit program increases to maintain market competitiveness. Mr. Goff’s base salary was governed by the terms of his Letter Agreement and was effective October 1, 2018, the date he commenced employment with us. The decisions to increase base salary for Messrs. Hennigan, Griffith and Kenney were based on each NEO’s continued strong performance and the Compensation and Organization Development Committee’s determination to bring each NEO

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closer to the market median for his position. Mr. Hennigan’s base salary was further increased to $1,050,000 (a 10.5% increase) effective November 1, 2019, in recognition of the additional responsibilities he assumed upon his appointment as CEO of MPLX on that date.
Annual Cash Bonus Program
2019 ACB Program Structure
Our NEOs were eligible to participate in the 2019 ACB program, which the Compensation and Organization Development Committee approved in February 2019. Awards under the ACB program for our NEOs are calculated as follows:

Year-End Base Salary	×	Bonus Target	×	Performance	=	Final Award

Bonus Target is a percentage of each NEO’s base salary. The Compensation and Organization Development Committee generally approves target bonus opportunities for our NEOs based on analysis of market-competitive data for our compensation peer group, while also taking into consideration each executive’s experience, relative scope of responsibility and potential, other market data and any other information the Committee deems relevant in its discretion.

Performance metrics are established by the Compensation and Organization Development Committee at the beginning of the performance year. Once the performance year has ended, the Compensation and Organization Development Committee reviews and assesses company performance against the performance metrics, as well as other factors the Committee deems relevant in its discretion, including each NEO’s organizational and individual performance.

Payout results may be above or below target based on actual company and individual performance and are capped at 200% of each NEO’s target award.
	ð	There is no guaranteed minimum ACB payout.			ï
2019 Company Metrics and Performance
The Compensation and Organization Development Committee believes it is important for the ACB program to emphasize pre-established financial and operational (including environmental and safety) performance measures, and has determined to collectively weight these measures at 70%. The following table provides the performance levels for each metric, target weighting and our performance achieved in 2019 ($ in millions):

Category	Performance Metric	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Result	Target Weighting	Performance Achieved
Financial	Operating Income Per Barrel	5th or 6th Position	3rd or 4th Position	1st or 2nd Position	3rd Position	15%	15%
					(100% of target)
	Synergy Capture	$240	$480	$960	$1,404	10%	20%
					(200% of target)
	Distributable Cash Flow at MPLX LP	$3,797	$4,219	$4,430	$4,100	10%	8.59%
					(85.9% of target)
	EBITDA	$6,500	$10,800	$12,850	$10,351	5%	4.74%
					(94.78% of target)
Operational	Mechanical Availability	94.5%	95.5%	96.5%	96.7%	10%	20%
					(200% of target)
	Marathon Safety Performance Index	1.00	0.65	0.40	0.67	5%	4.86%
					(97.14% of target)
	Process Safety Events Rate	0.55	0.37	0.25	0.32	5%	7.08%
					(141.67% of target)
	Designated Environmental Incidents	180	145	110	85	5%	10%
					(200% of target)
	Quality Incidents	$0.8	$0.4	$0.2	$0.055	5%	10%
					(200% of target)
					Total	70%	100.27%

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Operating Income per Barrel of crude oil throughput compared to a group of peer companies: BP p.l.c.; Chevron Corporation; Exxon Mobil Corporation; HollyFrontier Corporation; PBF Energy Inc.; Phillips 66; and Valero Energy Corporation.

Synergy Capture tracks annualized ongoing enhanced revenue or margin, cost savings and avoided planned capital outlays realized in connection with the Andeavor Merger.

Distributable Cash Flow at MPLX is a non-GAAP measure reflecting cash flow available to be paid to MPLX’s common unitholders, as disclosed in MPLX’s consolidated financial statements. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Information included in MPLX’s Annual Report on Form 10-K for the year ended December 31, 2019 for more information about this non-GAAP measure. This metric also includes distributable cash flow at ANDX, which MPLX acquired by merger effective July 30, 2019.

EBITDA is a non-GAAP performance metric derived from our consolidated financial statements. It is calculated as earnings before interest and financing costs, interest income, income taxes, depreciation and amortization expense, adjusted for certain items, including impairment expenses, inventory market valuation adjustments, effects of acquisitions and divestitures and certain other non-cash charges and credits.

Mechanical Availability measures the availability of the processing equipment in our refineries and the critical equipment in our midstream assets.

Marathon Safety Performance Index measures our success and commitment to employee safety. Goals are set annually at best-in-class industry performance, focusing on continual improvement and include common industry metrics.

Process Safety Events Rate measures our ability to identify, understand and control certain process hazards.

Designated Environmental Incidents measures certain internal environmental performance metrics.

Quality Incidents measures the impact of product quality incidents and cumulative costs to us.
The performance levels for each metric were established for 2019 by evaluating factors such as performance achieved in the prior year(s), anticipated challenges for 2019, our business plan and our overall strategy. At the time the performance levels were set, the threshold levels were viewed as likely achievable, the target levels were viewed as challenging but achievable and the maximum levels were viewed as extremely difficult to achieve.
The remaining 30% of Company performance is evaluated by the Compensation and Organization Development Committee based upon a number of discretionary factors, including business results in light of opportunities and challenges encountered during the year and adjustments due to the volatility in petroleum-related commodity prices throughout the year, which makes it difficult to establish reliable, pre-determined goals, and individual performance achievements. Key factors considered for 2019 included:

▶	Achieved full-year earnings for 2019 of $2.6 billion.
▶	Sustained focus on shareholder returns, with $3.3 billion returned to shareholders through dividends and share repurchases.
▶	Successful integration of Andeavor into MPC, with synergies realized well over first-year target.
▶	Successful merger of ANDX into MPLX.
2019 NEO Individual Performance
In addition to an evaluation of Company performance, the Compensation and Organization Development Committee reviews our NEOs’ performance, both collectively as a team and individually, in executing our business objectives. As a team, our NEOs focused on enhancing value for our shareholders in the following general categories:

▶	Enhancement of MPC shareholder and MPLX unitholder value through return of capital and unlocking midstream asset value.
▶	Successful integration of Andeavor and ANDX into MPC and MPLX operations.
▶	Excellence in environmental performance, personal safety and process safety improvement.
▶	Talent development, retention, succession and acquisition.
▶	System integration, optimization and removing bottlenecks.

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▶	Growth through organic expansion and acquisition opportunities.
▶	Growth of market share for gasoline and diesel.
▶	Progress on diversity and inclusion initiatives.
In addition to these areas of general team focus, the Compensation and Organization Development Committee evaluated our NEOs based upon their responsibility for certain strategic projects and initiatives and their contribution to the successful execution of our business objectives.
ACB Payments for 2019
In February 2020, the Compensation and Organization Development Committee certified the results under our performance metrics for the 2019 ACB program and, taking into consideration MPC’s performance relative to the pre-established metrics, the key factors discussed above and each NEO’s organizational and individual performance, awarded the following amounts under the ACB program to our NEOs for 2019:

Name	2019 Year-End Base Salary ($)	Bonus Target as a % of Base Salary	Target Bonus ($)		Final Award as a % of Target	Final Award ($)
Heminger	1,750,000	160	2,800,000		161	4,500,000
Templin	975,000	110	1,072,500		170	1,825,000
Goff	1,600,000	160	2,560,000		147	3,750,000
Hennigan	1,050,000	125	1,112,000	*	180	2,000,000
Griffith	850,000	90	765,000		170	1,300,000
Kenney	800,000	90	720,000		153	1,100,000

*	Mr. Hennigan’s Target Bonus amount was adjusted to reflect his change in base salary and bonus target as he transitioned from his role as MPLX’s President to service as MPLX’s President and CEO.

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Long-Term Incentive Compensation Program
Our LTI compensation program is designed to promote achievement of our long-term business objectives by linking our NEOs’ compensation directly to long-term company and equity performance, thereby strengthening alignment between our NEOs’ interests and our shareholders’ interests.
Under our LTI program, the Compensation and Organization Development Committee generally awards our NEOs stock options, restricted stock and performance units on an annual basis. Given our NEOs’ responsibility for managing assets and businesses that advance MPLX’s long-term business objectives, they also receive annual awards of MPLX performance units and phantom units. These awards are granted by an MPLX Board committee comprised of the independent directors (the “MPLX Committee”) following the MPC Compensation and Organization Development Committee’s recommendation. For 2019, the Compensation and Organization Development Committee determined the following mix of LTI awards was appropriate for our NEOs*:

80% MPC LTI Awards			20% MPLX LTI Awards

50% Performance Units	30% Stock Options	20% Restricted Stock/RSUs	50% Performance Units	50% Phantom Units

Performance Units align our NEOs’ long-term interests with our shareholders’ long-term interests by conditioning payout on the performance of our TSR relative to that of our peers over a three-year period. The percentage shown does not include a special grant in 2019 of additional synergy performance units intended to promote the capture of synergies following the Andeavor Merger in October 2018. These awards are discussed in more detail below.

Stock Options drive behaviors and actions that enhance long-term shareholder value and are inherently performance-based, as our stock price must increase before the NEO can recognize any benefit.

Restricted Stock/RSUs promote our NEOs’ ownership of our common stock, aid in retention and help our NEOs comply with our stock ownership guidelines.

MPLX Performance Units align our NEOs’ long-term interests with the long-term interests of our shareholders and MPLX’s unitholders, including MPC, by conditioning payout on the performance of MPLX’s total unitholder return and distributable cash flow relative to that of its peers over a three-year period.

MPLX Phantom Units promote our NEOs’ ownership of MPLX common units, strengthening alignment between our NEOs’ interests and the interests of MPLX’s unitholders, including MPC, and help them comply with MPLX’s unit ownership guidelines.

* Based on the nature of his role, Mr. Kenney’s award split is 90% MPC/10% MPLX. The MPLX Committee determines the mix of MPLX awards between MPLX performance units and MPLX phantom units. The mix shown does not include the special grant to our NEOs of synergy performance units, as these were granted outside of our standard LTI program and were not considered when determining the LTI mix. The synergy performance units are described in more detail below.
See the “2019 Grants of Plan-Based Awards” table and accompanying narrative below for more information about the specific awards granted to our NEOs in 2019.
2017 MPC Performance Unit Payouts
In February 2017, the Compensation and Organization Development Committee awarded performance units to certain of our NEOs as part of the 2017 LTI program. The 2017 performance units evaluated our TSR relative to a peer group of petroleum industry competitors and a market index over a 36-month performance cycle. This relative evaluation recognizes the cyclical nature of our business and commodity prices and prevents volatility from directly advantaging or disadvantaging the payout percentage.

TSR Calculation		2017 MPC Performance Unit Peer Group

(Ending Stock Price - Beginning Stock Price) + Cumulative Cash Dividends		Andeavor* Chevron Corporation HollyFrontier Corporation PBF Energy Inc. Phillips 66 Valero Energy Corporation S&P 500 Energy Index
Beginning Stock Price
The beginning and ending stock price is the average of each company’s closing stock price for the 20 trading days immediately preceding each applicable date.

Measurement Periods

First 12 months	Third 12 months	*Removed effective January 1, 2018 due to industry consolidation.
Second 12 months	Entire 36-month period

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Our relative TSR performance percentile was measured for each measurement period, with the payout for performance between quartiles determined using linear interpolation:

TSR Percentile	Below 25th*	25th*	50th	100th (Highest)
Payout (% of Target)	0%	50%	100%	200%

*	Increased to 30th percentile for awards granted in 2018 and thereafter.
In January 2020, the Compensation and Organization Development Committee certified the final TSR results for the 2017 performance units:

TSR Measurement Period	Actual TSR (%)	Position	Percentile Ranking (%)	TSR Payout Percentage (% of Target)
1/1/2017 - 12/31/2017	34.6	3rd of 8	71.43	142.86
1/1/2018 - 12/31/2018	(4.6)	4th of 7	50.00	100.00
1/1/2019 - 12/31/2019	3.2	4th of 7	50.00	100.00
1/1/2017 - 12/31/2019	32.4	4th of 7	50.00	100.00
			Average:	110.72
Each performance unit had a target value of $1.00, and the actual payout could vary from $0.00 to $2.00 (0% to 200% of target). Based on the resulting average, each performance unit granted was multiplied by 110.72%, and the Compensation and Organization Development Committee approved the following payouts to the participating NEOs:

	Heminger	Templin*	Griffith	Kenney
Target Number of 2017 Performance Units	3,840,000	240,000	800,000	792,000
Payout ($)	4,251,648	265,728	885,760	876,903

*
Mr. Templin’s target number of 2017 MPC performance units was lower than the other participating NEOs’ targets because at the time of the award in 2017, he served as President of MPLX and thus received a higher percentage of his overall LTI mix in the form of MPLX performance units.

The 2017 performance units settled 25% in MPC common stock and 75% in cash. MPC performance units granted to our NEOs in 2018 and 2019 remain outstanding. See the “Outstanding Equity Awards at 2019 Fiscal Year-End” table below for additional information about these awards.
MPC Synergy Performance Unit Payouts
In January 2019, the Compensation and Organization Development Committee awarded our NEOs synergy performance units under a new performance unit incentive program intended to promote our realization of annual run-rate synergies in connection with the integration of Andeavor, which we acquired October 1, 2018. The synergy performance units are payable in cash upon the achievement of the following performance targets during each applicable performance period, with the payout for performance between levels determined using linear interpolation.

	Performance Period
	October 1, 2018 through December 31, 2019		January 1, 2020 through December 31, 2020		January 1, 2021 through December 31, 2021
Performance Level	Synergy Capture Performance	Payout Percentage	Synergy Capture Performance	Payout Percentage	Synergy Capture Performance	Payout Percentage
Maximum	$960 million	200%	$1,420 million	200%	$2,000 million	200%
Target	$480 million	100%	$710 million	100%	$1,000 million	100%
Threshold (CEO)	$288 million	60%	$426 million	60%	$600 million	60%
Threshold (Other NEOs)	$240 million	50%	$355 million	50%	$500 million	50%
Below threshold (CEO)	Below $288 million	0%	Below $426 million	0%	Below $600 million	0%
Below threshold (Other NEOs)	Below $240 million	0%	Below $355 million	0%	Below $500 million	0%

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EXECUTIVE COMPENSATION

The performance periods for the awards to Messrs. Heminger, Templin, Hennigan, Griffith and Kenney are October 1, 2018 through December 31, 2019, January 1, 2020 through December 31, 2020 and January 1, 2021 through December 31, 2021. The performance period for the award to Mr. Goff is October 1, 2018 through December 31, 2019. The synergy performance units generally vest and are payable following completion of each performance period. Earlier vesting may occur in the event of a participant’s death or termination of employment, a change in control or if the captured synergies reach $2.0 billion prior to the completion of the final performance period.
Each synergy performance unit had a target value of $1.00, and the actual payout could vary from $0.00 to $2.00 (0% to 200% of target). In February 2020, the Compensation and Organization Development Committee certified the final synergy capture performance for the October 1, 2018 through December 31, 2019 performance period at $1,404 million, which was above the maximum performance level, and approved the following payouts:

	Heminger	Templin	Goff	Hennigan	Griffith	Kenney
Target Number of Synergy Performance Units for 2019	2,250,000	666,666	2,000,000	583,333	466,666	416,666
Payout ($)	4,500,000	1,333,332	4,000,000	1,166,666	933,332	833,332
The synergy performance units for the January 1, 2020 through December 31, 2020 and the January 1, 2021 through December 31, 2021 performance periods remain outstanding. See the “Outstanding Equity Awards at 2019 Fiscal Year-End” table below for additional information about these awards.
2017 MPLX Performance Unit Payouts
In February 2017, the MPC Compensation and Organization Development Committee and the MPLX Committee recommended that MPLX performance units be awarded to certain of our NEOs as part of the 2017 LTI program. The 2017 performance units are based 50% on MPLX’s total unitholder return (“TUR”) relative to a peer group of midstream companies and 50% on a metric that measures the growth of MPLX’s distributable cash flow (“DCF”), in each case measured over a three-year performance cycle. The MPLX Committee believes the relative TUR and DCF metrics are important indicators of performance as they are commonly used by unitholders to measure a master limited partnership’s performance against others within the same industry.

TUR Calculation		Measurement Periods

(Ending Unit Price - Beginning Unit Price) + Cumulative Cash Distributions		First 12 months
Beginning Unit Price		Second 12 months
The beginning and ending unit price is the average of each company’s closing unit price for the 20 trading days immediately preceding each applicable date.		Third 12 months
Entire 36-month period

2017 MPLX Performance Unit Peer Group
Andeavor Logistics LP*	Enterprise Products Partners L.P.	Valero Energy Partners LP*
Buckeye Partners, L.P.*	Magellan Midstream Partners, L.P.	Western Midstream Operating, LP
Enbridge Energy Partners, L.P.**	Phillips 66 Partners LP	Williams Partners L.P.**
Energy Transfer Partners, L.P.**	Plains All American Pipeline, L.P.

*Removed effective January 1, 2019 due to industry consolidation.
**Removed effective January 1, 2018 due to industry consolidation.
MPLX’s relative TUR performance percentile was measured for each measurement period, with the payout for performance between quartiles determined using linear interpolation:

TUR Percentile	Below 25th*	25th*	50th	100th (Highest)
Payout (% of Target)	0%	50%	100%	200%

*	Increased to the 30th percentile for awards granted in 2018 and thereafter.

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The DCF metric threshold, target and maximum levels were calculated by applying 8%, 10% and 12% compound annual growth rates, respectively, over the DCF per MPLX common unit at December 31, 2016 ($2.35), with the payout for performance between quartiles determined using linear interpolation:

DCF per common unit at 12/31/2019	Below $2.96	$2.96	$3.12	$3.30
Payout (% of Target)	0%	50%	100%	200%
In January 2020, the MPLX Committee certified the final relative TUR and DCF results for the 2017 MPLX performance units:

TUR Measurement Period	Actual TUR (%)	Position	Percentile Ranking (%)	TUR Payout Percentage (% of Target)
1/1/2017 - 12/31/2017	17.5	1st of 12	100.00	200.00
1/1/2018 - 12/31/2018	(4.2)	6th of 9	37.50	75.00
1/1/2019 - 12/31/2019	(13.8)	5th of 6	20.00	—
1/1/2017 - 12/31/2019	(0.7)	4th of 6	40.00	80.00
			Average:	88.75%

	Below Threshold	Threshold	Target	Maximum	Actual DCF
DCF per common unit at 12/31/2019	Below $2.96	$2.96	$3.12	$3.30	$3.71
DCF Payout Percentage (% of Target)	0%	50%	100%	200%	200%
Each MPLX performance unit had a target value of $1.00, and the actual payout could vary from $0.00 to $2.00 (0% to 200% of target). The 2017 MPLX performance units final payout percentage was determined by averaging the TUR payout percentage and the DCF payout percentage. Based on the resulting average, each MPLX performance unit granted was multiplied by 144.38%, and the MPLX Committee approved the following payouts:

	Heminger	Templin	Griffith	Kenney
Target Number of MPLX 2017 Performance Units	1,200,000	1,200,000	250,000	110,000
Payout ($)	1,732,560	1,732,560	360,950	158,818
The 2017 MPLX performance units settled 25% in MPLX common units and 75% in cash. MPLX performance units granted to our NEOs in 2018 and 2019 remain outstanding. See the “Outstanding Equity Awards at 2019 Fiscal Year-End” table below for additional information about these awards.

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EXECUTIVE COMPENSATION

Other Benefits
In addition to the three key compensation elements described above, our NEOs are generally eligible to participate in our market-competitive health and life insurance plans, long-term and short-term disability programs, retirement and severance programs. We also provide limited perquisites to our NEOs that are consistent with market-based trends. None of these additional programs are considered material by the Compensation and Organization Development Committee when making compensation decisions.
Retirement Benefits
Retirement benefits provided to our NEOs are designed to be consistent in value and aligned with benefits offered by the other companies with which we compete for talent. Benefits under our qualified and nonqualified plans are described in more detail in “Post-Employment Benefits for 2019” and “2019 Nonqualified Deferred Compensation.”
Severance Benefits
MPC and MPLX maintain change in control plans designed to (i) preserve executives’ economic motivation to consider a business combination that might result in job loss and (ii) compete effectively in attracting and retaining executives in an industry that features frequent mergers, acquisitions and divestitures. Our change in control benefits are described further in “Potential Payments upon Termination or Change in Control.”
Perquisites
Our NEOs receive limited perquisites, which are consistent with those offered by our peer group companies.

◆	Tax and Financial Planning Services

We generally reimburse our NEOs for certain tax, estate and financial planning services up to $15,000 per year while serving as an executive officer and $3,000 in the year following retirement or death.

◆	Health and Well-being

Under our enhanced annual physical health program, our senior management, including our NEOs, are eligible for a comprehensive physical (generally in the form of a one-day appointment), with procedures similar to those available to all other employees under our health program.

◆	Use of Corporate Aircraft

The primary use of our corporate aircraft is for business purposes, and it must be authorized by our CEO. Our CEO also occasionally authorizes limited personal use of our corporate aircraft for certain executives, as he did for Mr. Goff during 2019. Occasionally, spouses or other guests may accompany our executive officers on corporate aircraft, or our executive officers may travel for personal purposes on corporate aircraft when space is available on business-related flights. The cost of any such travel that does not meet the Internal Revenue Service standard for business use is imputed as income to the executive officer.

◆	Safety and Security

Given the significant public profile of our CEO and the publicity given to those in our industry, the Board has authorized certain limited security benefits to our CEO, including the maintenance, operation and monitoring of enhanced security systems and his personal use of corporate aircraft. These benefits are monitored by the Compensation and Organization Development Committee and are taxable income to our CEO.

Reportable values for these perquisites, based on the incremental costs to us, are included in the “All Other Compensation” column of the “2019 Summary Compensation Table.”

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Compensation Governance
Stock Ownership Guidelines
Our stock ownership guidelines align our executive officers’ long-term interests with those of our shareholders. These guidelines require the executive officers in the positions shown below to retain MPC common stock with a value at least equal to a target multiple of their annualized base salary. The targeted multiples vary depending upon the executives’ position and responsibilities:

Stock Ownership Requirement (multiples of base salary)
6x	4x	3x	2x

CEO	Executive Vice Chairman Presidents Executive Vice Presidents	Chief Human Resources Officer General Counsel Senior Vice Presidents	Vice Presidents

Each officer must hold all equity we grant until the applicable ownership guideline has been achieved. In addition, all full-value shares of MPC common stock received under our incentive compensation plan, including upon the settlement of performance units, must be held for a minimum of one year following the vesting date. Compliance with these guidelines is assessed annually. As of the most recent assessment in February 2020, all of our NEOs had met their stock ownership guidelines.
Prohibition on Hedging and Pledging our Common Stock
Under our policy on trading of securities, none of our directors, officers, including our NEOs, or select employees designated under the policy may purchase or sell any financial instrument, including but not limited to put or call options, the price of which is affected in whole or in part by changes in the price of our securities, unless such financial instrument was issued by us to such director, officer or covered employee.  Further, no director, officer or covered employee may participate in any hedging transaction related to our securities. This policy ensures that our directors, officers and covered employees bear the full risk of MPC common stock ownership.
Recoupment/Clawback Policy
Our ACB and LTI programs provide for recoupment in the case of certain forfeiture events. If the SEC or our Audit Committee requires us to prepare a material accounting restatement due to noncompliance with any financial reporting requirement under applicable securities laws as a result of misconduct, our Compensation and Organization Development Committee may determine that a forfeiture event has occurred based on an assessment of whether an executive officer: (i) knowingly engaged in misconduct; (ii) was grossly negligent with respect to misconduct; (iii) knowingly failed or was grossly negligent in failing to prevent misconduct; or (iv) engaged in fraud, embezzlement or other similar misconduct materially harmful to us.
If it determines that a forfeiture event has occurred, the Compensation and Organization Development Committee may require reimbursement of any portion of an executive officer’s bonus from the ACB program that would not have been earned had the forfeiture event not occurred. Payments made in settlement of performance units may be recouped if the forfeiture event occurred while the executive officer was employed, or within three years after termination of employment. In addition, the executive’s unexercised and unvested equity awards would be subject to immediate forfeiture.
These recoupment provisions are in addition to any clawback provisions under Section 304 of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, NYSE listing standards and other applicable law.

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Independent Compensation Consultant
The Compensation and Organization Development Committee engaged Pay Governance LLC (the “Consultant”) as its independent compensation consultant for 2019. While the Compensation and Organization Development Committee oversees the Consultant’s activities, the Consultant does interact with management to gather information and formalize proposals for presentation to the Committee. During 2019, the only services the Consultant provided to our management or us were directly related to executive or director compensation matters.
In determining that the advice it receives from the Consultant is objective and not influenced by the Consultant’s working relationship with MPC or the Compensation and Organization Development Committee, the Committee assessed the independence of the Consultant by considering, among other factors:

▶	The Consultant’s provision of other services to us;

▶	The amount of fees we paid the Consultant, as a percentage of the Consultant’s total revenue;

▶	The Consultant’s policies and procedures that are designed to prevent internal conflicts;

▶	Any business or personal relationship of the Consultant with the members of the Compensation and Organization Development Committee or our executive officers; and

▶	Any MPC stock owned by the Consultant.
The Compensation and Organization Development Committee has considered and assessed all relevant factors, including those required by the SEC, that could give rise to a potential conflict of interest with respect to the Consultant in 2019. Based on this review, the Compensation and Organization Development Committee determined that the Consultant’s work performed during 2019 did not raise any conflicts of interest.
Compensation Risk Assessment
Annually, the Consultant performs an assessment of the risks associated with our compensation programs. In January 2020, the Compensation and Organization Development Committee reviewed the most recent assessment of our policies and practices for compensating our executive officers and non-executive employees as they relate to our risk management profile. This assessment noted the following risk-mitigating factors:

✓
The Compensation and Organization Development Committee annually reviews analyses on targeted compensation, actual compensation and stock ownership, and employs a philosophy of targeting total compensation at the peer group median.

✓	The mix of fixed versus variable compensation and cash versus equity is reasonable.
✓	Key functions are involved in establishing, reviewing and administering our incentive plans to ensure accuracy and transparency.
✓	Incentive awards are generally capped at a maximum payout of 200% of target.
✓	Financial metrics used within incentive plans align with shareholder value creation.
✓	A comprehensive process, incorporating significant discussion between management and the Compensation and Organization Development Committee, is followed when determining incentive goals.
✓	Executive officers are required to comply with a rigorous stock ownership policy and an additional holding policy on earned or vested full-value shares.
✓	Long-term incentive awards vest over multi-year periods.
✓	Appropriate levels of review, approval and governance support compensation decisions.
✓	We maintain an insider trading policy, an anti-hedging policy and a recoupment policy that addresses the restatement of results.
✓	The full Board plays an active role in leadership succession planning.

Compensation Risk Assessment Conclusions

Our compensation programs are appropriate to meet our business objectives.	Our compensation programs are balanced in composition between cash and equity.

Our compensation programs are balanced in composition between annual and long-term performance.	Any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on our financial statements.

44	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation
Messrs. Rohr (Chair), Alkhayyal, Bunch, Davis and Galante served on our Compensation and Organization Development Committee during 2019. The Board determined that each member qualified as independent. As Chairman of MPLX GP, the general partner of MPLX, and as Chairman of the general partner of Andeavor Logistics L.P. (prior to its acquisition by MPLX in July 2019), Mr. Heminger participated in compensation decisions for those entities. During 2019, none of our other executive officers served as a member of a compensation committee or board of directors of another entity that has an executive officer serving as a member of our Compensation and Organization Development Committee or Board of Directors.
Tax Policy
Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally disallows a tax deduction to a public corporation for compensation over $1 million paid in any fiscal year to certain executive officers (and, beginning in 2018, certain former executive officers). Historically, Section 162(m) exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Significant aspects of our compensation programs were designed to permit (but not require) compensation to potentially qualify for this performance-based exception. To accomplish this, we previously asked shareholders to approve equity and incentive compensation plans that included limitations and provisions required to be included under Section 162(m).
Tax reform legislation amended Section 162(m) in December of 2017 to: (i) eliminate the exemption for performance-based compensation, other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017, and in effect on that date; and (ii) expand the group of current and former executive officers who may be covered by the Section 162(m) deduction limit.
While our shareholder-approved incentive plans provide that certain awards could be made in a manner intended to potentially qualify for the performance-based compensation exemption, that exemption is no longer available for tax years after 2017, other than with respect to certain “grandfathered” arrangements as noted above. Our Compensation and Organization Development Committee expects in the future to authorize compensation that will not be deductible under Section 162(m) when it believes doing so is in the best interests of our shareholders and us.

Compensation and Organization Development Committee Report

The Compensation and Organization Development Committee has reviewed and discussed the Executive Compensation Discussion and Analysis for 2019 with management and, based on such review and discussions, recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation and Organization Development Committee

James E. Rohr, Chair	Charles E. Bunch	Edward G. Galante

Abdulaziz F. Alkhayyal	Steven A. Davis

2020 Proxy Statement	45

EXECUTIVE COMPENSATION

Executive Compensation Tables
2019 Summary Compensation Table
The following table provides information regarding compensation for our 2019 NEOs for the years shown.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gary R. Heminger	2019	1,737,500	8,382,518	3,360,005	9,000,000	971,714	677,427	24,129,164
Chairman and Chief Executive Officer	2018	1,687,500	8,143,693	3,240,009	5,200,000	931,253	603,595	19,806,050
	2017	1,637,500	7,736,165	3,840,001	5,000,000	942,420	514,721	19,670,807
Donald C. Templin	2019	968,750	2,395,023	960,006	3,158,332	439,583	194,854	8,116,548
Executive Vice President and Chief Financial Officer	2018	937,500	2,364,874	960,005	1,700,000	268,777	192,823	6,423,979
	2017	856,250	2,623,087	240,001	1,700,000	285,452	159,596	5,864,386
Gregory J. Goff	2019	1,600,000	11,666,364	2,940,001	7,750,000	5,721,488	438,687	30,116,540
Executive Vice Chairman	2018	400,000	—	—	4,600,000	1,062,308	121,941	6,184,249
Michael J. Hennigan	2019	954,167	2,215,393	888,005	3,166,666	245,801	186,835	7,656,867
President and Chief Executive Officer, MPLX
Timothy T. Griffith	2019	837,500	1,916,038	768,007	2,233,332	272,229	508,922	6,536,028
President, Speedway LLC	2018	775,000	1,655,410	672,011	1,150,000	130,153	135,124	4,517,698
	2017	681,250	1,611,727	800,003	1,100,000	145,967	103,922	4,442,869
Anthony R. Kenney	2019	787,500	1,737,876	810,009	1,933,332	293,575	138,194	5,700,486
Executive Vice President, Speedway LLC	2018	743,750	1,519,283	675,016	1,100,000	286,725	142,504	4,467,278
	2017	718,750	1,334,144	792,000	1,100,000	379,447	135,898	4,460,239
Salary shows the actual amount earned during the year. Mr. Goff commenced employment with us on October 1, 2018. See the base salary overview in the CD&A for additional information on base salaries for 2019.
Stock Awards and Option Awards reflect the aggregate grant date fair value of LTI awarded in the applicable year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 24 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and Note 21 to MPLX’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019 for assumptions used to determine the values of these awards.
Performance Units granted in 2019 are included in the Stock Awards column for 2019. Their maximum value, assuming the highest level of performance achieved, is:

	Heminger	Templin	Goff	Hennigan	Griffith	Kenney
MPC Performance Units ($)	11,200,000	3,200,000	9,800,000	2,960,000	2,560,000	2,700,000
MPLX Performance Units ($)	2,800,000	800,000	2,450,000	740,000	640,000	300,000
Non-Equity Incentive Plan Compensation reflects the total ACB award earned for the year indicated, paid the following year. Amounts for 2019 also include payouts under the synergy performance units for the performance period from October 1, 2018 through December 31, 2019.
Change in Pension Value and Nonqualified Deferred Compensation Earnings reflects the annual change in actuarial present value of accumulated benefits under the MPC, Speedway and Andeavor retirement plans. See “Post-Employment Benefits for 2019” for more information about our defined benefit plans and the assumptions used to calculate these amounts. No deferred compensation earnings are reported as our nonqualified deferred compensation plans do not provide above-market or preferential earnings.

46	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

All Other Compensation aggregates our contributions to defined contribution plans and the limited perquisites we offer to our NEOs, which are described in more detail in the perquisites overview in the CD&A.

Name	Personal Use of Company Aircraft ($)	Company Physicals ($)	Tax and Financial Planning ($)	Security ($)	Company Contributions to Defined Contribution Plans ($)	Other ($)	Total All Other Compensation ($)
Heminger	132,518	3,827	5,295	48,909	486,878	—	677,427
Templin	—	3,827	3,748	—	187,279	—	194,854
Goff	3,340	3,827	—	—	430,920	600	438,687
Hennigan	—	3,827	—	—	178,835	4,173	186,835
Griffith	—	3,827	—	—	140,076	365,019	508,922
Kenney	—	3,827	2,607	—	131,760	—	138,194
Personal Use of Company Aircraft reflects our aggregate incremental cost of personal use of corporate aircraft by our NEOs, their spouses or other guests for 2019, estimated using the average costs of operating the aircraft, including fuel costs, trip-related maintenance, crew travel expenses, trip-related fees, storage costs, communications charges and other miscellaneous variable costs. Fixed costs, such as pilot compensation, the purchase and lease of aircraft and maintenance not related to travel, are excluded from this calculation. We believe this method provides a reasonable estimate of our incremental cost; however, it overstates the actual incremental cost when a flight has a primary business purpose, space is available to transport an officer or his or her guest not traveling for business purposes, and no incremental cost is realized by us. No income tax assistance or gross-ups are provided for personal use of corporate aircraft.
Company Contributions to Defined Contribution Plans reflect our contributions under our tax-qualified retirement plans and related nonqualified deferred compensation plans. See “Post-Employment Benefits for 2019” and “2019 Nonqualified Deferred Compensation” for more information.
Other for Mr. Hennigan reflects reimbursement for the following amounts in connection with his 2017 move to our headquarters in Findlay, Ohio: $2,323 in reimbursement for relocation expenses and $1,851 in reimbursement for taxes due on the relocation reimbursement. Other for Mr. Griffith reflects reimbursement for the following amounts in connection with his assumption of the role of Speedway’s President in July 2019: $254,861 in reimbursement for relocation expenses he incurred as a result of moving to Speedway’s headquarters in Enon, Ohio, and $110,158 in reimbursement for taxes due on the relocation reimbursement.

2020 Proxy Statement	47

EXECUTIVE COMPENSATION

2019 Grants of Plan-Based Awards
The following table provides information regarding all MPC plan-based awards, including cash-based incentive awards and equity-based awards, granted by our Compensation and Organization Development Committee to our NEOs in 2019, as well as all MPLX plan-based awards granted by the MPLX Committee to our NEOs in 2019.

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Heminger	ACB		—	2,800,000	5,600,000
	Stock Options	3/1/2019								234,310	62.68	3,360,005
Restricted Stock		3/1/2019							35,738			2,240,058
Performance Units		3/1/2019				700,000	5,600,000	11,200,000				4,029,760
Synergy Performance Units		2/1/2019	—	6,750,000	13,500,000
MPLX Phantom Units		3/1/2019							42,195			1,400,030
MPLX Performance Units		3/1/2019				87,500	1,400,000	2,800,000				712,670
Templin	ACB		—	1,072,500	2,145,000
	Stock Options	3/1/2019								66,946	62.68	960,006
Restricted Stock		3/1/2019							10,211			640,025
Performance Units		3/1/2019				200,000	1,600,000	3,200,000				1,151,360
Synergy Performance Units		2/1/2019	—	2,000,000	4,000,000
MPLX Phantom Units		3/1/2019							12,056			400,018
MPLX Performance Units		3/1/2019				25,000	400,000	800,000				203,620
Goff	ACB		—	2,560,000	5,120,000
	Stock Options	3/1/2019								205,021	62.68	2,940,001
Restricted Stock		3/1/2019							31,270			1,960,004
Performance Units		3/1/2019				612,500	4,900,000	9,800,000				3,526,040
Synergy Performance Units		2/1/2019	—	2,000,000	4,000,000
MPLX Phantom Units		3/1/2019							36,920			1,225,006
MPLX Phantom Units		7/30/2019							147,438			4,331,728
MPLX Performance Units		3/1/2019				76,563	1,225,000	2,450,000				623,586
Hennigan	ACB		—	1,112,000	2,224,000
	Stock Options	3/1/2019								61,925	62.68	888,005
Restricted Stock		3/1/2019							9,445			592,013
Performance Units		3/1/2019				185,000	1,480,000	2,960,000				1,065,008
Synergy Performance Units		2/1/2019	—	1,750,000	3,500,000
MPLX Phantom Units		3/1/2019							11,152			370,023
MPLX Performance Units		3/1/2019				23,125	370,000	740,000				188,349
Griffith	ACB		—	765,000	1,530,000
	Stock Options	3/1/2019								53,557	62.68	768,007
Restricted Stock		3/1/2019							8,169			512,033
Performance Units		3/1/2019				160,000	1,280,000	2,560,000				921,088
Synergy Performance Units		2/1/2019	—	1,400,000	2,800,000
MPLX Phantom Units		3/1/2019							9,645			320,021
MPLX Performance Units		3/1/2019				20,000	320,000	640,000				162,896
Kenney	ACB		—	720,000	1,440,000
	Stock Options	3/1/2019								56,486	62.68	810,009
Restricted Stock		3/1/2019							8,616			540,051
Performance Units		3/1/2019				168,750	1,350,000	2,700,000				971,460
Synergy Performance Units		2/1/2019	—	1,250,000	2,500,000
MPLX Phantom Units		3/1/2019							4,521			150,007
MPLX Performance Units		3/1/2019				9,375	150,000	300,000				76,358

Approval Dates. The MPC awards granted on February 1, 2019 and March 1, 2019 were approved by the Compensation and Organization Development Committee on January 26, 2019 and February 26, 2019, respectively. The MPLX awards granted on March 1, 2019 were approved by the MPLX Committee on February 27, 2019. The MPLX awards granted on July 30, 2019 were approved by the MPLX Board on July 22, 2019.

48	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

MPC Stock Options generally vest in equal installments on the first, second and third anniversaries of the grant date and expire 10 years after the grant date. The exercise price is generally equal to the closing price of our common stock on the grant date. Option holders do not have voting rights or receive dividends on the underlying stock.
MPC Restricted Stock generally vests in equal installments on the first, second and third anniversaries of the grant date. Unvested restricted stock awards accrue dividends, which are paid on the scheduled vesting dates. Holders of unvested restricted stock have voting rights.
MPC Performance Units generally vest following a 36-month performance period and are settled 25% in MPC common stock and 75% in cash. Unvested performance units do not receive dividends and do not have voting rights. The target amounts shown reflect the number of performance units granted, each of which has a target value of $1.00. The threshold, which is the minimum possible payout, is achieved when the payout percentage is 50% for one TSR measurement period and 0% for the other three TSR measurement periods, resulting in an average payout percentage of 12.5%. The maximum payout is 200% of target.
Synergy Performance Units vest upon completion of each performance period and are settled in cash. Earlier vesting may occur in the event of a participant’s death or termination of employment, a change in control or if the captured synergies reach $2.0 billion prior to the completion of the final performance period. The performance periods are October 1, 2018 through December 31, 2019, January 1, 2020 through December 31, 2020 and January 1, 2021 through December 31, 2021, except in the case of Mr. Goff, whose award spanned a single performance period (October 1, 2018 through December 31, 2019). The target amounts shown reflect the number of performance units granted, at $1.00 per unit. No threshold amount is disclosed as the Compensation and Organization Development Committee has discretion to award nothing under the synergy performance units. The maximum payout is 200% of target.
MPLX Phantom Units generally vest in equal installments on the first, second and third anniversaries of the grant date and are settled in MPLX common units. Distribution equivalents accrue on the phantom unit awards and are paid on the scheduled vesting dates. Holders of unvested phantom units have no voting rights.
The July 30, 2019 grant to Mr. Goff represents the conversion of his ANDX phantom unit awards to MPLX phantom unit awards upon the completion of the merger of ANDX into MPLX on that date. These awards vest on the third anniversary of each award’s original grant date under the Andeavor Logistics LP 2011 Long-Term Incentive Plan.
MPLX Performance Units generally vest following a 36-month performance period and are settled 25% in MPLX common units and 75% in cash. Unvested performance units do not receive cash distributions or have voting rights. The target amounts shown reflect the number of performance units granted, each of which has a target value of $1.00. The threshold, which is the minimum possible payout, is achieved when the payout percentage is 0% for the DCF metric, 50% for one TUR measurement period and 0% for the other three TUR measurement periods, resulting in an average payout percentage of 6.25%. The maximum payout is 200% of target.
Modified Vesting Dates. To promote the retention of Messrs. Templin, Hennigan and Griffith, their award agreements for MPC stock options, MPC restricted stock, MPC performance units, MPLX phantom units and MPLX performance units granted in 2017, 2018 and 2019 were amended such that any such unvested awards now become non-forfeitable on the earlier of December 31, 2020 or the date of such executive’s involuntary termination by MPC.
Grant Date Fair Value reflects the total grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718, as discussed further in Note 24 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in Note 21 to MPLX’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019. The Black-Scholes value used for the MPC stock options was $14.34 per share. The MPC restricted stock value was based on the MPC common stock closing price of $62.68 on the grant date. The MPC performance units have a grant date fair value of $0.7196 per unit, using a Monte Carlo valuation model. The MPLX phantom unit value was based on the MPLX common unit closing price of $33.18 on the grant date ($29.38 in the case of the awards granted on July 30, 2019). The portion (50%) of the MPLX performance units attributable to the TUR metric has a grant date fair value of $0.6848 per unit using a Monte Carlo valuation model, and the portion (50%) attributable to the DCF metric has grant date fair values of $1.00, $0.00 and $0.00 for the respective 2019, 2020 and 2021 performance years.

2020 Proxy Statement	49

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2019 Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2019.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Heminger	2/24/2010	246,340	—	12.37	2/24/2020
	2/23/2011	236,744	—	20.85	2/23/2021
	12/5/2011	73,712	—	17.20	12/5/2021
	2/29/2012	420,170	—	20.78	3/1/2022
	2/27/2013	221,454	—	41.37	2/27/2023
	3/1/2014	257,340	—	41.69	3/1/2024
	3/1/2015	260,742	—	50.89	3/1/2025
	3/1/2016	353,060	—	34.63	3/1/2026
	3/1/2017	179,775	89,888	50.99	3/1/2027	MPC
	3/1/2018	62,176	124,353	64.79	3/1/2028	39,592	2,385,418	11,000,000	22,000,000
	3/1/2019	—	234,310	62.68	3/1/2029	MPLX
		2,311,513	448,551			77,852	1,982,112	2,750,000	5,500,000
Templin	7/1/2011	148,370	—	21.10	7/1/2021
	2/29/2012	89,636	—	20.78	3/1/2022
	2/27/2013	51,674	—	41.37	2/27/2023
	3/1/2014	56,616	—	41.69	3/1/2024
	3/1/2015	59,260	—	50.89	3/1/2025
	3/1/2016	60,181	—	34.63	3/1/2026
	3/1/2017	11,236	5,618	50.99	3/1/2027	MPC
	3/1/2018	18,422	36,846	64.79	3/1/2028	17,582	1,059,316	3,200,000	6,400,000
	3/1/2019	—	66,946	62.68	3/1/2029	MPLX
		495,395	109,410			30,221	769,427	800,000	1,600,000
Goff	5/3/2010	62,669	—	7.31	5/3/2020	MPC
	5/5/2010	220,660	—	6.92	5/5/2020	492,264	29,658,906	4,900,000	9,800,000
	3/1/2019	—	205,021	62.68	3/1/2029	MPLX
		283,329	205,021			179,725	4,575,799	1,225,000	2,450,000
Hennigan	3/1/2018	10,075	20,150	64.79	3/1/2028	MPC
	3/1/2019	—	61,925	62.68	3/1/2029	26,858	1,618,195	2,355,000	4,710,000
		10,075	82,075			MPLX
						113,543	2,890,805	1,245,000	2,490,000
Griffith	8/26/2011	19,100	—	17.44	8/26/2021
	2/29/2012	28,012	—	20.78	3/1/2022
	2/27/2013	13,072	—	41.37	2/27/2023
	3/1/2014	16,406	—	41.69	3/1/2024
	3/1/2015	42,668	—	50.89	3/1/2025
	3/1/2016	64,193	—	34.63	3/1/2026
	3/1/2017	37,453	18,727	50.99	3/1/2027	MPC
	3/1/2018	12,896	25,792	64.79	3/1/2028	15,394	927,489	2,400,000	4,800,000
	3/1/2019	—	53,557	62.68	3/1/2029	MPLX
		233,800	98,076			17,188	437,606	600,000	1,200,000
Kenney	2/23/2011	59,242	—	20.85	2/23/2021
	12/5/2011	14,262	—	17.20	12/5/2021
	2/29/2012	67,228	—	20.78	3/1/2022
	2/27/2013	33,218	—	41.37	2/27/2023
	3/1/2014	43,426	—	41.69	3/1/2024
	3/1/2015	53,334	—	50.89	3/1/2025
	3/1/2016	75,828	—	34.63	3/1/2026
	3/1/2017	37,078	18,540	50.99	3/1/2027	MPC
	3/1/2018	12,953	25,908	64.79	3/1/2028	9,049	545,202	2,475,000	4,950,000
	3/1/2019	—	56,486	62.68	3/1/2029	MPLX
		396,569	100,934			7,758	197,519	275,000	550,000

50	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Stock Options generally vest in equal installments on the first, second and third anniversaries of the grant date and expire 10 years after the grant date; however, to promote the retention of Messrs. Templin, Hennigan and Griffith, their award agreements for the 2017, 2018 and 2019 MPC stock options shown in this table were amended such that any such unvested awards now become non-forfeitable on the earlier of December 31, 2020 or the date of such executive’s involuntary termination by MPC. The stock option exercise price is generally equal to the closing price of our common stock on the grant date. Option holders do not have voting rights or receive dividends on the underlying stock. Awards granted to Messrs. Heminger and Kenney prior to June 30, 2011 were made by Marathon Oil. The Marathon Oil awards converted to MPC equity awards when MPC separated from Marathon Oil in 2011 and remain subject to the original vesting schedules.
Unvested Shares and Units reflect the number of shares of unvested MPC restricted stock, MPC restricted stock units and MPLX phantom units held on December 31, 2019. Restricted stock and phantom units generally vest in one-third increments on the first, second and third anniversaries of the grant date; however, to promote the retention of Messrs. Templin, Hennigan and Griffith, their award agreements for the 2017, 2018 and 2019 MPC restricted stock awards and MPLX phantom units shown in the following table were amended such that any such unvested awards now become non-forfeitable on the earlier of December 31, 2020 or the date of such executive’s involuntary termination by MPC. The table below reflects the original vesting dates of these awards as they remain subject to distribution on their original vesting dates.

	MPC Restricted Stock/MPC Restricted Stock Units			MPLX Phantom Units
Name	Grant Date	# of Unvested Shares	Vesting Date	Grant Date	# of Unvested Units	Vesting Date
Heminger	3/1/2017	7,047	3/1/2020	3/1/2017	10,098	3/1/2020
	3/1/2018	12,479	3/1/2020, 3/1/2021	3/1/2018	24,759	3/1/2020, 3/1/2021
	3/1/2019	20,066	3/1/2020, 3/1/2021, 3/1/2022	12/20/2018	2,496	3/1/2020, 3/1/2021
		39,592		3/1/2019	40,499	3/1/2020, 3/1/2021, 3/1/2022
					77,852
Templin	3/1/2017	785	3/1/2020	3/1/2017	10,521	3/1/2020
	3/1/2018	6,586	3/1/2020, 3/1/2021	3/1/2018	7,644	3/1/2020, 3/1/2021
	3/1/2019	10,211	3/1/2020, 3/1/2021, 3/1/2022	3/1/2019	12,056	3/1/2020, 3/1/2021, 3/1/2022
		17,582			30,221
Goff	2/14/2017	231,604	7/1/2020	3/1/2019	35,542	3/1/2020, 3/1/2021, 3/1/2022
	2/13/2018	241,695	7/1/2020	7/30/2019	144,183	7/1/2020
	3/1/2019	18,965	3/1/2020, 3/1/2021, 3/1/2022		179,725
		492,264
Hennigan	7/1/2017	2,511	3/1/2020	7/1/2017	85,671	7/1/2020
	7/1/2017	11,300	7/1/2020	3/1/2018	16,720	3/1/2020, 3/1/2021
	3/1/2018	3,602	3/1/2020, 3/1/2021	3/1/2019	11,152	3/1/2020, 3/1/2021, 3/1/2022
	3/1/2019	9,445	3/1/2020, 3/1/2021, 3/1/2022		113,543
		26,858
Griffith	3/1/2017	2,615	3/1/2020	3/1/2017	2,192	3/1/2020
	3/1/2018	4,610	3/1/2020, 3/1/2021	3/1/2018	5,351	3/1/2020, 3/1/2021
	3/1/2019	8,169	3/1/2020, 3/1/2021, 3/1/2022	3/1/2019	9,645	3/1/2020, 3/1/2021, 3/1/2022
		15,394			17,188
Kenney	3/1/2017	1,479	3/1/2020	3/1/2017	927	3/1/2020
	3/1/2018	2,646	3/1/2020, 3/1/2021	3/1/2018	2,295	3/1/2020, 3/1/2021
	3/1/2019	4,924	3/1/2020, 3/1/2021, 3/1/2022	12/20/2018	194	3/1/2020, 3/1/2021
		9,049		3/1/2019	4,342	3/1/2020, 3/1/2021, 3/1/2022
					7,758
MPC restricted stock and MPLX phantom unit awards generally provide for full vesting upon termination of employment due to our general policy that our officers retire on the first day of the month after they reach age 65. Messrs. Heminger and Kenney became eligible for such retirement on October 1, 2018 and November 1, 2018, respectively. Under applicable tax rules, this retirement eligibility caused Messrs. Heminger and Kenney to “vest” in their restricted stock awards for income tax and payroll tax (e.g., FICA taxes) purposes, and in their phantom unit awards for payroll tax purposes, notwithstanding that they continued to be employed, because there was no longer any substantial risk of forfeiture for these awards. While these awards continue to be reflected in this table, the portion used to pay the associated taxes has been excluded from this table and is instead included in the “Option Exercises and Stock Vested in 2019” table below.

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EXECUTIVE COMPENSATION

The awards granted to Mr. Goff on February 14, 2017 and February 13, 2018 represent MPC restricted stock units converted upon the Andeavor Merger from prior Andeavor awards made under the Andeavor 2011 Long-Term Incentive Plan, and the awards granted on July 30, 2019 represent MPLX phantom units converted upon the ANDX Merger from prior ANDX awards made under the Andeavor Logistics LP 2011 Long-Term Incentive Plan. The converted MPC restricted stock unit awards continue as awards under the Andeavor 2011 Long-Term Incentive Plan, and the converted MPLX phantom unit awards are now awards under the MPLX LP 2018 Incentive Compensation Plan. These awards generally provide for pro rata vesting based on the number of full months worked during the awards’ original performance period once Mr. Goff became retirement eligible, which occurred on May 1, 2015. Under applicable tax rules, this retirement eligibility caused Mr. Goff to “vest” in a pro rata portion of these awards for payroll tax (e.g., FICA taxes) purposes upon their conversion on October 1, 2018, and in an additional pro rata amount with each additional full month he worked after that conversion date, because there was no longer any substantial risk of forfeiture for these awards. Additionally, pursuant to the terms of his Letter Agreement, upon his retirement on December 31, 2019, Mr. Goff “vested” in these awards for income tax and payroll tax purposes, and in the unvested portions of all of his other equity awards (other than performance unit-type awards) for payroll tax purposes. While these awards continue to be reflected in this table, the portion used to pay the associated taxes has been excluded from this table and is instead included in the “Option Exercises and Stock Vested in 2019” table below.
Market Value of Unvested Shares reflects the aggregate value of all shares of MPC unvested restricted stock, MPC restricted stock units and MPLX phantom units held on December 31, 2019, using the MPC closing stock price of $60.25 and the MPLX closing unit price of $25.46 on that date.
Unvested Equity Incentive Plan Awards reflect the number of unvested MPC performance units and MPLX performance units held on December 31, 2019.

	MPC Performance Units			MPLX Performance Units
Name	Grant Date	# of Unvested Units	Performance Cycle	Grant Date	# of Unvested Units	Performance Cycle
Heminger	3/1/2018	5,400,000	1/1/2018 - 12/31/2020	3/1/2018	1,350,000	1/1/2018 - 12/31/2020
	3/1/2019	5,600,000	1/1/2019 - 12/31/2021	3/1/2019	1,400,000	1/1/2019 - 12/31/2021
		11,000,000			2,750,000
Templin	3/1/2018	1,600,000	1/1/2018 - 12/31/2020	3/1/2018	400,000	1/1/2018 - 12/31/2020
	3/1/2019	1,600,000	1/1/2019 - 12/31/2021	3/1/2019	400,000	1/1/2019 - 12/31/2021
		3,200,000			800,000
Goff	3/1/2019	4,900,000	1/1/2019 - 12/31/2021	3/1/2019	1,225,000	1/1/2019 - 12/31/2021
		4,900,000			1,225,000
Hennigan	3/1/2018	875,000	1/1/2018 - 12/31/2020	3/1/2018	875,000	1/1/2018 - 12/31/2020
	3/1/2019	1,480,000	1/1/2019 - 12/31/2021	3/1/2019	370,000	1/1/2019 - 12/31/2021
		2,355,000			1,245,000
Griffith	3/1/2018	1,120,000	1/1/2018 - 12/31/2020	3/1/2018	280,000	1/1/2018 - 12/31/2020
	3/1/2019	1,280,000	1/1/2019 - 12/31/2021	3/1/2019	320,000	1/1/2019 - 12/31/2021
		2,400,000			600,000
Kenney	3/1/2018	1,125,000	1/1/2018 - 12/31/2020	3/1/2018	125,000	1/1/2018 - 12/31/2020
	3/1/2019	1,350,000	1/1/2019 - 12/31/2021	3/1/2019	150,000	1/1/2019 - 12/31/2021
		2,475,000			275,000
The MPC performance units awarded in March 2018 and 2019 have 36-month performance cycles and settle 25% in MPC common stock and 75% in cash. Each performance unit has a target value of $1.00. Payout may vary from $0.00 to $2.00 per unit and is tied to MPC’s TSR as compared to the applicable peer group. The 2018 peer group was: Andeavor (removed effective January 1, 2018), Chevron Corporation, HollyFrontier Corporation, PBF Energy, Phillips 66, Valero Energy Corporation and the S&P 500 Energy Index. The 2019 performance unit peer group added BP p.l.c. and Exxon Mobil Corporation. Performance units generally vest following a 36-month performance period; however, to promote the retention of Messrs. Templin, Hennigan and Griffith, their award agreements for the 2018 and 2019 MPC performance units shown in the table were amended such that any such unvested awards now become non-forfeitable on the earlier of December 31, 2020 or the date of such executive’s involuntary termination by MPC. The performance cycles for these awards remain unchanged.
The MPLX performance units awarded in 2018 and 2019 have a 36-month performance cycle and settle 25% in MPLX common units and 75% in cash. Each performance unit has a target value of $1.00. Payout may vary from $0.00 to $2.00 per unit. Fifty percent of the payout will be determined based on MPLX’s TUR as compared to the

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applicable peer group, which for 2018 and 2019 was: Andeavor Logistics LP (removed effective January 1, 2019), Buckeye Partners, L.P. (removed effective January 1, 2019), Enterprise Products Partners LP, Magellan Midstream Partners, L.P., Phillips 66 Partners LP, Plains All American Pipeline, L.P., Valero Energy Partners LP (removed effective January 1, 2019), and Western Midstream Operating, LP. The other 50% is based on a DCF-per-MPLX-common-unit metric, which measures the growth of MPLX’s full-year DCF over the 36-month performance cycle. Performance units generally vest following a 36-month performance period; however, to promote the retention of Messrs. Templin, Hennigan and Griffith, their award agreements for the 2018 and 2019 MPLX performance units shown in the table were amended such that any such unvested awards now become non-forfeitable on the earlier of December 31, 2020 or the date of such executive’s involuntary termination by MPC. The performance cycles for these awards remain unchanged.
Market Value of Unvested Equity Incentive Plan Awards. Amounts shown for MPC reflect the aggregate value of all performance units held on December 31, 2019, assuming payouts of 200.00% and 200.00% per unit for the 2018 and 2019 awards, respectively, which is the next higher performance achievement that exceeds the performance for these awards’ measurement period ended December 31, 2019. Amounts shown for MPLX reflect the aggregate value of all performance units held on December 31, 2019, assuming payouts of 200.00% and 200.00% per unit for the 2018 and 2019 awards, respectively, which is the next higher performance achievement that exceeds the performance for these awards’ measurement period ended December 31, 2019.
Option Exercises and Stock Vested in 2019
The following table provides information regarding MPC stock options exercised by our NEOs in 2019, as well as shares of MPC restricted stock, MPC restricted stock units and MPLX phantom units vested in 2019.

		Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Heminger	MPC	187,142	10,274,960	38,472	2,411,425
	MPLX	—	—	39,998	1,329,534
Templin	MPC	—	—	6,966	436,490
	MPLX	—	—	23,766	789,982
Goff	MPC	—	—	130,111	8,223,670
	MPLX	—	—	4,633	119,022
Hennigan	MPC	—	—	4,312	253,592
	MPLX	—	—	23,935	780,958
Griffith	MPC	—	—	8,001	501,343
	MPLX	—	—	7,380	245,311
Kenney	MPC	—	—	8,574	537,418
	MPLX	—	—	3,722	123,719
Value Realized on Exercise reflects the actual pre-tax gain realized by our NEOs upon exercise of stock options, which is the fair market value of the shares at exercise less the per share grant price. The stock options reflected in this table were due to expire in February 2019.
Number of Shares Acquired on Vesting include the following numbers of awards used to pay the taxes associated with the vesting of certain awards held by Messrs. Heminger, Goff and Kenney due to their retirement eligibility, as discussed further under “Outstanding Equity Awards at 2019 Fiscal Year-End”: Mr. Heminger, 15,672 shares of MPC restricted stock and 1,696 MPLX phantom units; Mr. Goff, 22,560 MPC restricted stock units and 4,633 MPLX phantom units; Mr. Kenney, 3,692 shares of MPC restricted stock and 179 MPLX phantom units.
Value Realized on Vesting reflects the actual pre-tax gain realized by our NEOs upon vesting of MPC restricted stock, MPC restricted stock units and MPLX phantom units, which is the fair market value of the shares/units on the vesting date.

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EXECUTIVE COMPENSATION

Post-Employment Benefits for 2019
2019 Pension Benefits
We provide tax-qualified retirement benefits to our employees, including certain of our NEOs, under the MPC Retirement Plan. While most employees of Speedway do not participate in the MPC Retirement Plan, some receive tax-qualified retirement benefits under the Speedway Retirement Plan, and certain of our NEOs also receive benefits under that plan. Following our acquisition of Andeavor, certain employees continue to receive retirement benefits under the Andeavor Pension Plan, and one of our NEOs also receives benefits under that plan. In addition, we sponsor the MPC Excess Benefit Plan, the Speedway Excess Benefit Plan and the Andeavor Executive Security Plan (“Excess Plans”), which are unfunded nonqualified deferred compensation plans made available to a select group of management or highly compensated employees, including our NEOs.
The following table reflects the actuarial present value of accumulated benefits payable to each of our NEOs under the MPC Retirement Plan, the Speedway Retirement Plan, the Andeavor Pension Plan and the defined benefit portion of the Excess Plans as of December 31, 2019. These values have been determined using actuarial assumptions consistent with those used in our financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Heminger	MPC Retirement Plan	39.08	1,985,613	—
	MPC Excess Benefit Plan	39.08	26,881,134	—
	Speedway Retirement Plan	6.48	351,468	—
	Speedway Excess Benefit Plan	6.48	4,653,177	—
Templin	MPC Retirement Plan	8.50	231,800	—
	MPC Excess Benefit Plan	8.50	1,697,364	—
Goff	MPC Retirement Plan	1.00	30,715	—
	MPC Excess Benefit Plan	1.00	655,938	—
	Andeavor Pension Plan	0.67	229,108	—
	Andeavor Executive Security Plan	8.67	32,368,205	—
Hennigan	MPC Retirement Plan	2.58	76,203	—
	MPC Excess Benefit Plan	2.58	448,286	—
Griffith	MPC Retirement Plan	8.33	201,098	—
	MPC Excess Benefit Plan	8.33	638,700	—
	Speedway Retirement Plan	0.50	24,575	—
	Speedway Excess Benefit Plan	0.50	13,621	—
Kenney	MPC Retirement Plan	24.83	1,329,180	—
	MPC Excess Benefit Plan	24.83	5,239,014	—
	Speedway Retirement Plan	18.99	633,017	—
	Speedway Excess Benefit Plan	18.99	2,988,138	—
Number of Years Credited Service shows the number of years the NEO has participated in each plan. Plan participation service used to calculate each participant’s benefit under the MPC Retirement Plan legacy final average pay formula and the Speedway pension equity formula was frozen as of December 31, 2009. Plan participation service used to calculate each participant’s benefit under the Speedway Retirement Plan legacy final average pay formula was frozen on December 31, 1998. Plan participation service used to calculate Mr. Goff’s benefit under the Andeavor Pension Plan final average pay formula was frozen as of December 31, 2010, and service used for the purpose of calculating Mr. Goff’s benefit under the Andeavor Executive Security Plan was frozen December 31, 2018.
Present Value of Accumulated Benefits for the MPC Retirement Plan was calculated assuming a weighted average discount rate of 3.20%, the RP2000 mortality table for lump sums, a 90% lump sum election rate and retirement at age 62 (or current age, if later). In accordance with the MPC Retirement Plan provisions and actuarial assumptions, the discount rate for lump sum calculations was 0.25%. See "MPC Retirement Plan" below for more detail on the formulas.
The present value of accumulated benefits for the Speedway Retirement Plan was calculated assuming a weighted average discount rate of 3.20%, the 94GAR mortality table for lump sums, a 90% lump sum election rate and retirement at age 65 (or current age, if later). In accordance with the Speedway Retirement Plan provisions and

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actuarial assumptions, the discount rate for lump sum calculations was 2.16% for the Speedway legacy benefit formula and 2.16% for the pension equity formula.
The present values of accumulated benefits for the Andeavor qualified and nonqualified plan benefits payable to Mr. Goff are estimates of the lump sums payable as of January 1, 2020, his first day of retirement. The qualified lump sum was calculated using the minimum required interest rates and the required mortality table under the Internal Revenue Code. The nonqualified lump sum was calculated using an interest rate of 2.90% and the Pri-2012 Mortality Table with mortality improvement scale MP-2019.
MPC Retirement Plan
In general, our employees and certain employees of Speedway participate in the MPC Retirement Plan, which is a tax-qualified defined benefit retirement plan primarily designed to provide participants with income after retirement. The plan has both a “legacy” retirement benefit and a “cash balance” retirement benefit. Prior to 2010, the monthly benefit was determined under the MPC legacy benefit formula.

	MPC Legacy Benefit Formula
Effective January 1, 2010, the formula was amended to (i) cease future accruals of additional participation years, and (ii) as applied to eligible NEOs, cease further compensation updates. No more than 37.5 participation years may be recognized under the formula. Eligible earnings include, but are not limited to, pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the MPC Thrift Plan and incentive compensation bonuses. Age continues to be updated under the formula.

	1.6%	×	Monthly Final Average Pay	×	Years of Participation

–	1.33%	×	Monthly Estimated Primary Social Security Benefit	×	Years of Participation
	Monthly Benefit
Starting in 2010, benefit accruals are determined under a cash balance formula.

MPC Cash Balance Formula
	Annual Compensation	×	Pay Credit Percentage	ð	Participants receive pay credit percentages based on the sum of their age and cash balance service:
					Participant Points	Fewer than 50 Points	50-69 Points	70 Points or More
+	Account Balance	×	Interest Credit Rate
					Pay Credit Percentage	7%	9%	11%
Cash Balance Benefit
Participants in the plan become fully vested upon completing three years of vesting service. Normal retirement age under the plan is 65. For the plan’s legacy retirement benefit, a vested participant who is at least age 62 may retire prior to age 65 and receive an unreduced benefit. For the plan’s cash balance retirement benefit, a vested participant may retire at any age prior to 65 and receive an unreduced benefit. Messrs. Heminger and Kenney have each reached age 65 and are vested in their legacy and cash balance retirement benefits under the plan. Messrs. Templin, Goff, Hennigan and Griffith each have vested cash balance retirement benefits under the plan but do not have any legacy retirement benefits. Accordingly, Messrs. Heminger, Kenney, Templin, Goff, Hennigan and Griffith are each eligible to retire and receive an unreduced payment of their plan retirement benefits.
Available benefits include various annuity options and a lump sum distribution option. Participants are eligible for early retirement upon reaching age 50 and completing 10 years of vesting service. If an employee retires between the ages of 50 and 62 with sufficient vesting service, the amount of benefit under the Marathon legacy benefit formula is reduced as follows:

Age at Retirement	62	61	60	59	58	57	56	55	54	53	52	51	50
Early Retirement Factor	100%	97%	94%	91%	87%	83%	79%	75%	71%	67%	63%	59%	55%
For 2019, Messrs. Heminger, Kenney and Goff received pay credits equal to 11% of compensation, and Messrs. Griffith and Hennigan received pay credits equal to 9% of compensation. Mr. Templin received pay credits equal to 9% of compensation as well as additional contributions to our nonqualified plan of 2% to ensure that the aggregate contributions from our qualified and nonqualified retirement plans equal 11% of his applicable compensation, pursuant to the terms of his employment offer entered into with our former parent company. There are no early retirement subsidies under the cash balance formula.

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EXECUTIVE COMPENSATION

MPC Excess Benefit Plan (Defined Benefit Portion)
The MPC Excess Benefit Plan is an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees. This plan generally provides benefits that participants, including our NEOs, would have otherwise received under the tax-qualified MPC Retirement Plan were it not for Internal Revenue Code limitations. For our NEOs, eligible earnings under the plan include the items listed above, excluding bonuses, for the MPC Retirement Plan, as well as deferred compensation contributions, for the highest consecutive 36-month period over the 10-year period up to December 31, 2012. This plan also provides an enhancement for executive officers using the three highest bonuses earned over the 10-year period up to December 31, 2012, instead of the consecutive bonus formula in place for non-officers. We believe this enhancement is appropriate in light of the greater volatility of executive officer bonuses. As Messrs. Templin, Goff, Hennigan and Griffith have not accrued a benefit under the MPC legacy benefit formula, they are not eligible for this enhancement.
Due to the structure of the frozen MPC legacy benefit formula under the MPC Retirement Plan, the age-related lump sum benefit conversion factors used to calculate lump sum benefits under the frozen legacy final average pay benefit formula result in a year-to-year decrease in the lump sum benefit for participants generally beginning on or after the age of 59. As a result, if participants choose to continue their employment with MPC after they reach age 59, their lump sum benefit may decline year to year.
The MPC Excess Benefit Plan permits the Compensation and Organization Development Committee, on a discretionary basis, to extend a lump sum retirement benefit supplement (“Service Benefit”) to individual officers of MPC to offset the age-related erosion of benefit from age 62 until such officer’s actual retirement date or date of death. An officer must be vested under the MPC Retirement Plan to qualify for the Service Benefit. The Compensation and Organization Development Committee previously extended eligibility for the Service Benefit to Messrs. Heminger and Kenney.
The Service Benefit will not correct for any age-related erosion of benefit occurring prior to an officer reaching age 62 but, for those officers selected by the Compensation and Organization Development Committee in its sole discretion, the Service Benefit will correct for the age-related erosion of benefit from age 62 until such officer’s actual retirement date or date of death. If an officer who has been offered the Service Benefit retires or dies after reaching age 62 and while an active employee with us, the officer’s Service Benefit will be calculated as follows:

▶
If the lump sum interest rate upon the officer reaching the age of 62 used to calculate the retirement lump sum benefit is less than or equal to the lump sum interest rate as of the officer’s actual retirement date or date of death, the Service Benefit shall be the difference between the legacy lump sum benefit he or she would have been eligible to receive using the age 62 lump sum conversion factor based on the lump sum interest rate in effect on the actual retirement date or date of death and the legacy lump sum benefit he or she is eligible to receive using the lump sum conversion factor for the actual age at retirement or death based on the lump sum interest rate in effect on the actual retirement date or date of death; or

▶
If the lump sum interest rate upon the officer reaching the age of 62 used to calculate the retirement lump sum benefit is greater than the lump sum interest rate as of the officer’s actual retirement date or date of death, the Service Benefit shall be the difference between the legacy lump sum benefit he or she would have been eligible to receive using the lump sum conversion factor and lump sum interest rate in effect at age 62 and the legacy lump sum benefit he or she is eligible to receive using the lump sum conversion factor and lump sum interest rate in effect on the actual retirement date or date of death.

As intended by the Compensation and Organization Development Committee, the Service Benefit does not compensate for unfavorable fluctuations in the lump sum interest rate and is in fact structured to prevent payment of a Service Benefit greater than intended within a favorable interest rate environment. The Service Benefit is designed to correct only for the benefit erosion an officer may experience for continued employment with us after reaching the age of 62.

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Speedway Retirement Plan
Speedway sponsors the Speedway Retirement Plan, a tax-qualified defined benefit retirement plan primarily designed to provide employees with income after retirement. Most Speedway employees are immediately eligible to participate in the Speedway Retirement Plan.

	Speedway Legacy Benefit Formula
Benefit accruals for periods prior to January 1, 1999, were determined under a legacy benefit formula, which is summarized in this table. This formula was grandfathered for all participants as of December 31, 1998, but no additional participation years are recognized and, as applied to Mr. Heminger, compensation updates ceased as of that date. No more than 25 years of participation may be recognized under the formula. Eligible earnings included pay for hours worked and allowed hours, military leave allowance, commissions, 401(k) contributions to the Speedway Retirement Savings Plan and incentive compensation bonuses. Vesting service and age continue to be updated under the formula.

	2.0%	×	Monthly Final Average Pay	×	Years of Participation

–	2.0%	×	Monthly Estimated Primary Social Security Benefit	×	Years of Participation
	Monthly Benefit
The Speedway Retirement Plan was amended effective January 1, 1999 so that benefits accrued on or after that date would be determined under a pension equity formula, which is summarized in the following table.

Speedway Pension Equity Formula			Participants were credited each year with a percentage of their final average pay:
	Sum of Percentages of Final Average Pay Accrued for Each Year of Participation	ð	Age + Participation	0-29	30-39	40-49	50-59	60-69	70-79	80+

			Percent of Final Average Pay	2.50%	4.00%	5.25%	7.75%	10.50%	13.00%	15.50%

×	Final Average Pay
The pension equity accrued balance is converted into an actuarially equivalent annuity payable at normal retirement age, which was the participant’s accrued benefit under the pension equity formula.
	Accrued Balance	ð

The Speedway Retirement Plan was amended effective January 1, 2019 so that benefits accrued on or after that date would be determined under a cash balance formula, which is summarized in the following table. The Speedway Retirement Plan was amended effective January 1, 2010 to (i) cease further accruals of final average pay under the pension equity formula, and (ii) as applied to Mr. Kenney, eliminate compensation updates.

Speedway Cash Balance Formula
	Annual Final Average Pay	×	Annual Pay Credit	ð	Participants receive annual pay credits based on the sum of their age and cash balance service:
					Participant Points	Fewer than 50 Points	50-69 Points	70 Points or More
+	Account Balance	×	Interest Credit Rate
					Annual Pay Credit	7%	9%	11%
Annual Benefit
Mr. Heminger participated in the Speedway Retirement Plan during his prior service with Speedway and has accrued a benefit under the Speedway legacy benefit formula. Mr. Kenney has accrued a benefit under both the Speedway legacy benefit formula and the pension equity formula. Mr. Griffith has accrued a benefit under the cash balance formula.
Benefits under the plan are fully vested upon the completion of three years of vesting service. Normal retirement age for the plan’s legacy benefit, pension equity and cash balance formulas is 65. Messrs. Heminger, Griffith and Kenney are vested in their plan benefits and Messrs. Heminger and Kenney are currently eligible for retirement benefits under the plan. Mr. Griffith began participation in the cash balance portion of the plan on July 1, 2019, and received a pay credit equal to 9% of his compensation for the period July 1, 2019 through December 31, 2019.
The forms of benefit available under the Speedway Retirement Plan include various annuity options and a lump sum distribution option. Participants are eligible for early retirement upon reaching age 50 and completing 10 years of vesting service. If an employee retires between the ages of 50 and 65, the amount of benefit under the plan’s

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EXECUTIVE COMPENSATION

legacy benefit formula is reduced as follows. There are no early retirement subsidies under the pension equity or cash balance formulas.

Age at Retirement	65	64	63	62	61	60	59	58	57	56	55	54	53	52
Early Retirement Factor	100%	97%	94%	91%	88%	85%	82%	79%	76%	73%	70%	67%	64%	61%
Speedway Excess Benefit Plan
Speedway also sponsors the Speedway Excess Benefit Plan, an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees. This plan provides participants, including Messrs. Heminger and Kenney, with benefits that otherwise would have been received from the tax-qualified Speedway Retirement Plan were it not for Internal Revenue Code limitations. For our NEOs, eligible earnings under this Plan include the items listed above, excluding bonuses, for the Speedway Retirement Plan, as well as deferred compensation contributions, for the highest consecutive 36-month period over the 10-year period up to December 31, 2012. The Speedway Excess Benefit Plan also provides an enhancement for executive officers using the three highest bonuses earned over the 10-year period up to December 31, 2012, instead of the consecutive bonus formula in place for non-officers. Speedway believes this enhancement is appropriate in light of the greater volatility of executive officer bonuses. Effective January 1, 2013, this plan was amended to cease further compensation updates; therefore, Messrs. Heminger and Kenney have accrued no additional benefits under this plan since that date. A participant must be vested under the Speedway Retirement Plan to be eligible for an excess retirement benefit.
The Speedway Excess Benefit Plan additionally provides benefits for eligible participants equal to the non-elective 3.5% company contribution they otherwise would have received under the tax-qualified Retirement Savings Sub-Plan of the MPC Thrift Plan were it not for Internal Revenue Code limitations. Mr. Kenney was eligible for this non-elective contribution in 2015. At that time, the Retirement Savings Sub-Plan provided this non-elective contribution as applied to eligible compensation for eligible Speedway employees (all employees age 21 or older who have completed one year of service, have worked more than 1,000 hours and are employed on the last day of the year), including Mr. Kenney. Mr. Kenney, along with certain other Speedway employees, now participates in the MPC Thrift Plan; therefore, he is no longer eligible for the non-elective contribution. The non-elective contribution feature of the Speedway Excess Benefit Plan is no longer an active plan design feature.
The Speedway Excess Benefit Plan was amended effective January 1, 2019, to provide eligible participants who make contributions to the Retirement Savings Sub-Plan during the year with an additional company contribution equal to the matching contributions they would have received under the Retirement Savings Sub-Plan were it not for Internal Revenue Code limitations.
Andeavor Pension Plan
The Andeavor Pension Plan is a tax-qualified defined benefit retirement plan with a monthly benefit of two components: (i) a final average pay benefit for service through December 31, 2010, and (ii) a cash balance account based benefit for service after December 31, 2010. Mr. Goff is eligible for retirement under both the final average pay and cash balance components. The final benefit payable under the plan is equal to the sum of both components on the participant’s benefit commencement date.
The final average pay benefit is 1.1% of final average compensation for each year of service through December 31, 2010, plus 0.5% of average compensation in excess of the Social Security Covered Compensation limit for each year of service through December 31, 2010, up to 35 years. Final average compensation is the monthly average of compensation (including base pay plus bonus, but limited to the maximum compensation and benefit limits allowable for qualified plans under the Internal Revenue Code) over the consecutive 36-month period in the last 120 months preceding retirement that produces the highest average.
Under the cash balance component, participants earn pay and interest credits. Pay credits are determined based on a percentage of eligible pay at the end of each quarter, ranging from 4.5% to 8.5% of pay based on a participant’s age. Interest is credited quarterly on account balances based on a minimum of 3%, the 10-Year Treasury Bonds or the 30-Year Treasury Bonds, whichever is higher. The cash balance benefit component for service after 2010 is always based on the actual balance of the cash balance account as of the payment date and is not subject to any reduction for payment prior to normal retirement.
The Andeavor Pension Plan was frozen effective December 31, 2018 as to new participants and as to further benefit accruals. Existing participants continue to receive interest credits on their cash balance component benefit and continue to receive service crediting for vesting and early retirement eligibility purposes. Additionally, effective

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December 31, 2019, a portion of the Andeavor Pension Plan was spun off to the Speedway Retirement Plan and immediately thereafter, the remainder of the Andeavor Pension Plan was merged into the MPC Retirement Plan. As a result of the spin-off and plan merger, beginning on January 1, 2020, the Andeavor Pension Plan ceased to exist as a separate tax-qualified retirement plan.
Andeavor Executive Security Plan
Mr. Goff is eligible to receive retirement payments under the Andeavor Executive Security Plan, an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees. The plan was closed to new participants in 2010. Final average compensation under this plan is calculated by averaging the three highest annual compensation amounts over the last seven calendar years. For this purpose, compensation includes base pay plus bonus (counted in the year earned not paid). The maximum gross monthly retirement benefit is equal to 70% of final average compensation for up to 30 years of service:

4%	+	2%	+	1%
Final average compensation for each of the first 10 years of service		Final average compensation for each of the next 10 years of service		Final average compensation for each of the last 10 years of service
The gross monthly retirement benefit is reduced by any benefits paid from the qualified Andeavor Pension Plan, and, after age 62, estimated Social Security benefits. To qualify to receive payments under the plan, a participant must separate from the company after attaining age 50 with 80 points or age 55 and with at least five years of service. Payments prior to attaining age 60 will be reduced by 7% per year for each year less than 60 (prorated for partial years).
The Andeavor Executive Security Plan also provides for certain death and disability benefits. The death benefits are equal to the greater of (i) the executive’s benefit under the plan determined at date of death, (ii) the actuarial equivalent of 400% of the executive’s base pay, prior to the date of death, and (iii) the benefit determined as if the executive had remained an active employee through age 65 and was paid a benefit at age 65. The monthly payment would be payable for the life of the beneficiary, reduced by the amount of the applicable Social Security benefits. The Executive Security Plan was frozen effective December 31, 2018 as to further benefit accruals.
If the executive becomes disabled, he is entitled to the monthly retirement benefit for which he would be eligible at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. Monthly payments would be payable on the first day of the month following the date on which the executive has both attained age 65 and has a minimum of five years of service.
Tax-Qualified Defined Contribution Retirement Plan
MPC Thrift Plan
The MPC Thrift Plan is a tax-qualified defined contribution retirement plan. In general, all of our employees and Speedway employees, including our NEOs, are immediately eligible to participate in the plan. The purpose of the plan is to assist employees in maintaining a steady program of savings to supplement their retirement income and to meet other financial needs.
The MPC Thrift Plan allows eligible employees, such as our NEOs, to make elective deferral contributions to their plan accounts on a pre-tax or after-tax “Roth” basis from 1% to a maximum of 75% of their plan-considered gross pay, with such gross pay limited to the applicable Internal Revenue Code annual compensation limit ($280,000 for 2019). Beginning in 2020, eligible employees who are “highly compensated employees” as determined under the Internal Revenue Code, such as our NEOs, may additionally make after-tax contributions to their plan accounts from 1% to 2% of their plan-considered gross pay limited to the applicable Internal Revenue Code annual compensation limit ($285,000 for 2020). Employer matching contributions are made on such elective deferrals at a rate of 117% up to a maximum of 6% of an employee’s plan-considered gross pay. All employee elective deferrals and after-tax contributions, and all employer matching contributions made, are fully vested.

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EXECUTIVE COMPENSATION

2019 Nonqualified Deferred Compensation
The following table provides information regarding our nonqualified savings and deferred compensation plans.

Name	Plan	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Heminger	MPC Excess Benefit Plan	—	—	1,468	—	66,391
	MPC Deferred Compensation Plan	—	467,222	2,238,339	—	10,114,160
	EMRO Marketing Company Deferred Compensation Plan	—	—	15,999	—	306,386
	MPC 2012 Incentive Compensation Plan	—	—	—	—	188,609
	MPLX LP 2012 Incentive Compensation Plan	—	—	—	148,161	88,822
Templin	MPC Deferred Compensation Plan	—	167,623	214,829	—	1,338,055
Goff	MPC Deferred Compensation Plan	—	411,264	72,662	—	483,926
	Andeavor Executive Deferred Compensation Plan	—	—	10,304	—	214,518
	Andeavor 2011 Long-Term Incentive Plan	—	—	498,219	19,713	13,236,888
	MPC 2012 Incentive Compensation Plan	—	—	49,719	19,565	30,154
	MPLX LP 2018 Incentive Compensation Plan	—	—	544,070	24,983	2,852,823
Hennigan	MPC Deferred Compensation Plan	509,500	159,179	311,741	—	1,728,834
Griffith	MPC Deferred Compensation Plan	99,769	120,420	195,236	—	1,350,040
Kenney	MPC Deferred Compensation Plan	187,692	112,104	709,674	—	3,112,147
	Speedway Deferred Compensation Plan	—	—	1,217,921	—	4,953,144
	Speedway Excess Plan	—	—	2,800	—	268,394
	EMRO Marketing Company Deferred Compensation Plan	—	—	24,462	—	468,461
	MPC 2012 Incentive Compensation Plan	—	—	—	—	39,506
	MPLX LP 2012 Incentive Compensation Plan	—	—	—	13,933	8,193
Executive Contributions are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “2019 Summary Compensation Table.”
Company Contributions are also included in the “All Other Compensation” column of the “2019 Summary Compensation Table.”
Aggregate Earnings for long-term incentive and incentive compensation plans include accrued dividends and distribution equivalents on non-forfeitable MPC restricted stock/RSUs and MPLX phantom unit awards. These awards for Mr. Goff are non-forfeitable under the terms of his Letter Agreement.
Aggregate Withdrawals/Distributions represent the payment of dividends and distribution equivalents accrued on non-forfeitable awards.

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Aggregate Balance at Last Fiscal Year-End. Of the amounts shown, the following amounts have been reported in our Summary Compensation Table for previous years:

	Heminger	Templin	Goff	Griffith	Kenney
MPC Deferred Compensation Plan	3,120,474	814,797	—	585,601	1,217,893
Speedway Deferred Compensation Plan	—	—	—	—	699,152
Speedway Excess Benefit Plan	—	—	—	—	113,267
Andeavor Executive Deferred Compensation Plan	—	—	85,892	—	—
MPC Excess Benefit Plan (Defined Contribution Portion)
Certain highly compensated non-officer employees (and, prior to January 1, 2006, executive officers who elected not to participate in the MPC Deferred Compensation Plan) are eligible for the MPC Excess Benefit Plan’s defined contribution portion. Participants receive employer matching contributions equal to the amount they would have otherwise received under the tax-qualified MPC Thrift Plan were it not for Internal Revenue Code limitations.
Defined contribution accruals in the MPC Excess Benefit Plan are credited with interest equal to that paid in a specified investment option of the MPC Thrift Plan, which was 2.23% for the year ended December 31, 2019. All plan distributions are paid in a lump sum following the participant’s separation from service. Our NEOs no longer participate in the defined contribution portion of the MPC Excess Benefit Plan. All nonqualified employer matching contributions for our NEOs now accrue under the MPC Deferred Compensation Plan.
MPC Deferred Compensation Plan
The MPC Deferred Compensation Plan is an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees, including our NEOs. Participants may defer up to 20% of their salary and bonus each year in a tax-advantaged manner. Deferral elections are made in December of each year for amounts to be earned in the following year and are irrevocable. The plan credits matching contributions on a participant’s deferrals equal to the match under the MPC Thrift Plan (currently 117%) plus an amount equal to the matching contributions the participant would have received, but for Internal Revenue Code limitations and compensation limits, under the MPC Thrift Plan. Participants are fully vested in their deferrals and matching contributions. Participants may make notional investments of their notional plan accounts from among certain investment options offered under the MPC Thrift Plan, and participants’ notional plan accounts are credited with notional earnings and losses based on the result of those investment elections. Participants generally receive payment of their plan benefits in a lump sum following separation from service.
Speedway Deferred Compensation Plan
The Speedway Deferred Compensation Plan is an unfunded nonqualified deferred compensation plan maintained for a select group of management or highly compensated employees. Messrs. Heminger and Kenney actively participated in the plan in prior years, but have not in recent years. During their active participation, participants could defer up to 25% of their salary and bonus each year in a tax-advantaged manner. In addition, the plan provided benefits approximately equal to the employer matching contributions they would have received, but for plan limitations, under the Speedway Retirement Savings Plan (which is now a component sub-plan of the MPC Thrift Plan). Speedway matched each participant’s deferrals under the plan at the rate of $0.67 per dollar on the first 6% of compensation deferred, up to a maximum of 4% of the participant’s eligible compensation. Participants are fully vested in their deferrals and matching amounts. Participants also could receive certain non-elective employer contributions, including an amount equal to 3.5% of the participant’s salary deferrals, and an amount equal to 4% of the participant’s eligible pay for employment retention purposes. Participants may make notional investments of their notional plan accounts from among certain investment options offered to participants under the MPC Thrift Plan, and participants’ notional plan accounts are credited with notional earnings and losses based on the result of those investment elections. Participants generally receive payment of their plan benefits in a lump sum following separation from service.

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Emro Marketing Company Deferred Compensation Plan
While employed at Emro Marketing Company, a former MPC subsidiary, Messrs. Heminger and Kenney participated in the Emro Marketing Company Deferred Compensation Plan, an unfunded nonqualified deferred compensation plan maintained for a select group of management or highly compensated employees. Participants could defer a portion of their compensation in a tax-advantaged manner. The Emro Plan was frozen to new participants and additional deferrals effective December 31, 2009. Deferrals under the plan are credited with notional interest at the prime interest rate, adjusted quarterly, which was 5.00% for the quarter ended December 31, 2019. Participants receive their plan benefits in a lump sum following separation from service. Messrs. Heminger and Kenney are fully vested in their notional plan accounts.
Andeavor Executive Deferred Compensation Plan
While employed at Andeavor, Mr. Goff participated in the Andeavor Executive Deferred Compensation Plan, an unfunded nonqualified deferred compensation plan maintained for a select group of management or highly compensated employees. Participants could defer up to 50% of their base salary and/or up to 100% of their bonus compensation each year in a tax-advantaged manner. Also, the plan matched participants’ base salary deferrals up to 6% of eligible compensation above the Internal Revenue Code annual compensation limit, and credited a discretionary profit sharing contribution in an amount up to 2% of each participant’s eligible compensation. Mr. Goff is fully vested in his notional plan account. Participants may make notional investments of their notional plan accounts from among certain investment options offered by Andeavor LLC to participants under the plan, and participants’ notional plan accounts are credited with notional earnings and losses based on the result of those investment elections. The plan was frozen effective December 31, 2018 as to new participants and to cease additional credits (e.g., participant deferrals of compensation and company contribution credits) to existing participants’ notional plan accounts after that date. Participants generally receive payment of their plan benefits on the later of the January following separation from service or the seventh month following separation from service, or, in certain circumstances, at a participant-elected date or no later than January 31, 2020.
Section 409A Compliance
All of our nonqualified deferred compensation plans in which our NEOs participate are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code. As a result, distribution of amounts subject to Section 409A may be delayed for six months following retirement or other separation from service where the participant is considered a “specified employee” for purposes of Section 409A. All of our NEOs are “specified employees” for purposes of Section 409A.

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EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control
The following table provides information regarding the amount of compensation payable to our NEOs under the specified termination scenarios, assuming that the applicable termination event occurred on December 31, 2019, based on the plans and agreements in place on that date. The actual payments to which an NEO would be entitled may only be determined based upon the actual occurrence and circumstances surrounding the termination.

Name	Scenario	Severance ($)	Accelerated Options ($)	Accelerated Restricted Stock ($)	Accelerated Performance Units ($)	Other Benefits ($)	Total ($)
Heminger	Retirement	—	832,363	4,367,530	18,250,000	—	23,449,893
	Resignation	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—
	Change in Control with Qualified Termination	—	—	—	—	—	—
	Death	—	832,363	4,367,530	18,250,000	—	23,449,893
Templin	Retirement	—	—	—	—	—	—
	Resignation	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	52,023	1,828,743	5,333,334	—	7,214,100
	Involuntary Termination for Cause	—	—	—	—	—	—
	Change in Control with Qualified Termination	8,025,000	52,023	1,828,743	5,333,334	58,107	15,297,207
	Death	—	52,023	1,828,743	5,333,334	—	7,214,100
Goff	Retirement	12,480,002	—	34,234,705	6,125,000	—	52,839,707
Hennigan	Retirement	—	—	—	—	—	—
	Resignation	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	4,509,000	4,766,667	—	9,275,667
	Involuntary Termination for Cause	—	—	—	—	—	—
	Change in Control with Qualified Termination	7,950,000	—	4,509,000	4,766,667	58,830	17,284,497
	Death	—	—	4,509,000	4,766,667	—	9,275,667
Griffith	Retirement	—	—	—	—	—	—
	Resignation	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	173,412	1,365,095	3,933,334	—	5,471,841
	Involuntary Termination for Cause	—	—	—	—	—	—
	Change in Control with Qualified Termination	6,000,000	173,412	1,365,095	3,933,334	66,525	11,538,366
	Death	—	173,412	1,365,095	3,933,334	—	5,471,841
Kenney	Retirement	—	171,680	742,721	3,583,334	—	4,497,735
Severance. Under the MPC Executive Change in Control Severance Benefits Plan, as further described below, cash severance will only be paid upon a change in control if the NEO experiences a Qualified Termination (as defined below). If the Qualified Termination occurs within three years prior to the date the NEO reaches age 65, the NEO’s benefit will be limited to a pro rata portion of the benefit. As Mr. Heminger has reached age 65, his cash severance benefits have been reduced to zero. The amount shown for Mr. Goff is described further under “Retirement” below.
Accelerated Options. Vesting of stock options is accelerated upon retirement or a change in control with a Qualified Termination. In addition, unvested MPC stock options granted in 2017, 2018 and 2019 to Messrs. Templin, Hennigan and Griffith become non-forfeitable on the earlier of December 31, 2020 or the date of such executive’s involuntary termination by MPC. Amounts shown reflect the value realized if accelerated stock options were

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exercised on December 31, 2019, taking into account the spread (if any) between the options’ exercise prices and the closing price of our common stock ($60.25) on December 31, 2019.
Accelerated Restricted Stock. Vesting of MPC restricted stock and MPLX phantom units is accelerated upon a change in control with a Qualified Termination. In addition, unvested MPC restricted stock and MPLX phantom units granted in 2017, 2018 and 2019 to Messrs. Templin, Hennigan and Griffith become non-forfeitable on the earlier of December 31, 2020 or the date of such executive’s involuntary termination by MPC. Amounts shown reflect the value realized if MPC restricted stock/stock units and MPLX phantom unit awards vested on December 31, 2019, taking into account the closing price of our common stock ($60.25) and MPLX common units ($25.46) on December 31, 2019.
Accelerated Performance Units. In the event of a change in control and a Qualified Termination, unvested performance units will vest and be paid out based on actual performance for the period from the grant date to the change in control date, and target performance for the period from the change in control date to the end of the performance cycle. Unvested synergy performance units will vest and be paid out at the greater of target or actual synergy capture performance. In addition, unvested MPC performance units and MPLX performance units (but not MPC synergy performance units) granted in 2017, 2018 and 2019 to Messrs. Templin, Hennigan and Griffith become non-forfeitable on the earlier of December 31, 2020 or the date of such executive’s involuntary termination by MPC. Amounts reflect the MPC and MPLX performance unit and synergy performance unit target amounts payable in each scenario, with each performance unit having a target value of $1.00.
Other Benefits include 36 months of continued health, dental and life insurance coverage. In the event of death, life insurance would be paid out to the estates of our NEOs in the following amounts: Mr. Templin, $1.9 million; Mr. Hennigan, $1.8 million; Mr. Griffith, $1.6 million.
Retirement
Our employees generally are eligible for retirement once they reach age 50 and have at least 10 years of vesting service with MPC or its subsidiaries. As of December 31, 2019, Messrs. Heminger and Kenney were retirement eligible. If an NEO retires on or after July 1 of the performance year, eligibility for a bonus under the ACB program is at our Compensation and Organization Development Committee’s discretion. Upon retirement, our NEOs are entitled to receive their vested benefits that have accrued under our employee and executive benefit programs. For more information about our retirement and deferred compensation programs, see “2019 Pension Benefits” and “2019 Nonqualified Deferred Compensation.”
In addition, upon retirement, NEOs’ unvested stock options become exercisable according to the grant terms. Unvested restricted stock and MPLX phantom units are forfeited upon retirement (except in the case of mandatory retirement at age 65, when they vest in full). If an NEO has worked more than nine months of the performance cycle, performance awards may vest on a prorated basis at the discretion of the Compensation and Organization Development Committee (the MPLX Committee, in the case of MPLX performance units). In the case of mandatory retirement, performance units will fully vest; however, payout will occur following the full performance cycle based on its certified results.
Mr. Goff retired effective December 31, 2019. Under the Andeavor Executive Severance and Change in Control Plan, upon his retirement Mr. Goff was entitled to (i) a cash payment equal to three times his base salary and bonus, and (ii) continued medical benefits (excluding dental and vision benefits) for him and his eligible dependents for 30 months following the retirement date. Pursuant to the terms of the applicable award agreements, all unvested MPC stock options and restricted stock units he received as a result of the conversion of his Andeavor equity-based awards upon the Andeavor Merger vested in full. Pursuant to our Letter Agreement with him, (i) all unvested LTI awards (other than stock options) granted after October 1, 2018 will continue to vest for time, form and payment purposes in accordance with their terms, with any performance-based awards vesting based on actual performance, (ii) all such LTI awards no longer had a substantial risk of forfeiture upon Mr. Goff’s retirement, and (iii) all unvested stock options granted after October 1, 2018 became exercisable.
Other Termination
We generally do not enter into employment or severance agreements with our NEOs. An NEO whose employment is terminated by us without cause, or who terminates employment with good reason, is eligible for the same termination allowance plan available to all other employees, which would pay an amount between eight and 62 weeks of salary based either on service or salary level, in each case at the Compensation and Organization Development Committee’s discretion.

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Upon an NEO’s voluntary resignation, or involuntary termination for cause, unvested LTI awards, including vested but unexercised options, generally are forfeited unless provided otherwise in the applicable award agreement. Upon involuntary termination of an NEO without cause, vested options are exercisable for 90 days following termination. To promote the retention of Messrs. Templin, Hennigan and Griffith, their award agreements for MPC stock options, MPC restricted stock, MPC performance units, MPLX phantom units and MPLX performance units granted in 2017, 2018 and 2019 were amended in October 2019 such that any such unvested awards now become non-forfeitable on the earlier of December 31, 2020 or the date of such executive’s involuntary termination by MPC. The performance cycles for the MPC and MPLX performance units remain unchanged.
Death
In the event of death, our NEOs (or their beneficiaries) are entitled to the vested benefits they have accrued under our employee benefits programs. In the event of the death of an NEO during the ACB performance period, unless otherwise determined by the Compensation and Organization Development Committee, a target bonus will be paid. LTI awards immediately vest in full upon death, with performance units vesting at the target level.

Change in Control

MPC and MPLX CIC Plans
Our NEOs participate in two change in control severance plans: the MPC Amended and Restated Executive Change in Control Severance Benefits Plan (“MPC CIC Plan”) and the MPLX Executive Change in Control Severance Benefits Plan (“MPLX CIC Plan”). Benefits under each plan are payable only upon a change in control and a Qualified Termination. In the event of a change in control and Qualified Termination under both plans, our NEOs would receive benefits under only one plan: whichever provides the greater benefits at that time.
Qualified Termination
Generally occurs when an NEO’s employment with our affiliates and us ends in connection with, or within two years after, a change in control. Exceptions include:
	▶	Separation due to death or disability
	▶	Termination for cause
▶
Voluntary termination without good reason (which includes a material reduction in roles, responsibilities, pay or benefits, or being required to relocate more than 50 miles from one’s current location)

	▶	Termination after age 65
The following table shows the benefits for which our NEOs would be eligible upon a change in control of MPC or MPLX and a Qualified Termination with the applicable entity:

Change in Control of MPC	Change in Control of MPLX

A cash payment of up to three times the sum of the NEO’s current annualized base salary plus three times the highest bonus paid in the three years before the termination or change in control

Life and health insurance benefits for up to 36 months after termination at the lesser of the current cost or the active employee cost	Life and health insurance benefits for up to 36 months after termination at the active employee cost

An additional three years of service credit and three years of age credit for purposes of retiree health and life insurance benefits

A cash payment equal to the actuarial equivalent of the difference between amounts receivable by the NEO under the final average pay formula in our pension plans and those payable if: (i) the NEO had an additional three years of participation service credit; (ii) the NEO’s final average pay were the higher of the NEO’s salary at the time of the change in control event or Qualified Termination plus the NEO’s highest annual bonus from the preceding three years (for purposes of determining early retirement commencement factors, the NEO is credited with three additional years of vesting service and three additional years of age); and (iii) the NEO’s pension had been fully vested

A cash payment equal to the difference between amounts receivable under our tax-qualified and nonqualified defined contribution type retirement and deferred compensation plans and amounts that would have been received if the NEO’s defined contribution plan account had been fully vested

Accelerated vesting of all outstanding MPC LTI awards	Accelerated vesting of all outstanding MPLX LTI awards

The MPLX CIC Plan also provides that NEOs who do not technically incur a Qualifying Termination but separate from service with MPLX as a result of an MPLX change in control (in other words, where the NEO remains employed with MPC but no longer provides services to MPLX) will become fully vested in all outstanding MPLX LTI awards. NEOs who receive an offer for comparable employment from an acquirer or successor entity in an MPLX change in control will not be eligible to receive benefits under the MPLX CIC Plan.

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EXECUTIVE COMPENSATION

CEO Pay Ratio

SEC rules require us to disclose the ratio of the annual total compensation of our CEO, Mr. Heminger, to the median of the annual total compensation of all our other employees.
Our total employee population includes full-time, regular, part-time, casual and international employees, including those employed at our large network of retail stores.
SEC regulations require that our ratio include employees of all MPC businesses, including approximately 40,400 employees at our substantial retail operations (approximately 3,900 stores), many of whom are part-time employees and are compensated at lower levels than employees working in traditional downstream refining jobs.
MPC Employee Population*

As we are the only entirely domestic downstream refining company with such a substantial retail presence, our median employee is likely not similar in terms of job function or compensation level to the median employee of other domestic U.S. refiners. So that investors and other stakeholders can compare our ratio to that of our industry peers, we have also provided a supplementary ratio that includes only MPC employees.

* As permitted by the SEC rules, we excluded for administrative convenience our non-U.S. employees, which fell below the 5% de minimis threshold for exclusion based on our total employee population of approximately 61,200.

In addition, as we are currently in the process of separating our Speedway business, we believe our ratio reflecting MPC employees only is more indicative of our ratio following completion of that transaction targeted for later this year.

	MPC Employees Only	Including Speedway Employees
Mr. Heminger’s annual total compensation	$24,129,164	$24,129,164
Median employee’s annual total compensation	$210,248	$27,507
Ratio of CEO to median employee compensation	115 to 1	877 to 1
We identified our median employee for each ratio in 2018 by analyzing the accumulated actual wages and bonus amounts paid to each employee, other than Mr. Heminger, between January 1, 2018 and October 1, 2018. We selected this process to determine our median employees as we believe such accumulated pay reasonably reflects the median employees’ annual total compensation taking into account all of our employees. Given that there has been no material change to our employee population, employee compensation programs or the median employees’ compensation, we have continued to identify the same employees reported in 2018 as our median employees for 2019. We calculated our median employees’ total compensation using the same methodology required by the SEC rules for disclosure of compensation to the principal executive officer in the “2019 Summary Compensation Table.”

The Compensation and Organization Development Committee’s Reflection on our Ratio

Our Compensation and Organization Development Committee recognizes that we compete to attract, retain, motivate and reward employees in very different businesses.

The Compensation and Organization Development Committee relies on market data and recommendations provided by the Consultant to structure variable pay opportunities (largely performance-based) for our NEOs, including our CEO, while management relies on competitive survey data, purchased from independent third parties, to determine competitive pay levels and bonus opportunities for other MPC and Speedway employees.

The Compensation and Organization Development Committee also relies on the Consultant’s assessment comparing our CEO’s realizable compensation relative to his peers in the industry versus MPC’s performance relative to its peers. This assessment determines whether our compensation programs appropriately align with our performance over a long-term period. The Compensation and Organization Development Committee has determined that our CEO’s realizable compensation is strongly aligned with MPC’s performance.

We believe our pay practices across different business segments are competitive and appropriate to meet the needs of our workforce and the business. The Compensation and Organization Development Committee does not make compensation decisions with the intent to manage our ratio. It believes that to do so would deviate from market competitive pay practices and could adversely affect the competitiveness of our operations.

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PROPOSAL 4. APPROVE EXECUTIVE COMPENSATION

Proposal 4. Approve, on an Advisory Basis, our Named Executive Officer Compensation

▶
Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the “Executive Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.
	✓	The Board recommends a vote FOR this proposal.

▶
Although this vote is nonbinding, the Compensation and Organization Development Committee values the opinions of our shareholders and expects to consider the voting results when making future decisions about executive compensation.

As described in the “Executive Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, our Compensation and Organization Development Committee has established executive compensation programs that reflect both Company and individual performance. Our Compensation and Organization Development Committee consistently exercises care and discipline in determining executive compensation and has structured our executive compensation programs to attract, motivate, retain and reward talented executives, with a focus on delivering business results and value to our shareholders.
Additionally, we think constructive dialogue with our shareholders provides meaningful feedback about specific executive compensation practices and programs, and we encourage shareholders to communicate directly with both Company management and the Compensation and Organization Development Committee about executive compensation. Shareholders may contact the Compensation and Organization Development Committee Chair to provide input on executive compensation matters at any time by email at: compchair@marathonpetroleum.com.
Shareholders may also contact management to provide input on executive compensation matters at any time by contacting Kristina Kazarian, Vice President, Investor Relations, by email at: ir@marathonpetroleum.com.
We conduct annual advisory votes on named executive officer compensation. Following the vote at the Annual Meeting, we expect that the next advisory vote on our compensation of our named executive officers will take place at our 2021 Annual Meeting.

Please read “Executive Compensation Discussion and Analysis” beginning on page 27 of this Proxy Statement, which describes in greater detail our compensation philosophy and programs, as well as the “2019 Summary Compensation Table” and other related compensation tables and narrative beginning on page 46, which provide detailed information on the compensation of our named executive officers. The Board of Directors recommends you approve the following resolution:

“RESOLVED, that the compensation paid to MPC’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

2020 Proxy Statement	67

Proposals 5-6. Shareholder Proposals
We provide the name and address of the proponent for each shareholder proposal, as well as the number of shares held.
Proposal 5. Shareholder Proposal Seeking a Simple Majority Vote
We have been notified that John Chevedden, whose address is 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, intends to present the following proposal for consideration at the 2020 Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no fewer than 100 shares of our common stock. We are not responsible for the contents of the proposal or supporting statement.
The Board of Directors recommends you vote FOR the proposal.
Shareholder Proposal and Supporting Statement
RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority of the votes cast for and against such proposals consistent with applicable laws.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner.
This same proposal topic won more than 99%-support at the 2018 MPC annual meeting but it still needed more votes to be approved. Our management could have adjourned the annual meeting to obtain these votes but failed to do so.
This proposal will pave the way for adoption of annual election of each director in order to address complacency by our directors as our stock fell from $80 to $61 in one-year. Meanwhile Birch Bayh and Charles Bunch received 5-times as many negative votes as another MPC director in 2019.
Currently, a 1%-minority can frustrate the will of our 79%-shareholder majority in an election with 80% of shares casting ballots. In other words a 1%-minority could have the power to prevent shareholders from improving the governance of our company like annual election of each director. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can simply stay out-to-lunch in response to an overwhelming 79%-vote of shareholders.
Please vote yes: Simple Majority Vote - Proposal 5

Board of Directors’ Response The Board has carefully considered this proposal and recommends you vote FOR it.

Our Certificate of Incorporation contains “supermajority voting requirements” requiring the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote to amend certain sections of the Certificate of Incorporation, including the sections relating to amendments to the Certificate of Incorporation. The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting requirements in our Certificate of Incorporation. While the Board continues to believe that these supermajority vote requirements have merit, it has determined that it is in the best interests of the Company and its shareholders to eliminate the supermajority voting requirements.

The Board recommends you vote FOR Proposal 5.

68	Marathon Petroleum Corporation

SHAREHOLDER PROPOSALS

Proposal 6. Shareholder Proposal Seeking a Report on Integrating Community Impacts Into the Company’s Executive Compensation Program
We have been notified that Sundance Family Foundation, whose address is 944 Grand Avenue, St. Paul, Minnesota 55105, intends to present the following proposal for consideration at the 2020 Annual Meeting. Sundance Family Foundation has submitted documentation indicating that it is the beneficial owner of 67 shares of our common stock. We are not responsible for the contents of the proposal or supporting statement.
The Board of Directors recommends you vote AGAINST the proposal.
Shareholder Proposal and Supporting Statement
Whereas: Marathon Petroleum states that "the well-being of our employees, contractors and neighboring communities is our highest priority...[and] minimizing our environmental impact is a serious priority."1
Marathon has one of the largest inventory of toxic hydrogen fluoride among US refiners subjecting the company to myriad risks. According to the EPA, Marathon's Garyville, Louisiana facility handles 445 tons on site - the most hydrogen fluoride of any of the 48 U.S. refineries reporting inventories. Its Texas City, Texas facility reported storing 180 tons to the EPA.
In June 2019, an explosion of hydrogen fluoride at a Philadelphia oil refinery, which stores less than one half the amount stored at Marathon's Garyville plant, injured workers, drew national attention, disrupted the community, and sent gasoline prices upward revealing the deadly harm and risks this chemical can cause - especially for neighboring communities.
However, safer alternatives exist. For example, some refineries are using safer catalysts such as advanced sulfuric acid and ionic liquids that have a dramatically lower risk of contributing to an explosion that would threaten surrounding communities.
At the same time, Marathon's inability to attend to the community concerns of its Detroit neighbors has led to considerable negative press attention and a local congressional hearing on pollution. At a September 2019 hearing, US Representative Tlaib called into question Marathon's commitment to community well-being after citing recent vapor leaks that sent workers to hospitals. She drew public attention to 13 documented violations of air permits and the Clean Air Act over six years at Marathon's Detroit refinery. These releases reportedly sent cancer causing toxic chemicals into nearby neighborhoods.
In 2019, Marathon's CEO signed the Business Roundtable's statement2 on the purpose of the corporation joining 180 CEOs who publicly commit to lead their companies for the benefit of all stakeholders - customers, employees, suppliers, communities, and shareholders. Implementing this commitment will require Marathon to include a broader set of stakeholders into its decision making. We believe that in order to deliver value to communities where it operates Marathon will need mechanisms that better align its community impact and executive compensation incentives.
For example, Newfield Exploration's incentive plan now includes community engagement among other more common metrics such as environment and safety factors.
Resolved: shareholders request the Board's Compensation Committee publish a report (at reasonable expense, within a reasonable time, and omitting confidential or propriety information) assessing the feasibility of integrating community stakeholder concerns and impacts into Marathon's executive compensation program which it describes in its annual proxy materials.
Supporting Statement: According to pages 30-34 of Company's 2018 proxy materials, the Annual Cash Bonus program includes internal safety and environmental performance metrics. While these are necessary and positive, community stakeholder concerns and impacts are a distinct and vitally important issue for Marathon and should be included, as we believe it would incentivize leadership to improve community relations and impact, reduce risk, enhance financial performance, and increase accountability.

1	https://www.marathonpetroleum.com/Responsibility/
2	https://opportunity.businessroundtable.org/wp-content/uploads/2019/09/BRT-Statement-on-the-Purpose-of-a-Corporation-with-Signatures-1.pdf

2020 Proxy Statement	69

SHAREHOLDER PROPOSALS

Board of Directors’ Response The Board has carefully considered this proposal and recommends you vote AGAINST it.

Our annual cash bonus program already incorporates several sustainability measures, including measures relating to environmental incidents, safety performance and process safety events, as further discussed on pages 30 and 35 of this Proxy Statement. Our Designated Environmental Incidents program in particular measures our environmental performance at our facilities against quantifiable goals set by our Compensation and Organization Development Committee. This metric reflects aggregate performance across our 16 refineries, over 30 gas processing and fractionation sites, nearly 10,000 miles of pipelines and over 100 terminals. It is designed to capture a broad variety of events that can impact our communities, including notices of violations with penalty, reportable releases that exceed certain thresholds, reportable spills, water quality exceedances and permit exceedances. Since 2013, we have reduced these events by 62% across our legacy assets and achieved an over 50% reduction in the first full year of implementation across our newly acquired Andeavor assets.

As discussed beginning on page 20 of this Proxy Statement, we are committed to corporate responsibility and sustainability. Our core value of Safety & Environmental Stewardship means we are committed to safe and environmentally responsible operations to protect the health and safety of our employees, contractors and communities, and our core value of Collaboration means we actively partner with our communities, governments and business partners to find and create shared value, making a positive difference together. Since 2011, we have published an annual Sustainability Report (previously the Citizenship Report), highlighting our commitment to our values, our communities and our environmental stewardship. Shareholders can view this report, which further demonstrates the shared commitment by our Board and management to community stakeholder concerns, at www.marathonpetroleum.com/Responsibility/Corporate-Citizenship/.

In addition, in 2018 the Board formed a standing Sustainability Committee, which is responsible for overseeing our health, environment, safety and security policies, plans, programs and practices, evaluating our performance under these programs, monitoring the Company’s engagement with stakeholders on these important matters, and overseeing our public reporting, including our annual Sustainability Report and Climate-Related Scenarios report. Shareholders can read more about the Sustainability Committee on pages 17 and 20 of this Proxy Statement and view the Committee’s charter at www.marathonpetroleum.com/About/Board-of-Directors/.

The Compensation and Organization Development Committee believes that holding our executives accountable for performance against quantifiable metrics, such as those relating to environmental and safety performance, process safety and environmental incidents, is a best practice. Unlike our current metrics, a “community stakeholder concerns and impacts” metric would be difficult to measure and audit. In addition, the Committee has full discretion under the annual cash bonus program to reduce or completely eliminate awards under the program if it deems that our performance in any area, including our impact on the communities where we live and operate, has been unsatisfactory.

The Compensation and Organization Development Committee will continue to evaluate the annual cash bonus program, as part of its design of our overall executive compensation program, and adjust metrics as it deems appropriate to drive our performance in all areas, including those related to our environmental stewardship and our corporate citizenship, as further described on page 30 of this Proxy Statement. The Board believes that our shareholders trust the Compensation and Organization Development Committee, comprised entirely of independent directors elected by our shareholders, to design our executive compensation program in a way that is appropriate to drive the responsible, long-term growth of our business. Requiring the Committee to prepare the specific report concerning an uncommon metric as requested by this proposal is unnecessary and would interfere with the Committee’s discretion to design and monitor an effective executive compensation program that is responsive to business goals and market conditions.

Therefore, the Board recommends you vote AGAINST Proposal 6.

70	Marathon Petroleum Corporation

Other Information
Stock Ownership Information
Security Ownership by Management
The following table shows the number of shares of MPC common stock and MPLX common units beneficially owned as of January 31, 2020 by each director and NEO, and by all current directors and executive officers as a group. The address for each person is c/o Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840. Unless otherwise indicated, to our knowledge, each person or member of the group listed has sole voting and investment power with respect to the securities shown, and none of the shares or units shown is pledged as security. As of January 31, 2020, there were 649,486,869 shares of MPC common stock outstanding and 1,058,401,784 MPLX common units outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Total Outstanding (%)
	MPC Common Stock	MPLX Common Units	MPC	MPLX
Abdulaziz F. Alkhayyal	8,723	1,900	*	*
Evan Bayh	48,512	27,748	*	*
Charles E. Bunch	18,261	5,965	*	*
Jonathan Z. Cohen	747	198	*	*
Steven A. Davis	35,112	42,929	*	*
Edward G. Galante	10,214	5,071	*	*
Gregory J. Goff	2,249,189	385,168	*	*
Timothy T. Griffith	337,955	39,404	*	*
Gary R. Heminger	3,141,178	316,810	*	*
Michael J. Hennigan	82,845	137,305	*	*
Anthony R. Kenney	615,646	17,214	*	*
James E. Rohr	48,112	21,486	*	*
Kim K.W. Rucker	54,193	17,101	*	*
J. Michael Stice	7,713	9,197	*	*
John P. Surma	47,412	31,502	*	*
Donald C. Templin	640,716	102,111	*	*
Susan Tomasky	14,471	889	*	*
All Current Directors and Executive Officers as a Group (19 individuals)	4,977,539	822,115	*	*

*	Less than 1% of common shares or common units outstanding, as applicable.
MPC Common Stock ownership amounts include:

▶
Restricted stock unit awards, which vest upon the director’s retirement from service on the Board, as follows: Mr. Alkhayyal, 8,723; Mr. Bayh, 37,412; Mr. Bunch, 12,646; Mr. Cohen, 747; Mr. Davis, 20,612; Mr. Galante, 3,801; Mr. Rohr, 20,612; Ms. Rucker, 3,801; Mr. Stice, 7,713; Mr. Surma, 37,412; Ms. Tomasky, 3,801.

▶	For Messrs. Bayh, Goff, Surma and Templin, shares of common stock held by or with spouse, with spouse as co-trustee or by trust for the benefit of spouse.

▶	Shares of common stock indirectly beneficially held in trust as follows: Mr. Davis, 10,500; Mr. Heminger, 206,202; Mr. Kenney, 56,930; Mr. Rohr, 27,500; Mr. Surma, 10,000.

▶
All stock options exercisable within 60 days of January 31, 2020 as follows: Mr. Goff, 488,350; Mr. Griffith, 283,275; Mr. Heminger, 2,541,680; Mr. Hennigan, 40,791; Mr. Kenney, 497,503; Mr. Templin, 541,751; all other executive officers, 364,302. Includes 721,705 stock options exercisable by the applicable current and former executive officers but not in the money as of January 31, 2020.

▶
For Mr. Goff: (i) 473,299 restricted stock units converted from previously outstanding Andeavor awards, (ii) 268,383 shares held by G Goff Foundation Inc., for which Mr. Goff acts as trustee with shared voting and

2020 Proxy Statement	71

STOCK OWNERSHIP INFORMATION

investment power, and (iii) 38,875 shares held in trust for which Mr. Goff acts as trustee with shared voting and investment power.
MPLX Common Unit ownership amounts include:

▶
Phantom unit awards, which settle in common units upon a director’s retirement from service on the Board, as follows: Mr. Alkhayyal, 1,900; Mr. Bayh, 3,748; Mr. Bunch, 2,535; Mr. Cohen, 198; Mr. Davis, 3,390; Mr. Galante, 889; Mr. Rohr, 3,390; Ms. Rucker, 889; Mr. Stice, 8,497; Mr. Surma, 24,002; Ms. Tomasky, 889.

▶	For Messrs. Bayh, Goff and Templin, common units held by or with spouse, with spouse as co-trustee or by trust for the benefit of spouse.

▶	Common units indirectly beneficially held in trust as follows: Mr. Davis, 32,500; Mr. Heminger, 174,515; Mr. Rohr, 18,096; Mr. Stice, 700.

▶	For Messrs. Goff, Heminger and Kenney, 179,725, 77,852 and 7,758 phantom unit awards, respectively, which are no longer subject to forfeiture.

▶	Phantom unit awards, which may be forfeited under certain conditions, as follows: Mr. Griffith, 17,188; Mr. Hennigan, 113,543; Mr. Templin, 30,221; all other executives, 35,227.
Security Ownership by Certain Beneficial Owners
The following table sets forth information as to each shareholder of whom we are aware that, based on filings with the SEC, beneficially owned 5% or more of the outstanding shares of our common stock as of December 31, 2019.

	Amount and Nature of Beneficial Ownership		Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	58,613,661	9.0%	52,386,930	—	58,613,661	—
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	53,872,573	8.3%	969,052	191,775	52,771,047	1,101,526
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	32,393,987	5.0%	—	29,595,278	—	32,387,849
Percent of Class is based on 649,503,967 MPC shares outstanding as of February 17, 2020.
BlackRock, Inc. Amounts are derived from Schedule 13G/A filed with the SEC on February 10, 2020.
The Vanguard Group. Amounts are derived from Schedule 13G/A filed with the SEC on February 12, 2020. Per the Schedule 13G/A, two wholly owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., as investment managers of collective trust accounts and investment offerings, respectively, are beneficial owners of 733,282 shares and 592,917 shares, respectively.
State Street Corporation. Amounts are derived from Schedule 13G/A filed with the SEC on February 13, 2020.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our voting stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock or other equity securities. Based solely on our review of the reporting forms and written representations provided by the individuals required to file reports, we believe that during the year ended December 31, 2019, our directors, executive officers and greater-than-10% beneficial holders filed the required reports on a timely basis under Section 16(a), except that a Form 3 filed upon Mr. Hennigan’s initial designation as an MPC Section 16 officer underreported his MPC common stock ownership due to an administrative oversight.

72	Marathon Petroleum Corporation

Related Party Transactions
Policy and Procedures with Respect to Related Person Transactions
The Board has adopted a Related Person Transactions Policy to establish procedures for the notification, review, approval, ratification and disclosure of related person transactions. Our intent is to enter into or ratify a related person transaction only when the Board, acting through the Corporate Governance and Nominating Committee, determines that the transaction is in the best interests of our shareholders and us.
The material features of the policy are:

▶
Annually, and at other times as circumstances require, directors, director nominees and executive officers must submit updated information sufficient for the Corporate Governance and Nominating Committee to identify the existence and evaluate possible related person transactions not previously approved or ratified. Known transactions with beneficial owners of 5% or more of our common stock are also assessed.

▶
Any related person transaction that has not been previously approved or ratified must be submitted to the Corporate Governance and Nominating Committee, which considers whether ratification, amendment or termination of the transaction is in the best interests of our shareholders and us.

▶
We may not hire any immediate family member of a director or executive officer unless approved by the Corporate Governance and Nominating Committee. If an employee’s immediate family member becomes our director or executive officer, no material change in that employee’s terms of employment, including compensation, may be made without the prior approval of the Corporate Governance and Nominating Committee.

Find more online

The Related Person Transactions Policy is available on the “Corporate Governance” page of our website, at www.marathonpetroleum.com/Investors/Corporate-Governance/.

Directors, Officers and Immediate Family Members
Kim K.W. Rucker, a member of the Board, served as Executive Vice President, General Counsel and Secretary of Andeavor prior to the Andeavor Merger. Effective October 1, 2018, she ceased serving in that role for Andeavor and was appointed as a member of the Board. Under Andeavor’s change in control plan, Ms. Rucker was entitled to deferred payments relating to her termination with Andeavor. During 2019, she was paid an aggregate of $12,838,999 in cash, vested equity and associated dividends and distributions in connection with these obligations. Ms. Rucker also participated in certain of Andeavor’s retirement plans during her service at Andeavor. Under the Andeavor Restoration Pension Plan, she received an aggregate of $11,136 during 2019, and is entitled to receive a monthly payment of $976 for her lifetime. Under the Andeavor Executive Deferred Compensation Plan, Ms. Rucker received a payout in the amount of $107,199 during 2019, and a payout in the amount of $36,598 in early 2020. No additional payments will be made to her under this plan.
Darla Burns, the sister of our Chairman and CEO, Gary R. Heminger, serves as a project manager for one of our subsidiaries. Ms. Burns has been employed by our subsidiaries and us for over 30 years. In 2019, she was paid an aggregate of $183,790 in compensation.
Evan Barbosa, who serves as a manager in our investor relations department, is the son-in-law of Steven A. Davis, a member of the Board since 2013. Mr. Barbosa previously was employed by Andeavor and joined MPC at the time of the Andeavor Merger in 2018. Because of his relationship to Mr. Davis, Mr. Barbosa’s continuing employment with the combined company was reviewed and approved by the Corporate Governance and Nominating Committee consistent with our policy as described above. In 2019, he was paid an aggregate of $319,261 in compensation and relocation assistance.

2020 Proxy Statement	73

RELATED PARTY TRANSACTIONS

Relationship with MPLX
As of February 17, 2020, we owned through our affiliates approximately 63% of MPLX’s outstanding common units. We also own through our affiliates 100% of MPLX GP, which in turn owns the non-economic general partner interest in MPLX. MPLX GP manages MPLX’s operations and activities through its officers and directors. In addition, various of our officers and directors also serve as officers and/or directors of MPLX. Accordingly, we view transactions between MPLX and us as related party transactions and have provided the following disclosures with respect to such transactions during 2019. Unless the context otherwise requires, references in the following discussion to “we” or “us” refer to our affiliates and us.
MPLX acquired ANDX (the “ANDX Merger”) effective July 30, 2019. ANDX public unitholders received 1.135 MPLX common units for each ANDX unit held, and our affiliates received 1.0328 MPLX common units for each ANDX unit held. This resulted in the issuance of MPLX common units of approximately 102 million units to public unitholders and approximately 161 million units to us. The units issued to us were valued at approximately $4.7 billion as of the transaction closing.
Prior to the ANDX Merger, we owned through our affiliates approximately 64% of ANDX’s outstanding common units and 100% of Tesoro Logistics GP, LLC, its general partner. Tesoro Logistics GP, LLC managed ANDX’s operations and activities through its officers and directors. Accordingly, we consider transactions between ANDX and us, both before and following the ANDX Merger, to be related party transactions and have included them in the following disclosure.
Distributions
In 2019, pursuant to its partnership agreement, MPLX made cash distributions to its unitholders, including us, of $1,529 million with respect to our limited partner interest.
In 2019, pursuant to its partnership agreement, ANDX made cash distributions to its unitholders, including us, of $294 million with respect to our limited partner interest.
Reimbursements
Under its partnership agreement, MPLX reimburses MPLX GP and its affiliates, including us, for all costs and expenses incurred on MPLX’s behalf. The amount reimbursed by MPLX in 2019 was $4 million.
Transactions and Commercial and Other Agreements with MPLX
During 2019, pursuant to the agreements described below, we paid MPLX $3,455 million for services, $48 million for management services and $1,196 million for rent expenses; received $1,787 million in reimbursements for services provided and costs and expenses incurred on behalf of MPLX and for products sold to MPLX; and purchased $140 million of certain products from MPLX.
Under various long-term, fee-based commercial agreements, MPLX provides transportation, terminal and storage services to us, and we provide MPLX with minimum quarterly throughput volumes on crude oil and refined products systems, and minimum storage volumes of crude oil and refined products. We also pay a fixed fee for 100% of available capacity for boats, barges and third-party chartered equipment under the marine transportation service agreement.
Under our operating services agreements, MPLX operates various pipelines owned by us, and we pay MPLX or its subsidiaries an operating fee for operating the assets and reimburse MPLX for all associated direct and indirect costs. Most of these agreements are indexed for inflation. These agreements have terms ranging from one to five years and automatically renew unless terminated by either party.
Under our management services agreement, Hardin Street Marine LLC, an MPLX subsidiary, receives a fixed annual fee for providing oversight and management services for our marine business. This fee is adjusted annually for inflation and any changes in the scope of the management services provided. It expires on January 1, 2021, and automatically renews for two additional terms of five years each unless terminated by either party.

Under our omnibus agreements, MPLX pays us a fixed annual fee for executive management services and general and administrative services, as well as any associated out-of-pocket costs and expenses. We have agreed to indemnify MPLX for certain matters, including environmental, title and tax matters.
Under various employee services agreements, MPLX reimburses us for employee benefit expenses and costs incurred for certain operational and management services.

74	Marathon Petroleum Corporation

RELATED PARTY TRANSACTIONS

Under our time sharing agreement, MPLX GP is entitled to use certain aircraft leased and operated by MPC in connection with the management and operations of MPLX. MPLX GP reimburses MPC for the costs associated with leasing and operating the aircraft based on MPLX GP’s actual use of the aircraft. The agreement will remain in effect until terminated by either party.
Loan Agreements
On December 4, 2015, MPC Investment LLC, our wholly owned subsidiary, entered into a loan agreement with MPLX. Under the terms of the agreement, MPC Investment will make loans to MPLX on a revolving basis as requested by MPLX and as agreed to by MPC Investment. On April 27, 2018, MPLX and MPC Investment entered into an amendment to the loan agreement to increase the borrowing capacity thereunder from $500 million to $1 billion in aggregate principal amount of all loans outstanding at any one time. On July 31, 2019, MPLX and MPC Investment amended and restated the loan agreement to increase the borrowing capacity thereunder from $1 billion to $1.5 billion in aggregate principal amount of all loans outstanding at any one time. In addition, the maturity date for borrowings under the loan agreement was extended from December 4, 2020 to July 31, 2024, provided that MPC Investment may demand payment of all or any portion of the outstanding principal amount of the loans, together with all accrued and unpaid interest and other amounts (if any), at any time prior to the maturity date. Borrowings under the loan agreement bear interest at the one-month LIBOR rate plus 1.25%, or such lower premium then applicable under MPLX’s revolving credit facility. During 2019, MPLX borrowed $8,540 million and repaid $7,946 million, resulting in an outstanding balance of $594 million at December 31, 2019. Borrowings bore interest at an average rate of 3.52%.
On December 21, 2018, we entered into a loan agreement with ANDX, pursuant to which we could make loans to ANDX on a revolving basis in an aggregate principal amount not to exceed $500 million outstanding at any one time. The entire unpaid principal amount of the loan, together with all accrued and unpaid interest and other amounts (if any), was due and payable on December 21, 2023, provided that we could demand payment of all or any portion of the outstanding principal amount of the loan, together with all accrued and unpaid interest and other amounts, if any, at any time prior to the maturity date. Any unpaid principal amount would accrue at a rate equal to the sum of (i) the one-month term LIBOR for dollar deposits, plus (ii) a premium of 175 basis points (or such lower premium then applicable under ANDX’s credit agreements). There were no borrowings on this loan during 2019. This agreement was terminated on July 30, 2019 in connection with the ANDX Merger.

2020 Proxy Statement	75

FAQs About Voting and the Annual Meeting

Q.	When and where is the Annual Meeting?

A.
The 2020 Annual Meeting of Shareholders will be held on Wednesday, April 29, 2020, beginning at 10 a.m. EDT at the Auditorium of Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840.

Q.	What am I voting on and how does the Board recommend that I vote?

A.	The following table summarizes each proposal, the Board’s voting recommendations for each proposal and the vote required for each proposal to pass.

Proposal	Board Recommendation	Page Reference	Voting Standard
Proposal 1. Amend the Certificate of Incorporation to phase out the classified Board of Directors	FOR	4	80% of outstanding shares entitled to vote
Proposal 2. Elect four Directors to Class III	FOR each nominee	5	Majority of votes cast for each Director
Proposal 3. Ratify the independent auditor for 2020	FOR	26	Majority of votes cast
Proposal 4. Approve, on an advisory basis, our named executive officer compensation	FOR	67	Majority of votes cast
Proposal 5. Shareholder proposal	FOR	68	Majority of votes cast
Proposal 6. Shareholder proposal	AGAINST	69	Majority of shares present

Q.	Who is entitled to vote?

A.
You may vote if you were a holder of MPC common stock at the close of business on March 2, 2020, which is the record date for our Annual Meeting. On that date, there were 650,000,632 shares of our common stock outstanding and entitled to be voted at the Annual Meeting. Each share is entitled to one vote.

Q.	Can I attend the Annual Meeting? How do I gain admission?

A.
All shareholders are invited to attend the Annual Meeting. Shareholders of record will need to have a valid form of identification to be admitted to the meeting. If you are a beneficial owner—i.e., your ownership is through a broker or other intermediary—you will need to have a valid form of identification, as well as proof of your share ownership to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice as proof of ownership.

Q.	May I vote at the Annual Meeting?

A.
Shareholders of record may vote at the Annual Meeting using ballots we will provide at the meeting. If you are a beneficial owner and wish to vote at the Annual Meeting, you must contact the broker or other organization that holds your shares to obtain a legal proxy form, and bring this form with you to the Annual Meeting.

Q.	How do I vote if I do not plan to attend the Annual Meeting?

A.	Shareholders who do not intend to vote at the Annual Meeting may vote using any of the following methods:

Voting Method	Shareholder of Record	Beneficial Owner of Shares
Internet	Follow the instructions in the Notice.	Follow the instructions in the Notice forwarded to you by your broker or other intermediary.
Telephone	Call the toll-free number on your proxy card.	Call the toll-free telephone number on your voting instruction form.
Mail	Return your completed and signed proxy card in the provided envelope.	Return your completed and signed voting instruction form in the provided envelope.

76	Marathon Petroleum Corporation

FAQS ABOUT VOTING AND THE ANNUAL MEETING

Q.	How do I know whether I am a shareholder of record or a beneficial owner of shares?

A.
If your shares are registered in your name with our transfer agent, Computershare Trust Company N.A., you are a shareholder of record with respect to those shares, and you received the Notice or printed proxy materials directly from us. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are the “beneficial owner” of such shares and the Notice or printed proxy materials were forwarded to you by that organization. In that circumstance, the organization is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct the organization how to vote the shares held in your account.

Q.	How are votes counted?

A.	Each share counts as one vote.

Q.	May I change or revoke my vote?

A.
If you are a shareholder of record, you may change or revoke your vote before the Annual Meeting by submitting a subsequent proxy card, voting again via telephone or the Internet, by written request to our Corporate Secretary prior to the meeting or by attending the Annual Meeting and voting your shares in person. Any change or revocation of your vote must be received by the applicable voting deadlines.

If you are a beneficial owner of shares, you must contact your broker or other intermediary with whom you have an account to change or revoke your voting instructions.

Q.	What is the voting requirement to approve each proposal?

A.
Proposal 1 will be approved if it receives the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Proposal 2. Our Bylaws include a majority vote standard for uncontested director elections. Because the number of nominees does not exceed the number of directors to be elected at the Annual Meeting, the election of each director nominee is uncontested and thus requires a majority of the votes cast. Abstentions and broker non-votes will not be considered votes “cast” and will have no effect on the outcome. Any director nominee who does not receive a majority of the votes cast is required by our Bylaws to submit an irrevocable resignation to the Corporate Governance and Nominating Committee of the Board, which will make a recommendation to the Board as to whether to accept or reject the resignation or take other action. The Board would, within 90 days following certification of the election results, publicly disclose its decision regarding the resignation and, if such resignation was rejected, the rationale behind the decision.
Proposal 3 will be approved if it receives the affirmative vote of a majority of the votes cast. Abstentions will not be considered votes “cast” and will have no effect on the outcome. Because the ratification of an independent auditor is a routine matter on which brokers may vote, there will be no broker non-votes with respect to this proposal.
Proposal 4 will be approved if it receives the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be considered votes “cast” and will have no effect on the outcome. Although the advisory vote on this proposal is nonbinding, the Board will consider the results of the vote when making executive compensation decisions.
Proposal 5 will be approved if it receives the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be considered votes “cast” and will have no effect on the outcome.
Proposal 6 will be approved if it receives the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Q.	What are “broker non-votes?”

A.
The New York Stock Exchange permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from such customers. The ratification of an independent auditor is an example of a routine matter on which brokers may vote in this manner. Brokers may not vote their customers’ shares on non-routine matters such as the election of directors or proposals related to

2020 Proxy Statement	77

FAQS ABOUT VOTING AND THE ANNUAL MEETING

executive compensation unless they have received voting instructions from their customers. Shares held by brokers on behalf of customers who do not provide voting instructions on non-routine matters are “broker non-votes.”

Q.	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed materials?

A.
We provide our proxy materials over the Internet. Unless you request a printed copy of the proxy materials, we will send you a Notice explaining how to access the proxy materials over the Internet or to request a printed copy. This allows us to expedite your receipt of proxy materials, conserve natural resources and lower the cost of the meeting. You can request proxy materials in printed form by following the instructions provided in the Notice.

Q.	Will I receive more than one copy of the proxy materials if multiple shareholders share my address?

A.
Unless we have received contrary instructions from one or more of the shareholders sharing your address, we will send only one set of proxy materials to your address. Upon request, we will forward a separate copy of proxy materials to any shareholder at your address. If you wish to receive a separate copy of the proxy materials, you may call us at (419) 421-3711 or write to us at Marathon Petroleum Corporation, Shareholder Services Office, 539 South Main Street, Findlay, OH 45840. Shareholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single set by calling us at the above number or writing to us at the above address.

Q.	What constitutes a quorum?

A.
Under our Bylaws, a quorum is a majority of the voting power of the outstanding shares of stock entitled to vote. Both abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q.	Will any other matters be presented at the Annual Meeting?

A.
If any matters are presented at the Annual Meeting other than the proposals on the proxy card, the Proxy Committee will vote on them using their best judgment. Your signed proxy card, or Internet or telephone vote, provides this authority. Under our Bylaws, notice of any matter (including director nominations outside of our proxy access process) to be presented by a shareholder for a vote at the Annual Meeting must have been received by December 15, 2019, and must have been accompanied by certain information about the shareholder presenting it.

Q.	How are proxies solicited and what are the costs of proxy solicitation?

A.
We will pay the costs of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We intend to retain Innisfree M&A Incorporated, a professional proxy soliciting organization, and Okapi Partners LLC, a professional proxy soliciting organization, to assist with the solicitation of proxies for fees of approximately $18,500 and $75,000, respectively, plus a charge for telephone solicitations and reimbursement for certain expenses. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

Q.	When must shareholder proposals and director nominations be submitted for the 2021 Annual Meeting?

A.
In accordance with our Bylaws, shareholder proposals submitted for inclusion in our 2021 Proxy Statement must be received in writing by our Corporate Secretary no later than the close of business on November 16, 2020. Notices of shareholder director nominations for inclusion in our 2021 Proxy Statement must be received by our Corporate Secretary on or after October 17, 2020, and no later than November 16, 2020, and must comply with our proxy access Bylaw provisions. Shareholder proposals (including director nominations) submitted outside the process for inclusion in our 2021 Proxy Statement must be received from shareholders of record on or after November 16, 2020, and no later than December 16, 2020, and must be accompanied by certain information about the shareholder making the proposal, in accordance with our Bylaws.

78	Marathon Petroleum Corporation

Appendix I
PROPOSED AMENDMENT TO THE
MPC RESTATED CERTIFICATE OF INCORPORATION

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX
BOARD OF DIRECTORS

1. Authority of the Board. The business and affairs of the Corporation will be managed by or under the direction of the Board. In addition to the authority and powers conferred on the Board by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board that would have been valid if such Bylaws or amendment had not been adopted.
2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than twelve (12). In the event of any change in the authorized number of Directors prior to the date of the 2022 annual meeting of stockholders, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. ~~The~~In the event of any change in the authorized number of Directors prior to the date of the 2022 annual meeting of stockholders, the Board shall specify the class to which a newly created directorship shall be allocated.
3. Classification and Terms of Directors. ~~The~~ Prior to the date of the 2022 annual meeting of stockholders, the Directors (other than those Directors, if any, elected by the holders of any series of Preferred Stock pursuant to the Preferred Stock Designation for such series of Preferred Stock, voting separately as a class), will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. ~~Each Director~~Any Director elected prior to the date of the 2020 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that Director was elected~~; provided, however, that the Directors first designated as Class I Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2011, the Directors first designated as Class II Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2012, and the Directors first designated as Class III Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2013~~. Each Director elected at the 2020 annual meeting of stockholders will be elected for a one-year term expiring at the 2021 annual meeting of stockholders. Each Director elected at the 2021 annual meeting of stockholders will be elected for a one-year term expiring at the 2022 annual meeting of stockholders. At the 2022 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all Directors will be elected for a one-year term expiring at the next annual meeting of stockholders. Each Director will hold office until the annual meeting of stockholders at which that Director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the applicable Preferred Stock Designation.
4. Election and Succession of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide. At each annual election prior to the date of the 2022 annual meeting of stockholders, the Directors chosen to succeed those whose terms then expire will be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

2020 Proxy Statement	I-1

APPENDIX I

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL, ~~or~~ (b) prior to the date of the 2022 annual meeting of stockholders, for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class or (c) on or after the date of the 2022 annual meeting of stockholders, with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.
6. Vacancies. Subject to the rights, if any, of holders of Preferred Stock as set forth in any Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the Directors remaining in office even if they represent less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. ~~Any~~Prior to the date of the 2022 annual meeting of stockholders, any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until that Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. From and after the date of the 2022 annual meeting of stockholders, any Director elected in accordance with the first sentence of this paragraph 6 to Article SIX will hold office until the next succeeding annual meeting of stockholders and thereafter until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. Except as a Preferred Stock Designation may provide otherwise with respect to a Director elected pursuant to such Preferred Stock Designation, no decrease in the number of Directors constituting the Board will shorten the term of any incumbent Director.

I-2	Marathon Petroleum Corporation

To Toledo / Detroit
Township Rd. 99
Trenton Ave.
224
Blanchard St.
12
EXIT 159
FINDLAY HIGH SCHOOL
75
Fostoria Ave.
224
Tiffin Ave.
Main St.
Main Cross St.
Osborne
EXIT 157
12
COURT HOUSE
W. Sandusky St.
E. Sandusky St.
568
Hardin St.
Lincoln St.
Marathon Petroleum Corporation
Visitor Parking Lot
EXIT 156
Blanchard Ave.
N
Sixth St.
Lima Ave.
HOSPITAL
37
FINDLAY AIRPORT
75
68
Main St.
To Lima / Dayton
15
To US-23 /OH-15 Columbus

From Toledo / Detroit

- I-75 South toward Dayton
- Take exit 157 for OH-12 toward Findlay / Columbus Grove
- Turn left onto OH-12 East, West Main Cross St., 1.2 miles
- Turn right onto South Main St. at Hancock County courthouse
- Turn left onto Hardin St. Watch for visitor parking signs.

From Lima / Dayton

- I-75 North toward Toledo
- Take exit 157 for OH-12 toward Columbus Grove / Findlay
- Turn right onto OH-12 East, West Main Cross St., 1.1 miles
- Turn right onto South Main St. at Hancock County courthouse
- Turn left onto Hardin St. Watch for visitor parking signs.

From Marion / Columbus

- US-23 North
- Slight right to stay on US-23 North
- Continue onto OH-15 West
- Take the US-68 ramp toward Kenton / South Main St.
- Turn right onto South Main St.
- Continue to follow South Main St.
- Turn right onto Hardin St. Watch for visitor parking signs.

From Cleveland

- I-90 West to OH-4 South. Take exit 110 from I-90 West
- Continue on OH-4 South to Scipio Township
- Follow US-224 West to Main St., turn left on Main St.
- Turn left onto Hardin St. Watch for visitor parking signs.

MARATHON®

Marathon Petroleum Corporation

539 South Main Street
Findlay, OH 45840

419-422-2121

*** Exercise Your *Right* to Vote ***

MARATHON PETROLEUM CORPORATION

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 2, 2020
Date: April 29, 2020 **Time:** 10:00 AM Eastern Time
Location: Marathon Petroleum Corporation
539 South Main Street
Findlay, OH 45840-3229

Marathon Petroleum Corporation

MARATHON PETROLEUM CORP.
539 SOUTH MAIN STREET
FINDLAY, OH 45840-3229

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E97902-P35572

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for receiving a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 15, 2020 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E97903-P35572

Voting Items

Your Board of Directors recommends you vote FOR Item 1:

Your Board of Directors recommends you vote FOR the following Director nominees for Class III for a one-year term expiring in 2021 (if Item 1 is approved), or a three-year term expiring in 2023 (if Item 1 is not approved):

2. Election of Class III director nominees.

Nominees:

2a. Steven A. Davis

2b. J. Michael Stice

2c. John P. Surma

2d. Susan Tomasky

Your Board of Directors recommends you vote FOR Items 3, 4 and 5:

3. Ratification of the selection of PricewaterhouseCoopers LLP as the company's independent auditor for 2020.

4. Approval, on an advisory basis, of the company's named executive officer compensation.

5. Shareholder proposal seeking simple majority vote provisions.

Your Board of Directors recommends you vote AGAINST Item 6:

E97904-P35572

Marathon Petroleum Corporation

MARATHON PETROLEUM CORP.
539 SOUTH MAIN STREET
FINDLAY, OH 45840-3229

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, April 28, 2020, for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 26, 2020, for shares held in the Marathon Petroleum Thrift Plan (including the Speedway Retirement Savings Sub-Plan). Have your proxy card and voting instruction form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, April 28, 2020, for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 26, 2020, for shares held in the Marathon Petroleum Thrift Plan (including the Speedway Retirement Savings Sub-Plan). Have your proxy card and voting instruction form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E97893-P35572 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD AND VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MARATHON PETROLEUM CORP.

Your Board of Directors recommends you vote FOR Item 1:	**For**	**Against**	**Abstain**
1. Approval of an amendment to the company's Restated Certificate of Incorporation to phase out the classified Board of Directors.	☐	☐	☐

Your Board of Directors recommends you vote FOR the following Director nominees for Class III for a one-year term expiring in 2021 (if Item 1 is approved), or a three-year term expiring in 2023 (if Item 1 is not approved):

2. Election of Class III director nominees.

Nominees:	**For**	**Against**	**Abstain**
2a. Steven A. Davis	☐	☐	☐
2b. J. Michael Stice	☐	☐	☐
2c. John P. Surma	☐	☐	☐
2d. Susan Tomasky	☐	☐	☐

Your Board of Directors recommends you vote FOR Items 3, 4 and 5:	**For**	**Against**	**Abstain**
3. Ratification of the selection of PricewaterhouseCoopers LLP as the company's independent auditor for 2020.	☐	☐	☐
4. Approval, on an advisory basis, of the company's named executive officer compensation.	☐	☐	☐
5. Shareholder proposal seeking simple majority vote provisions.	☐	☐	☐

Your Board of Directors recommends you vote AGAINST Item 6:	**For**	**Against**	**Abstain**
6. Shareholder proposal seeking a report on integrating community impacts into the company's executive compensation program.	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E97894-P35572

Proxy Card and Voting Instruction Form

This Proxy Card and Voting Instruction Form are solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 29, 2020

For shares held by registered holders

The undersigned hereby appoints Gary R. Heminger, James E. Rohr and Donald C. Templin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marathon Petroleum Corporation common stock registered to the undersigned which the undersigned is entitled to vote (the "Registered Shares") and, in their discretion, to vote the Registered Shares upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 29, 2020, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. **You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the Registered Shares unless you sign and return the proxy card.**

For shares held in the Marathon Petroleum Thrift Plan (including the Speedway Retirement Savings Sub-Plan)

These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Petroleum Thrift Plan. The undersigned, as a participant in the Marathon Petroleum Thrift Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned's account under the Marathon Petroleum Thrift Plan (the "Credited Shares") at the Annual Meeting of Shareholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the Meeting, including the matters described in the 2020 Notice of Annual Meeting and Proxy Statement. In the Trustee's discretion, it may vote Credited Shares upon such other matters as may properly come before the Meeting. **Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the form is not signed, or if the form is not received by April 26, 2020, the Credited Shares will not be voted. You cannot vote the Credited Shares in person at the Annual Meeting; the Trustee is the only one who can vote the Credited Shares.**

PROXY CARD AND VOTING INSTRUCTION FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE